Exhibit 2.1

EXECUTION COPY

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

among

STR HOLDINGS LLC,

STR ACQUISITION, INC.

and

SPECIALIZED TECHNOLOGY RESOURCES, INC.

Dated as of June 15, 2007

i

Exhibit A	Employment Term Sheets
Exhibit B	Form of Contribution Agreement
Exhibit C	Guaranty
Exhibit D	Certificate of Incorporation
Exhibit E	Bylaws
Exhibit F	Form of Equity Commitment Letter
Exhibit G	Form of Debt Commitment Letter
Exhibit H	Form of Indemnity Escrow Agreement

v

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2007 (this “Agreement”), is among STR Holdings LLC, a Delaware limited liability company and successor to STR Holdings, Inc. (the “Acquiror”), STR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Acquiror (“Sub”) and Specialized Technology Resources, Inc., a Delaware corporation (the “Company”).

RECITALS

A.                                   STR Holdings, Inc., as the original acquiror, Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of April 21, 2007 (the “Original Agreement”).

B.                                     STR Holdings, Inc. was converted to the Acquiror by filing a Certificate of Conversion with the Delaware Secretary of State.

C.                                     Acquiror, Sub and the Company desire hereby to amend and restate the Original Agreement in its entirety .

D.                                    The Boards of Directors of each of the Company and Sub and the Board of Managers of the Acquiror have (i) determined that the merger of Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein would still be advisable, fair and in the best interests of their respective members and stockholders, as applicable, and (ii) approved the Merger upon the terms and conditions set forth in this Agreement pursuant to the Delaware General Corporation Law (the “DGCL”).

E.                                      The stockholders of the Company have approved this Agreement and the Merger upon the terms and conditions set forth herein pursuant to the DGCL immediately after the execution and delivery of this Agreement.

F.                                      Concurrent with the execution and delivery of this Agreement, the Management Employees have agreed to enter into employment agreements that will contain the terms set forth in Exhibit A providing for continued employment with the Surviving Corporation, such employment agreements to be effective at the Closing.

G.                                     Concurrently with the execution of this Agreement, the Fund has entered into the Equity Commitment Letter and the Guaranty.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                      Certain Defined Terms.  For purposes of this Agreement:

“Acquiror Material Adverse Effect” means any event, change, circumstance, effect or state of facts that is materially adverse to the ability of the Acquiror or Sub to perform its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby.

“Action” means any claim (including counterclaims), action, suit, arbitration, or proceeding by or before any Governmental Authority.

“Affiliate”, with respect to any specified Person, means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Ancillary Agreements” means the Indemnity Escrow Agreement, Paying Agent Agreement, Equity Commitment Letter and Guaranty.

“Business” means the business of solar power panel encapsulant manufacturing and consumer product quality assurance services in which the Company and its Subsidiaries are engaged.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Cash” means the cash and cash equivalents of the Company and its Subsidiaries on hand, including cash deposits, net of the Taxes payable on the Repatriated Amount from the distribution of such Repatriated Amount to the Company from its foreign Subsidiaries and less the amounts of any unpaid checks, drafts and wire transfers issued on or prior to the date of determination, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Closing Date Indebtedness” means a reasonable, good faith estimate, as set forth in a certificate, executed by the Chief Financial Officer of the Company, of the aggregate amount as of the start of business on the Closing Date of the Indebtedness of the Company and its Subsidiaries, each as determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company Capital Stock” means, collectively, (a) Class A Common Stock, (b) Class B Common Stock and (c) Class C Common Stock, each of the Company, par value $0.01 per share.

“Company Transaction Expenses” means, except as otherwise expressly set forth in this Agreement, the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of, or paid or to be paid by, the Company or any of its Subsidiaries in connection with the process of selling the Company or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, including (a) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Authority or third parties on behalf of the Company or any of its Subsidiaries, (b) any fees or expenses associated with obtaining the release and termination of any Encumbrances; (c) any brokers’ or finders’ fees; (d) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, and auditors and experts (but not including the costs and expenses incurred in the audit of the Company’s Financial Statements); (e) any fees or expenses payable in connection with the termination of the Amended and Restated Management Services Agreement dated as of January 1, 2004 by and between the Company and JHW Management Services, L.L.C., (f) any sale, “stay-around,” retention, or similar bonuses or payments to current or former directors, officers, employees and consultants paid as a result of or in connection with the transactions contemplated hereby; and (g) the employer portion of any employment Taxes incurred with respect to the making any payments described in clause (f) or any other compensatory payments being made pursuant to this Agreement.

“Contribution Agreements” means the agreements to be executed and delivered by certain Stockholders at the Closing in substantially the form attached as Exhibit B, pursuant to which such Stockholders shall contribute the Rollover Securities to the Acquiror in exchange for an equal value of membership interests of the Acquiror.

 “control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, security interest, proxy, voting trust or agreement or other restriction of any kind (other than those created under applicable securities laws).

“Escrow Amount” means the Indemnity Escrow Fund.

“Fund” means DLJ Merchant Banking Partners IV, L.P. and certain Affiliated investment vehicles.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Gross Merger Consideration” means $415,000,000.

“Guaranty” means that certain Guaranty attached as Exhibit C, dated as of the date hereof, in favor of the Company with respect to certain obligations of Acquiror and Sub arising under, or in connection with, this Agreement.

 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations (contingent or otherwise) of such Person for the deferred purchase price of assets, property or services other than trade payables incurred in the ordinary course of business consistent with past practice, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, except for $250,000 of that certain Letter of Credit No. 10304, dated January 9, 2007, issued by Webster Bank for the Company (the “Webster Letter of Credit”), to the extent that such Webster Letter of Credit is outstanding on the Closing Date, (h) all obligations under interest rate or currency swap transactions (valued at the termination value thereof), (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, in each case together with all accrued interest and accrued fees thereon and all premiums, prepayment penalties, breakage costs and other fees and charges with respect to such Indebtedness based upon repayment of such Indebtedness on the Closing Date.

“Indemnity Escrow Fund” means $20,000,000 of cash.

“Intellectual Property” means (a) trade names, trademarks and service marks, domain names, trade dress and similar rights, whether registered or unregistered, and applications to register any of the foregoing; (b) patents and patent applications; (c) copyrights (whether registered or unregistered) and applications for registration; and (d) confidential and proprietary information, including trade secrets and know-how.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” means (a) with respect to the Company, the knowledge of the persons listed in Schedule 1.1(a) of the Disclosure Schedules as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) without any implication of verification or investigation concerning such knowledge and (b) with respect to the Acquiror and Sub, the actual knowledge of the persons listed in Schedule 1.1(b) of the Disclosure Schedules as of the date of this Agreement (unless the context otherwise requires), with no imputation of knowledge based on information contained in the electronic dataroom pertaining to the transactions contemplated hereby.

“Law” means any statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or any of its Subsidiaries, in each case, as tenant, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any of its Subsidiaries relating to the foregoing.

“Management Employees” means Dennis Jilot, Barry Morris, John Gual and Robert Yorgensen.

“Material Adverse Effect” means any event, change, circumstance, effect or state of facts that, individually or in the aggregate with any such other event, change, circumstance, effect or state of facts, is or would reasonably be expected to be materially adverse to (a) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to perform its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination:  (1) the markets in which the Company and its Subsidiaries operate generally that do not disproportionately affect the Company and the Subsidiaries as determined by a reasonable person, (2) general economic or political conditions (including those affecting the securities markets) that do not disproportionately affect the Company and the Subsidiaries as determined by a reasonable person, (3) the public announcement of this Agreement or of the consummation of the transactions contemplated hereby, (4) acts of God, acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof occurring after the date of the Original Agreement or (5) any changes in applicable laws, regulations or accounting rules.

“Net Merger Consideration” means Gross Merger Consideration minus the aggregate amount of Net Debt and minus the aggregate amount of unpaid Company Transaction Expenses as of the start of business on the Closing Date, subject to adjustment as provided in Sections 2.14 and 2.15.

“Net Debt” means, as of the start of business on the Closing Date, as represented pursuant to Section 2.14(a) and in accordance with GAAP, (a) Indebtedness minus (b) Cash.

“Option” means each outstanding option to purchase Shares.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Owned Real Property” means the real property owned by the Company or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any of its Subsidiaries relating to the foregoing.

“Per Share Escrow Amount” means the quotient obtained by dividing (x) the Escrow Amount by (y) the aggregate number of Shares.

“Per Share Merger Consideration” means for each class of Company Capital Stock, the amount determined in accordance with Schedule 2.7 of the Disclosure Schedules for such class of Company Capital Stock.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefore in the Financial Statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries for a period greater than 60 days, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities and (d) all exceptions, restrictions, easements, imperfections of title, charges, rights of way and other Encumbrances that do not materially interfere with the present use of the assets of the Company and its Subsidiaries taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Repatriated Amount” means all Cash held by the Company’s foreign Subsidiaries minus $8,500,000, of which $4,500,000 shall be allocated among the Company’s operations in Hong Kong, Spain and India in accordance with the Company’s capital expenditure budget and the remaining $4,000,000 shall be allocated among the Company’s foreign Subsidiaries as reasonably determined by the Company based on working capital needs.

“Rollover Number” means the number of membership interests of the Acquiror received by Rollover Stockholders in exchange for each share of Rollover Securities.

 “Rollover Securities” means those Shares exchanged by a holder for an equal value of membership interests of the Acquiror, par value $0.01, immediately prior to the Effective Time, as set forth on Schedule 2.10 of the Disclosure Schedules and pursuant to Section 5.15(b).

“Rollover Securities Value” means the cash amount that the Rollover Stockholders would have received in respect of the Rollover Securities pursuant to Section 2.10 had such securities not been Rollover Securities.

“Rollover Stockholders” means the holders of the Shares who are rolling over all or a portion of their Shares into securities of the Acquiror, as set forth on Schedule 2.10 of the Disclosure Schedules, and any additional holders of the Shares who may participate pursuant to the Company’s offer contemplated by Section 5.15(b).

“Shares” means the shares of Company Capital Stock.

“Spanish Rebates” means any rebates for capital investments provided to manufacturing businesses pursuant to the business development rebate program administered by the Kingdom of Spain or local municipalities thereof.

“Stub Taxes” means, with respect to any Tax Return for which the Acquiror has the responsibility to cause to be filed pursuant to Section 5.7(e), (i) in the case of a Tax Return attributable to a taxable period ending on or prior to the Closing Date, all Taxes attributable to such period and (ii) in the case of a Tax Return attributable to a Straddle Period (as defined in Section 6.2(d)), all Taxes attributable to such period that are allocable to the Stockholders pursuant to Section 6.2(d), in each case, in accordance with the Treasury Regulations promulgated under Section 1502 of the Code.

“Subsidiary” of any Person means any other Person of which more than 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Target Working Capital” shall be an amount between $14,359,000 and $16,139,000.

“Tax Return” means any return, report, document, information statement, election or other written material required to be filed with respect to Taxes including any claim for refund, amended return or declaration of estimated Tax, and including consolidated or unitary returns for any group of entities that includes the Company or any of its Subsidiaries.

“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Taxing Authority” means the IRS or any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Technology” means, collectively, formulae, methods, techniques, know-how, results of research and development, software, inventions, apparatus, and other similar materials.

“Terminating Options” means those Options set forth on Schedule 2.9(a) of the Disclosure Schedules.

“Transfer Taxes” shall mean all sales (including bulk sales), use, transfer, (including real property transfers or gains), filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registrations, conveyance, excise, license, stamp, or similar taxes or fees, together with any interest, additions or penalties with respect thereto and any interest in respect of any such additions or penalties.

“Working Capital” means the Total Current Assets of the Company, including specifically for purposes of this definition an amount of up to $250,000 (to the extent that the Webster Letter of Credit is no longer outstanding on the Closing Date), minus the Total Current Liabilities of the Company, in each case as calculated in accordance with GAAP (which for purposes of this definition shall be deemed not to apply to the calculation of Taxes nor to require the inclusion of footnotes) consistently applied using the same accounting methods, principles, practices and policies that were used in the preparation of the Financial Statements, but excluding Cash and Cash Equivalents, Current Portion of Jana Receivable, Income Taxes (current and current deferred), Accrued Interest, Accrued Long-Term Incentive Plan, Current Portion of Long-Term Debt and Bank Notes Payable.  A detailed calculation of Working Capital as of December 31, 2006 and the implied adjustment of merger consideration is provided in Schedule 2.1(a) of the Disclosure Schedules for illustrative purposes.

Section 1.2                                      Table of Definitions.  The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

Acquiror	Preamble
Acquiror Indemnified Parties	9.2(a)
Affected Employees	5.7(a)
Agreement	Preamble
Antitrust Laws	5.9(b)
Balance Sheet	3.6(a)
Balance Sheet Date	3.6(a)
Bylaws	2.4
Cap	9.3(a)
Cash-Through Amount	2.2(a)
Certificate of Incorporation	2.4

Definition	Location

Certificate of Merger	2.2(b)
Certificates	2.10(d)
Claim Notice	9.5(a)
Closing	2.2(a)
Closing Balance Sheet	2.14(c)
Closing Date	2.2(a)
Closing Estimate	2.14(a)
Closing Working Capital	2.14(b)
Company	Preamble
Company Fundamental Representations	9.1
Confidentiality Agreement	5.8
D&O Indemnified Liabilities	5.12(a)
D&O Indemnified Parties	5.12(a)
Damages	9.2(a)
Debt Commitment Letter	4.5
Debt Financing	4.5
Deductible	9.3(a)
Delivery Date	2.14(c)
DGCL	Recitals
Disclosure Schedules	Article III
Dispute	2.15(a)
Dispute Notice	9.5(b), 2.15(a)
Dispute Period	2.15(a)
Disputed Return	6.4
Dissenting Shares	2.8
Effective Time	2.2(b)
Employee Plans	3.10(a)
Environmental Laws	3.16(b)
Environmental Permits	3.16(b)
Equity Commitment Letter	4.5
ERISA	3.10(a)
Escrow Agent	7.1(c)
Estimated Closing Working Capital	2.14(a)
Expiration Date	9.1
Financial Statements	3.6(a)
Hazardous Substances	3.16(b)
Indemnified Party	9.5(a)
Indemnitor	9.5(a)
Indemnity Escrow Agreement	7.1(c)
J.A.M.S. Rules	10.18(a)
Letter of Transmittal	2.10(d)
Majority Holders	2.13(b)
Material Contracts	3.17(a)
Merger	Recitals
Non-US Plans	3.10(f)

Definition	Location

Party	5.9(c)
Paying Agent	2.10(a)
Payment Fund	2.10(a)
Permits	3.8(b)
Registered Intellectual Property	3.14(a)
Related Persons	3.18
Representatives	5.2(a)
Securities Act	3.5
Seller Indemnified Parties	9.2(b)
Stockholder	2.10(a)
Stockholder Representative	2.13(a)
Straddle Period	6.2(d)
Sub	Preamble
Surviving Corporation	2.1
Target Closing Date	2.2(a)
Tax Claim	6.3(a)
Terminating Option Bonus Amount	2.9
Termination Date	8.1(d)
Termination Fee	8.3
Webster Letter of Credit	1.1

ARTICLE II
THE MERGER

Section 2.1                                      The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the applicable provisions of the DGCL, Sub shall be merged with and into the Company pursuant to which (i) the separate corporate existence of Sub shall cease, (ii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of the Acquiror and (iii) all of the properties, rights, privileges, powers and franchises of the Company will vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of the Company will become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 2.2                                      Closing; Effective Time.

(a)          The closing of the Merger (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., Eastern time, no later than the later of (i) the fifth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), and (ii) June 15, 2007 (the “Target Closing Date”), or at such other place or at such other time or on such other date as the Parties mutually may agree in writing; provided, however, that if the Closing does not occur on or prior to the Target Closing Date and Acquiror so requests, the Closing shall take place on or prior to June 30, 2007 and, in the event that the Closing has not occurred on or prior to June 22, 2007 or, if later, the Target Closing Date, the Acquiror shall promptly pay to the Company an amount equal to $10,000,000 in immediately available funds (the “Cash-Through Amount,” which amount shall be deemed credited to the Gross Merger Consideration or Termination Fee, as applicable) in consideration of the extension of the date of Closing (provided that, if the Target Closing Date occurs on a date subsequent to June 22, 2007 due to the failure to satisfy a condition to closing under Article VII that is caused by the failure of the Acquiror to perform or comply with its obligations hereunder, the Cash-Through Amount shall be paid to Company on June 22, 2007 or immediately thereafter).  The date on which the Closing takes place is referred to as the “Closing Date.”  Nothing contained herein shall excuse Acquiror from its obligations to perform hereunder.

(b)         As soon as practicable on the Closing Date, the Parties shall both cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as the Parties shall agree and as shall be specified in the Certificate of Merger.  The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

(c)          At the Closing, the Acquiror shall deposit with the Escrow Agent an amount equal to the Escrow Amount.  The Escrow Amount will be held and released in accordance with the terms of the Indemnity Escrow Agreement.

Section 2.3                                      Effects of the Merger.  The Merger shall have the effects provided for herein and in the applicable provisions of the DGCL.

Section 2.4                                      Certificate of Incorporation and Bylaws.  From and after the Effective Time, (a) the certificate of incorporation of the Company, as amended, as in effect immediately prior to the Effective Time shall be amended in the Merger to be in the form attached as Exhibit D (the “Certificate of Incorporation”), and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law and (b) the bylaws of Sub, as in effect immediately prior to the Effective Time and attached as Exhibit E (the “Bylaws”), shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law.

Section 2.5                                      Directors; Officers.  From and after the Effective Time, (a) the directors of Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of the Company serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.6                                      Subsequent Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.7                                      Conversion of Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of the Acquiror, Sub, the Company or any holder of any Shares or any shares of capital stock of Sub:

(a)          Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Sections 2.7(b) and 2.7(c) and any Dissenting Shares) shall be converted into the right to receive the applicable Per Share Merger Consideration, without interest, less the applicable pro rata portion of the aggregate of any payments actually made to the Acquiror from the Indemnity Escrow Fund in accordance with the terms of this Agreement and the Indemnity Escrow Agreement;

(b)         Each Share (including Rollover Securities) that is owned by the Acquiror or Sub immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;

(c)          Each Share that is held in the treasury of the Company or owned by the Company or any of its wholly owned Subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;

(d)         Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation; and

(e)          The vesting of each Share consisting of restricted stock of the Company (as set forth on Schedule 2.9(a) of the Disclosure Schedules) shall be accelerated and each such Share shall be converted into the right to receive the applicable Per Share Merger Consideration, without interest.

Section 2.8                                      Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Shares (other than any Shares to be cancelled pursuant to Sections 2.7(b) and 2.7(c) or which are Rollover Securities) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who is entitled to and has properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL, if such Section provides for appraisal rights for such Shares in the Merger (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive a portion of the Net Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL.  If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Net Merger Consideration, if any, to which such holder is entitled, without interest.  The Company shall give the Acquiror (i) reasonably prompt notice of any demands received by the Company for appraisal of Shares pursuant to the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of the Acquiror (which consent shall not be unreasonably withheld), make any payment with respect to, or settle or offer to settle, such demands.

Section 2.9             Options.  At the Effective Time, each outstanding Terminating Option (whether vested or unvested) shall be deemed fully vested and shall be cancelled, and each holder of a Terminating Option shall be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the number of Shares for which such Terminating Option is exercisable and (ii) the excess of the Per Share Merger Consideration over the per Share exercise price of such Terminating Option; provided, however, that prior to the Effective Date, the Company may notify the Acquiror of certain holders of Terminating Options who, in lieu of receiving the above consideration, will instead receive a bonus amount as consideration for their Terminating Options as agreed between the Acquiror and such holder (it being understood that such bonus amount shall not be considered a Company Transaction Expense or a liability for purposes of calculating Closing Working Capital (the “Terminating Option Bonus Amount”)).

Section 2.10                                Payment for Shares and Options.

(a)          Prior to the Effective Time, the Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in connection with the Merger (the “Paying Agent”) pursuant to a paying agent agreement providing for, among other things, the matters set forth in this Section 2.10 and otherwise reasonably satisfactory to the Company.  At or prior to the Effective Time, the Acquiror shall deposit with the Paying Agent, for the benefit of holders of Shares (each, a “Stockholder”), cash in an amount sufficient to pay the Net Merger Consideration (as estimated in accordance with Section 2.14) minus the Rollover Securities Value, minus the amount deposited with the Company under Section 2.10(c) to make payments due to the holders of Terminating Options pursuant to Section 2.9(a) (excluding the Terminating Option Bonus Amount) and minus the Escrow Amount (the “Payment Fund”).  For purposes of determining the Net Merger Consideration to be made available, the Acquiror shall assume that no Stockholder will perfect the right to appraisal of its Shares.  If for any reason the Payment Fund is inadequate to pay the amounts to which Stockholders are entitled pursuant to this Section 2.10, the Acquiror shall be liable for the payment thereof.  The expenses of the Paying Agent shall be paid by the Acquiror or the Surviving Corporation, as the case may be.

(b)         The Paying Agent shall invest any cash included in the Payment Fund as directed by the Acquiror or, after the Effective Time, the Surviving Corporation, in:  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (ii) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a state thereof and having a combined capital surplus in excess of $500,000,000, or (iii) commercial paper issued by a domestic corporation and given a rating of no lower than A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service, Inc.  Any interest and other income resulting from such investments shall be paid as directed by the Acquiror or, after the Effective Time, the Surviving Corporation.  To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Per Share Merger Consideration as contemplated hereby, the Acquiror shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

(c)          Concurrently with the Effective Time, the Acquiror shall deposit or cause to be deposited with the Company an amount necessary to make payment of the aggregate amounts due to holders of Terminating Options pursuant to Section 2.9(a) (excluding the Terminating Option Bonus Amount), by wire transfer of immediately available funds.  Promptly following the Effective Time, the Surviving Corporation shall make payments to holders of Terminating Options as set forth in Section 2.9(a).

(d)         Promptly after the Closing Date, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the “Certificates”) and whose Shares were converted into the right to receive the consideration described in Section 2.7(a) (excluding those Stockholders who delivered their Certificates and an executed Letter of Transmittal to the Company prior to the Closing Date pursuant to Section 2.10(f)), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Acquiror reasonably may specify) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor.  Upon surrender of a Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal duly completed and validly executed (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor, promptly and in no event more than 10 Business Days after such surrender, an amount in cash equal to (A) the Per Share Merger Consideration for such class of Shares (calculated using Net Merger Consideration as estimated in accordance with Section 2.14) minus the Per Share Escrow Amount, multiplied by (B) the number of Shares formerly represented by such Certificate, without interest, and such Certificate shall, upon such surrender, be cancelled.  If payment in respect of any Certificate is to be made to a Person other than the Person in whose name such Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and that the Person requesting such payment shall have established to the satisfaction of the Acquiror and the Paying Agent that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate have been paid or are not applicable.  Until surrendered in accordance with the provisions of this Section 2.10, any Certificate (other than Certificates representing Shares described in Sections 2.7(b) and (c) and any Dissenting Shares) shall be deemed, at any time after the Effective Time, to represent only the right to receive the portion of the Net Merger Consideration payable with respect thereto, in cash, without interest, as contemplated herein.

(e)          At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of any shares of capital stock thereafter on the records of the Company.  If, after the Effective Time, a Certificate (other than Certificates representing Shares described in Sections 2.7(b) and (c)) is presented to the Surviving Corporation, it shall be cancelled and exchanged as provided in this Section 2.10.

(f)            The Company shall request each Stockholder to submit to the Acquiror, not later than two (2) Business Days prior to Closing, instructions for delivery of the applicable Per Share Merger Consideration to be paid by the Paying Agent in accordance with Section 2.10(d).  The Company shall also request that each such Stockholder tender all certificates or agreements representing shares of Company Capital Stock held by such holder, and, concurrently with the Merger, all such certificates and agreements shall be marked as cancelled and surrendered to the Surviving Corporation.  The Company shall concurrently instruct each Stockholder to execute and deliver a Letter of Transmittal.

(g)         All cash paid upon conversion of the Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.  From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to Shares represented thereby, except as otherwise provided herein or by applicable Law.

(h)         If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Net Merger Consideration payable in respect thereof pursuant to Section 2.10(d) for Shares represented thereby; provided, however, that the Surviving Corporation or the Paying Agent may, in their discretion, require the delivery of a satisfactory indemnity.

(i)             Any portion of the Payment Fund that remains unclaimed by holders of Shares two (2) years after the Effective Time shall be delivered to the Acquiror on demand.  Any such holders who have not exchanged their Shares pursuant to this Article II shall be entitled to look to the Acquiror only as general creditors thereof with respect to any portion of the Net Merger Consideration payable in respect thereof, without interest.  Notwithstanding anything to the contrary in this Section 2.10, none of the Paying Agent, the Acquiror or the Surviving Corporation shall be liable to any holder of a Certificate for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.11                                Satisfaction of the Closing Date Indebtedness.  Not later than three (3) Business Days before the Closing, the Company shall provide the Acquiror with an appropriate form of pay-off letter and forms of Encumbrance releases with respect to all Closing Date Indebtedness, all on terms reasonably satisfactory to the Acquiror and Sub’s senior lenders, and at the Closing the Acquiror shall pay, or cause to be paid, the aggregate amount of the Closing Date Indebtedness as set forth in such pay-off letters.

Section 2.12                                Withholding Rights.  Each of the Acquiror, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable tax Law.  To the extent that such amounts are so withheld or paid over to or deposited with the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.

Section 2.13                                Stockholder Representative.

(a)          Immediately upon the approval of this Agreement by the requisite vote or written consent of the Stockholders, each Stockholder shall be deemed to have consented to the appointment of Michael R. Stone (or a nominee thereof) as such Stockholder’s representative and attorney-in-fact (the “Stockholder Representative”), with full power of substitution to act on behalf of the Stockholders to the extent and in the manner set forth in this Agreement.  The Stockholders shall cooperate with the Stockholder Representative and any accountants, attorneys or other agents whom it may retain to assist in carrying out its duties hereunder.  Notices given to the Stockholder Representative in accordance with Section 10.5 shall constitute notice to the Stockholders for all purposes under this Agreement.  All decisions, actions, consents and instructions by the Stockholder Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same.  The Acquiror shall not have the right to object to, dissent from, protest or otherwise contest the authority of the Stockholder Representative.  The Acquiror and Sub shall be entitled to rely on any decision, action, consent or instruction of the Stockholder Representative as being the decision, action, consent or instruction of the Stockholders, and the Acquiror and Sub are hereby relieved from any liability to any Person for acts done by them in accordance with any such decision, act, consent or instruction.  Each of the Acquiror, Sub and the Surviving Corporation hereby waive, and by their approval of this Agreement, the Stockholders shall be deemed to have waived, any claims they may have or assert, including those that may arise in the future, against the Stockholder Representative for any action or inaction taken or not taken by the Stockholder Representative in connection with such person’s capacity as Stockholder Representative except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute gross negligence or willful misconduct.

(b)         The Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of Stockholders holding a majority of the aggregate Shares at the Effective Time (the “Majority Holders”).  In the event of the death, incapacity, resignation or removal of the Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of the Majority Holders.  Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to the Acquiror and, after the Effective Time, to the Surviving Corporation, such appointment to be effective upon the later of the date indicated in such consent or the date such consent is received by the Acquiror and, after the Effective Time, the Surviving Corporation.

(c)          The approval of this Agreement by the requisite vote or written consent of Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof binding upon the Stockholders.

Section 2.14                                Merger Consideration Adjustment.

(a)          No later than one (1) Business Day prior to the Closing, the Company shall deliver to the Acquiror a certificate, executed by the Chief Financial Officer of the Company, setting forth (A) (1) a reasonable, good faith estimate of the Net Debt and unpaid Company Transaction Expenses as of the start of business on the Closing Date, (2) a reasonable, good faith estimate of Closing Working Capital (“Estimated Closing Working Capital”), and (3) a reasonable good faith estimate of the Company’s Stub Taxes, together with such documents and information necessary to verify the amount of Net Debt, Company Transaction Expenses, Estimated Closing Working Capital and the estimate of the Company’s Stub Taxes (the Company shall provide Acquiror with reasonable access to all documents and personnel necessary for reviewing the amounts set forth in the certificate), (B) a schedule setting forth how the Net Merger Consideration will be distributed, including wire instructions in the case of payments to be made at Closing by wire transfer, and (C) the cash statements and the associated reconciliations upon which the estimated Net Debt as of the start of business on the Closing Date was determined.  The good faith estimate of the Net Merger Consideration as of the start of business on the Closing Date shall be referred to as the “Closing Estimate.”  All such calculations shall be prepared by the Company in accordance with GAAP applied using the same accounting methods, principles, practices and policies that were used in the preparation of the Financial Statements.

(b)         The Net Merger Consideration will be (i) increased on a dollar-for-dollar basis by the amount by which the Working Capital as of the open of business on the Closing Date (the “Closing Working Capital”) is greater than Target Working Capital, or (ii) decreased on a dollar-for-dollar basis by the amount by which the Closing Working Capital is less than Target Working Capital.

(c)          The final amounts of Company Transaction Expenses, Net Debt, and Closing Working Capital shall each be determined from a consolidated balance sheet (the “Closing Balance Sheet”) of the Company and its Subsidiaries as of the open of business on the Closing Date.  The Closing Balance Sheet shall be prepared in accordance with GAAP (which for purposes hereof shall be deemed not to apply to the calculation of Taxes nor to require the inclusion of footnotes) applied using the same accounting methods, principles, practices and policies that were used in the preparation of the Financial Statements.  Acquiror shall cause the Surviving Corporation to prepare the Closing Balance Sheet and deliver the Closing Balance Sheet to the Stockholder Representative not more than sixty days following the Closing Date.  “Delivery Date” means the date on which the Closing Balance Sheet is so delivered.  Acquiror and the Stockholder Representative shall, throughout the entire period starting on the Closing Date and ending on the Delivery Date, meet and discuss any and all financial and business matters relating to the preparation of the Closing Balance Sheet.

Section 2.15                                Closing Balance Sheet Disputes.  Acquiror shall make available to the Stockholder Representative, upon reasonable notice, the books, records and personnel of the Surviving Corporation and the Subsidiaries that the Stockholder Representative reasonably requires in order to review the Closing Balance Sheet and the Acquiror’s determination of Closing Working Capital, Net Debt and Company Transaction Expenses.  Disputes with respect to the Closing Balance Sheet shall be resolved as follows:

(a)          The Stockholder Representative shall have thirty days following the Delivery Date (the “Dispute Period”) to dispute in good faith any of the elements of or amounts reflected on the Closing Balance Sheet and affecting the calculation of the Net Merger Consideration (a “Dispute”).  If the Stockholder Representative does not give to the Acquiror written notice of a Dispute (a “Dispute Notice”) within the Dispute Period, the Closing Balance Sheet shall be treated as if it had been accepted and agreed to by the Stockholder Representative in the form in which it was delivered, and shall be final and binding upon the parties hereto.  If the Stockholder Representative has a Dispute, the Stockholder Representative shall give Acquiror a Dispute Notice within the Dispute Period, setting forth the elements and amounts with which it disagrees.  Within thirty days after delivery of the Dispute Notice, Acquiror and the Stockholder Representative shall attempt to resolve the Dispute and agree in writing upon the final content of the disputed Closing Balance Sheet.

(b)         If the Acquiror and the Stockholder Representative are unable to resolve any Dispute within the thirty-day period following the Stockholder Representative’s delivery of a Dispute Notice, the Stockholder Representative and the Acquiror shall jointly engage a nationally recognized certified public accounting firm mutually determined by the Acquiror and the Stockholder Representative (the “Arbitrating Accountant”) as arbitrator.  If the parties cannot agree on such accounting firm, the parties shall request the American Arbitration Association to appoint an arbiter, such appointment to be conclusive and binding on the parties.  In connection with the resolution of any Dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator.  The Arbitrating Accountant’s function shall solely be to resolve the Dispute.  In resolving the Dispute, the Arbitrating Accountant shall be bound by the provisions of this Section 2.15 and may not assign a value to any item greater than the greatest value for such items claimed by either party or less than the smallest value for such times claimed by either party.  The Arbitrating Accountant shall allow Acquiror and the Stockholder Representative (and their respective representatives) to present their respective positions regarding the Dispute.  The Arbitrating Accountant may, at its discretion, conduct a conference concerning the Dispute, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants.  In connection with such process, there shall be no other hearings or any oral examinations, testimony, depositions, discovery or other similar proceedings.  The Arbitrating Accountant shall thereafter promptly render its decision on the question in writing and finalize the Closing Balance Sheet.  Such written determination shall be final and binding upon the parties hereto, and judgment may be entered on the award.  Upon the resolution of all Disputes, the Closing Balance Sheet shall be revised to reflect the resolution.  The fees and expenses of the Arbitrating Accountant shall be paid half by the Stockholders, on the one hand, and half by Acquiror, on the other hand.

(c)          If, based on the Net Merger Consideration as finally determined:

(i)                                     the Net Merger Consideration exceeds the Closing Estimate (excluding for this purpose any adjustment to Net Merger Consideration made pursuant to Section 2.14(b)), the Surviving Corporation shall promptly (but in any event within five days of the final determination of the Net Merger Consideration) pay the excess to the Stockholder Representative on behalf of Stockholders (to be paid to each Stockholder by the Stockholder Representative in proportion to the Stockholders’ respective ownership of Company Capital Stock); or

(ii)                                  the Closing Estimate exceeds the Net Merger Consideration (excluding for this purpose any adjustment to Net Merger Consideration made pursuant to Section 2.14(b)), the Stockholder Representative on behalf of the Stockholders shall promptly (but in any event within five days of the final determination of the Net Merger Consideration) provide instructions to the Escrow Agent to release such excess from the Indemnity Escrow Fund and pay such excess over to the Acquiror; provided, however, that if the Indemnity Escrow Fund is insufficient to cover such excess, then the amount of such deficiency shall be paid by the Stockholders severally (but not jointly) in proportion to the Stockholders’ respective ownership of Company Capital Stock.

(d)         Upon final determination of Closing Working Capital:

(i)                                     if Closing Working Capital is greater than Estimated Closing Working Capital, the Net Merger Consideration shall be increased by the excess of Closing Working Capital over Estimated Closing Working Capital and the Acquiror shall promptly, but no later than five business days after such final determination, pay the amount of such difference to the Stockholder Representative on behalf of the Stockholders to be distributed to the Stockholders in proportion to their respective ownership of Company Capital Stock; or

(ii)                                  if Closing Working Capital is less than Estimated Closing Working Capital, the Net Merger Consideration shall be decreased by the excess of Estimated Closing Working Capital over Closing Working Capital and the Stockholder Representative shall provide instructions to the Escrow Agent to release such excess from the Indemnity Escrow Fund and pay such excess over to the Acquiror; provided, however, that if the Indemnity Escrow Fund is insufficient to cover such excess, then the amount of such deficiency shall be paid by the Stockholders severally (but not jointly) in proportion to the Stockholders’ respective ownership of Company Capital Stock.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the applicable section of the Disclosure Schedules attached hereto (the “Disclosure Schedules”), the Company hereby represents and warrants to the Acquiror on the date of the Original Agreement as follows:

Section 3.1                                      Organization and Qualification.  Each of the Company and its Subsidiaries is (i) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct the Business as and where now owned, leased, used, operated and conducted and (ii) duly qualified to do business or licensed and in good standing in each jurisdiction where the Business is currently conducted, and neither the nature of the Business nor the property the Company owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.2                                      Authority.  (a) The Company has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to be executed by the Company and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (b) the execution and delivery by the Company of this Agreement and each Ancillary Agreement to be executed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been, and each of the Ancillary Agreements to be executed by the Company will be at or prior to Closing, duly executed and delivered by the Company.  This Agreement constitutes, and each of the Ancillary Agreements when so executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3                                      Subsidiaries and Investments.  Except as set forth in Schedule 3.3 of the Disclosure Schedules, (a) the Company does not have any Subsidiaries, (b) the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise or any other securities or investments of any type and (c) the Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity referred to in this sentence or otherwise.  The outstanding shares of capital stock or equity interests of each Subsidiary of the Company are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.  There are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Subsidiaries or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Subsidiaries.  Except as set forth in Schedule 3.3 of the Disclosure Schedules, the Company owns, directly or indirectly, 100% of the common stock or equity securities of each Subsidiary.

Section 3.4                                      Conflicts; Consents and Approvals.  Except as set forth in Schedule 3.4 of the Disclosure Schedules:

(a)          The execution, delivery and performance by the Company of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i)                                     conflict with, or result in a breach of any provision of the certificate of incorporation or bylaws of the Company or its Subsidiaries;

(ii)                                  conflict with or violate any Law applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected; or

(iii)                               conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, give rise to any obligation of the Company to make any payment under, or require any consent of any Person pursuant to, any material contract, Permit, or arrangement to which the Company or its Subsidiaries is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Acquiror or any of its Affiliates.

(b)         The Company is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings required to be made under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iv) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (v) as may be necessary as a result of any facts or circumstances relating to the Acquiror or any of its Affiliates.

Section 3.5                                      Capitalization.  The Company’s authorized and outstanding capital stock is as set forth in Schedule 3.5 of the Disclosure Schedules.  Except as set forth in Schedule 3.5 of the Disclosure Schedules, (a) all of the Company’s issued and outstanding capital stock is validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, (b) the Shares constitute all of the issued and outstanding capital stock of the Company, (c) there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, (d) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to provide funds to, or make any investment in, any other Person, (e) there are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company, and (f) the Company has not agreed to register any securities under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities law or granted registration rights to any person or entity.  All of the outstanding shares of Common Stock are owned of record by the holders and in the respective amounts as are set forth on Schedule 3.5.

Section 3.6                                      Financial Statements; No Undisclosed Liabilities.

(a)          Copies of the (i) audited consolidated balance sheets of the Company and Subsidiaries as at December 31, 2004, 2005, and 2006 and the related audited consolidated statements of income, stockholders’ equity and cash flows of the Company and Subsidiaries for the years then ended (the “Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at February 28, 2007 and the related consolidated statements of income and cash follows of the Company and its Subsidiaries for the two months then ended (collectively referred to as the “Stub Period Financial Statements”), are attached hereto as Schedule 3.6(a) of the Disclosure Schedules.  Each of the Financial Statements (x) has been prepared based on the books and records of the Company (except as may be indicated in the notes thereto), (y) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (z) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.  Each of the Stub Period Financial Statements (A) has been prepared based on the books and records of the Company, (B) has been prepared in accordance with GAAP (which for purposes hereof shall be deemed not to apply to the calculation of Taxes nor to require the inclusion of footnotes) on a consistent basis throughout the period and (C) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.  The audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2006 is referred to herein as the “Balance Sheet” and December 31, 2006 is referred to herein as the “Balance Sheet Date.”

(b)         There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) reflected or reserved against on the Financial Statements or the notes thereto, (ii) incurred since the date of the audited consolidated balance sheet of the Company as at December 31, 2006 in the ordinary course of business of the Company, (iii) for Taxes, or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7                                      Absence of Certain Changes or Effects.  Except as set forth in Schedule 3.7 of the Disclosure Schedules and otherwise contemplated herein, since February 28, 2007, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business, have not taken any action prohibited by Sections 5.1(c), (e), (f), (j), (l), (m), and (p) and there has not occurred any Material Adverse Effect.

Section 3.8                                      Compliance with Law; Permits.  Except as set forth in Schedule 3.8 of the Disclosure Schedules, and excluding any violations that would reasonably be expected to result in an economic loss to the Company and its Subsidiaries, after Taxes and insurance, of less than $1,000,000 for each individual violation and $2,000,000 in the aggregate:

(a)          Each of the Company and its Subsidiaries is in compliance in all material respects with all material Laws applicable to it.

(b)         Each of the Company and its Subsidiaries is in possession of all material permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary at this time for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”), except (i) such Permits as are not required to have been obtained prior to the date this representation is made, as to each of which the Company has no reason to believe such Permit shall not be obtained in the ordinary course prior to the time it is required to be obtained and without material expense not contemplated in the Company’s budgets, and (ii) where the failure to have, or the suspension or cancellation of, any of the Permits would not be material to the Company and its Subsidiaries.

Section 3.9                                      Litigation.  Except as set forth in Schedule 3.9 of the Disclosure Schedules, there is no material Action pending, or to the Knowledge of the Company, threatened, by or against the Company or any of its Subsidiaries before any Governmental Authority.  Neither the Company nor any Subsidiary is subject to any Order, and neither the Company nor any Subsidiary is in breach or violation of any Order.  There is no Action pending or, to the Knowledge of the Company, threatened, that would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.10                                Employee Benefit Plans.

(a)          Schedule 3.10(a) of the Disclosure Schedules sets forth a list of all (i) employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all employment, termination, individual consulting, severance or other contracts, agreements or arrangements and (iii) all other bonus, stock option, stock purchase, restricted stock, incentive, equity or equity-based compensation, deferred compensation, change in control, sick leave, vacation, salary continuation, health or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, with respect to which the Company or any of its Subsidiaries has any obligation, contingent or otherwise (collectively, the “Employee Plans”); provided, however, that there shall be no obligation to list on Schedule 3.10(a) of the Disclosure Schedules any Employee Plan that is not material.  Correct and complete copies of the following documents with respect to each of the material Employee Plans have been delivered to Acquiror by the Company to the extent applicable:  (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all non-written Employee Plans.

(b)         Except as set forth in Schedule 3.10(b) of the Disclosure Schedules, each Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA, the Code and all other applicable Law.  Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it under any Employee Plan and, to the Knowledge of the Company, is not in any material respect in default under or in violation of any Employee Plan, and no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened in writing with respect to any Employee Plan that would reasonably be expected to have result in material liability to the Company or any of its Subsidiaries.  All contributions required to have been made under any of the Employee Plans or by Law have been timely made.

(c)          Except as set forth in Schedule 3.10(c) of the Disclosure Schedules, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected to materially and adversely affect the qualified status of any such Employee Plan.

(d)         Except as set forth in Schedule 3.10(d) of the Disclosure Schedules, none of the Employee Plans is (i) subject to Title IV of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (iii) a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any of its Subsidiaries would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

(e)          None of the Employee Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Subtitle B of Title I of ERISA or any similar state or local law.

(f)            With respect to Employee Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Plans”), except as set forth on Schedule 3.10(f) of the Disclosure Schedules, except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, (i) all material amounts required to be reserved under each book reserved Non-US Plan have been so reserved in accordance with GAAP and (ii) each Non-US Plan required to be registered with a Governmental Authority has been registered, has been maintained in good standing with the appropriate Governmental Authorities, has been maintained and operated in all material respects in accordance with its terms and is in material compliance with all applicable Law.

(g)         Except as set forth on Schedule 3.10(g) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, directly or in combination with other events, result, individually or in the aggregate, in the payment, acceleration, enhancement or funding of any benefit in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

Section 3.11                                Labor and Employment Matters.  Except as set forth in Schedule 3.11 of the Disclosure Schedules, (a) neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining contract that pertains to employees of the Company or its Subsidiaries and (b) to the Knowledge of the Company, there are no organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries.  There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, in each case, except as would not reasonably be expected to result in a material liability to the Company.  There are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that would reasonably be expected to be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual.  The Company and its Subsidiaries are in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

Section 3.12                                Insurance.  Schedule 3.12 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies in force with respect to the Company and its Subsidiaries, which insurance policies are in such amounts, with such deductibles and against such risks and losses, as are reasonable for the business, assets and properties of the Company and its Subsidiaries.  The Company has heretofore provided the Acquiror with a brief summary of the coverage and terms of each such policy.

Section 3.13                                Real Property.  Schedule 3.13 of the Disclosure Schedules lists the street address of each parcel of Owned Real Property, the current owner of each parcel of Owned Real Property, the street address of each parcel of Leased Real Property and the identity of the lessee of each such parcel of Leased Real Property.  Except as set forth in Schedule 3.13 of the Disclosure Schedules, the Company and its Subsidiaries have good and marketable fee title to all Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  Except as set forth in Schedule 3.13 of the Disclosure Schedules, the Company or its Subsidiaries has a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  Except for the Company’s properties in Connecticut that are set forth in Schedule 3.13 of the Disclosure Schedules, all Owned Real Property and Leased Real Property and buildings (and all material mechanical systems, fixtures and improvements thereon) that are material to the operations of the Company and its Subsidiaries are in good operating condition without structural defects (reasonable wear and tear excepted).  During the twelve (12) months prior to the date of the Original Agreement, there have been no shutdowns of the facilities located on the Company’s properties in Connecticut that are set forth in Schedule 3.13 of the Disclosure Schedules outside of the ordinary course of business.  With respect to the Company’s facilities in Connecticut as set forth on Schedule 3.13 of the Disclosure Schedules, as of the date of the Original Agreement, to the Knowledge of the Company, no material repairs (other than those contemplated by the Company’s 2007 budget) in excess of $50,000 are currently contemplated which are required in order to operate the business at such facilities as conducted as of the date of the Original Agreement.

Section 3.14                                Intellectual Property.

(a)          Schedule 3.14(a) of the Disclosure Schedules sets forth a list, complete and accurate as of the date of this Agreement, of (i) each issued patent owned by the Company or any of its Subsidiaries and each pending patent application filed by or on behalf of the Company or any of its Subsidiaries, including the patent number or serial number for each, as applicable, (ii) each trademark and service mark registration and each pending application therefore owned by the Company or any of its Subsidiaries, including the registration or application number for each, as applicable, and (iii) each domain name registered by or on behalf of the Company or any of its Subsidiaries, in each case used by the Company or any of its Subsidiaries in connection with its business (the “Registered Intellectual Property”).

(b)         Except as disclosed in Schedule 3.14(b) of the Disclosure Schedules, the Company and its Subsidiaries own all right, title and interest in and to all Registered Intellectual Property.  All such Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid, and all necessary registration, maintenance, renewal, and other relevant filing fees required to be paid through the date of the Original Agreement in connection with the Registered Intellectual Property have been timely paid and all necessary documents and certificates required to be filed through the date of the Original Agreement in connection with the Registered Intellectual Property have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property in full force and effect, except where the failure to so register or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)          Except as set forth on Schedule 3.14(c) of the Disclosure Schedules, the Company and its Subsidiaries own all right, title and interest in and to, or have valid and continuing rights to use all material Intellectual Property necessary for the conduct of the business and operations of the Company and its Subsidiaries as presently conducted, free and clear of all liens or obligations to others.  To the Knowledge of the Company, the business and operations of the Company and its Subsidiaries and their current products and services do not infringe upon or misappropriate any Intellectual Property of a third party.

(d)         Schedule 3.14(d) sets forth a list, complete and accurate as of the date of this Agreement, of all material agreements pursuant to which the Company or any of its Subsidiaries (i) licenses in or otherwise is authorized to use any material Intellectual Property and Technology necessary for the conduct of the business and operations of the Company and its Subsidiaries as presently conducted, and (ii) has licensed a third party any material Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries.

(e)          The Company and its Subsidiaries have taken all reasonable steps to protect the confidentiality of all trade secrets owned by Company or any of its Subsidiaries that are material to their businesses as currently conducted.

Section 3.15                                Taxes.  Except as set forth in Schedule 3.15 of the Disclosure Schedules:

(a)          (i) All Tax Returns required to have been filed by or with respect to the Company or its Subsidiaries (other than Tax Returns which, if properly prepared, would involve an immaterial amount of Tax) have been timely filed (taking into account any extension of time to file granted or obtained) and all such Tax Returns were accurate, correct and complete in all material respects, (ii) all Taxes (other than immaterial amounts of Taxes) owed by or with respect to the Company or its Subsidiaries (whether or not shown to be payable on such Tax Returns) have been paid to the appropriate Taxing Authority, (iii) no deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn, (iv) there are no Tax Encumbrances on the assets of the Company or any of its

Subsidiaries (other than Permitted Encumbrances), (v) all Taxes not yet due and payable by the Company or any of its Subsidiaries have been properly accrued on the books of account of the Company or its Subsidiaries in accordance with the prior practice of the Company, (vi) to the Knowledge of the Company, there are no audits or investigations by any Taxing Authority in progress, nor has any Stockholder, the Company or any of its Subsidiaries received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation, and (vii) the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld and paid all Taxes (other than immaterial amounts of Taxes) required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor or other third party.

(b)         To the Knowledge of the Company, no claim has been made by any Taxing Authority in a jurisdiction where none of the Company or any of its Subsidiaries files Tax Returns to the effect that any of the Company or its Subsidiaries is or may be subject to taxation by, is required to file any Tax Return in, or a Tax Return is required to be filed with respect to the Company or any of its Subsidiaries in, that jurisdiction.

(c)          None of the Company or any of its Subsidiaries (i) is a party to or bound by any Tax allocation, Tax sharing, Tax indemnity or similar contract or arrangement; (ii) has ever been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for the Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; (iii) has participated in any transaction that is a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code as of the Closing Date; or (iv) has (x) agreed to or is required to make any adjustment pursuant to Section 481 of the Code or any similar provision of state, local or foreign Law, (y) Knowledge that any Governmental Authority has proposed any such adjustment, or (z) any application pending with any Governmental Authority requesting permission for any changes in accounting methods.

(d)         None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.

(e)          The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

(f)            None of the Company or any of its Subsidiaries (i) has been a passive foreign investment company within the meaning of Section 1296 of the Code, or (ii) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code.

(g)         The Company has made available to the Acquiror (i) all income and other material Tax Returns of the Company and its Subsidiaries for all taxable years ending after December 31, 2004 and (ii) all revenue agents’ reports and other similar reports relating to the audit or examination of the Tax Returns of the Company and its Subsidiaries for all taxable periods ending after December 31, 2003.

(h)         For purposes of this Section 3.15 and Article VI, any reference to the Company or its Subsidiaries shall be deemed to include any Person that merged or was liquidated into such company.

Section 3.16                                Environmental Matters.

(a)          Except as set forth on Schedule 3.16 of the Disclosure Schedules:

(i)                                     the Company and its Subsidiaries are and have been in material compliance with all applicable Environmental Laws and have obtained and are and have been in material compliance with all Environmental Permits necessary for the operation of the business;

(ii)                                  there has been no material disposal, release, or threatened release of Hazardous Substances on, under, in, from or about any real property currently or to the Knowledge of the Company, formerly owned or operated by the Company, its Subsidiaries, or any of their predecessors, that has subjected, or could subject, the Company or its Subsidiaries to material liability under any Environmental Laws;

(iii)                               to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disposed or arranged for disposal of Hazardous Substances on any third-party property that has subjected, or could subject, the Company or any of its Subsidiaries to material liability under any Environmental Laws;

(iv)                              neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information relating to the property of the Company or any of its Subsidiaries alleging a material violation of or material liability under any Environmental Law and there are no proceedings, actions, orders, decrees, injunctions or other claims, or any threatened actions or claims, relating to or otherwise alleging material liability under any Environmental Laws; and

(v)                                 the Company has made available to Acquiror all material environmental reports, studies, assessments and audits relating to the Business prepared in the last five (5) years that are in its possession or control.

(b)                                 The representations and warranties contained in this Section 3.16 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources and Hazardous Substances, related to the Company or its Subsidiaries.

For purposes of this Agreement:

“Environmental Laws” means any Laws of any Governmental Authority in effect as of the date of the Original Agreement relating to pollution, contamination, protection of the environment or natural resources, the regulation of Hazardous Substances, and the protection of human health and safety as related to exposure to Hazardous Substances.

“Environmental Permits” means all Permits under any Environmental Laws.

“Hazardous Substances” means (i) any substance that is listed, classified or regulated under any Environmental Laws; (ii) any petroleum product or by-product, asbestos containing material, lead containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; or (iii) any other substance that is or may become the subject of regulatory action under any Environmental Laws.

Section 3.17                                Material Contracts.

(a)          Schedule 3.17(a) of the Disclosure Schedules discloses all material contracts described in clauses (i) through (x) below to which the Company or any of its Subsidiaries is a party (“Material Contracts”):

(i)                                     each agreement or arrangement of the Company or any of its Subsidiaries that requires the payment or incurrence of liabilities by the Company or its Subsidiaries, subsequent to the date of this Agreement, of more than $1,000,000 annually, including any such contracts and agreements with customers or clients;

(ii)                                  each contract of the Company or any of its Subsidiaries relating to, or evidence of, or guarantee of, or providing security for, Indebtedness (whether incurred, assumed, guaranteed or secured by any asset of the Company or its Subsidiaries) or imposing a Lien on any of the assets of the Company or any Subsidiary;

(iii)                               each material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreement relating to or providing for the marketing and/or sale of the products or services to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound;

(iv)                              each acquisition agreement entered into by the Company or its Subsidiaries in the five-year period prior to the date of the Original Agreement, and each partnership, joint venture, teaming arrangement, sharing of profit or proprietary information or other similar contract, arrangement or agreement entered into by the Company or any of its Subsidiaries that is still in effect;

(v)                                 each agreement, arrangement, contract, commitment or obligation of the Company or any of its Subsidiaries restricting or otherwise affecting the ability of the Company or any of its Subsidiaries to compete in its business or otherwise in any jurisdiction;

(vi)                              each pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees of the Company or any of its Subsidiaries or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or any severance agreement, program or policy;

(vii)                           each contract of the Company or any of its Subsidiaries for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract of the Company or any of its Subsidiaries relating to loans to officers, directors or Affiliates;

(viii)                        each license or other agreement of the Company or any of its Subsidiaries relating to the use of Intellectual Property, except for any of the foregoing related to the use of generally available computer software;

(ix)                                each lease respecting each Leased Real Property involving annual payments in excess of $250,000; and

(x)                                   each other existing agreement of the Company or any of its Subsidiaries, not otherwise covered by clauses (i) through (ix), the loss of which would result in a Material Adverse Effect.

(b)         True, correct and complete copies of such Material Contracts have been made available to the Acquiror.  To the Knowledge of the Company, each Material Contract is valid and enforceable by and against the Company or the Subsidiary of the Company party thereto and the other parties thereto in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law, and the Company or the Subsidiary of the Company party thereto is, and to the Knowledge of the Company, all other parties thereto are, in compliance in all material respects with the provisions thereof.

Section 3.18                                Related Party Transactions.  Except as set forth in Schedule 3.18 of the Disclosure Schedules and excluding any matters involving annual amounts of less than $100,000 in the aggregate, no employee, officer, director, stockholder, partner or member of the Company of any of its Subsidiaries, any member of his or her immediate family or any of their respective Affiliates (“Related Persons”), in any non-employment-related capacity, (i) owes any amount to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries owe any amount to, or has the Company or any of its Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement with the Company or any of its Subsidiaries (whether written or oral), (iii) owns any property or right, tangible or intangible, that is material and used by the Company or any of its Subsidiaries, (iv) to the Knowledge of the Company, has any claim or cause of action against the Company or any of its Subsidiaries, or (v) to the Knowledge of the Company, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary.

Section 3.19           Customers.

(a)   Schedule 3.19 of the Disclosure Schedules sets forth a list of the ten (10) largest customers of the Company and its Subsidiaries, as measured by the dollar amount of purchases thereby, during each of the fiscal years ended December 31, 2006 and December 31, 2005, showing the approximate total sales by the Company and its Subsidiaries to each such customer and the approximate total purchases by the Company and its Subsidiaries from each such supplier, during such period.

(b)   Since the Balance Sheet Date, no customer listed on Schedule 3.19 of the Disclosure Schedules has terminated its relationship with the Company or any of its Subsidiaries or materially changed the terms of its business with the Company or any of its Subsidiaries and, to the Knowledge of the Company, no customer listed on Schedule 3.19 of the Disclosure Schedules has notified the Company or its Subsidiaries that it intends to terminate or materially change the terms of its business with the Company or any of its Subsidiaries.

Section 3.20           Certain Payments.  To the Knowledge of the Company, since January 1, 2002, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, agents and employees have taken any action that (i) violated the United States Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1 et seq., or (ii) violated any similar law relating to payments to government officials of any jurisdiction in which the Company or any of its Subsidiaries conducts business.

Section 3.21           Financial Advisors.  Except as set forth on Schedule 3.21 of the Disclosure Schedules, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Stockholders, the Company or any Subsidiary in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE ACQUIROR AND SUB

The Acquiror and Sub hereby represent and warrant to the Company and the Stockholders on the date of the Original Agreement as follows:

Section 4.1             Organization and Qualification.

(a)   Each of the Acquiror and Sub is (i) a limited liability company or corporation, respectively, duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

(b)   The Acquiror has heretofore furnished to the Company a complete and correct copy of the certificate of formation and limited liability company agreement for the

Acquiror and certificate of incorporation and bylaws of the Sub, each as amended to date, of the Acquiror and Sub.  Such certificate of formation, limited liability company agreement, certificate of incorporation and bylaws, as the case may be, are in full force and effect.

Section 4.2             Authority.  Each of the Acquiror and Sub has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Acquiror and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of managers of Acquiror and the board of directors of the Sub and by the Acquiror as the sole stockholder of Sub.  No other corporate proceedings on the part of the Acquiror or Sub are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Acquiror or Sub will be a party will have been, duly and validly executed and delivered by the Acquiror and Sub, as applicable.  This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Acquiror or Sub will be a party will constitute, the legal, valid and binding obligations of the Acquiror and Sub, as applicable, enforceable against the Acquiror and Sub, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3             No Conflict; Required Filings and Consents.

(a)   The execution, delivery and performance by each of the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i)            conflict with or violate the certificate of formation or the limited liability company agreement of the Acquiror or the certificate of incorporation or bylaws of the Sub;

(ii)           conflict with or violate any Law applicable to the Acquiror or Sub or by which any property or asset of the Acquiror or Sub is bound or affected; or

(iii)          conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any material contract or agreement to which the Acquiror or Sub is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Company or any of its Affiliates.

(b)   Neither the Acquiror nor Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iv) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect or (v) as may be necessary as a result of any facts or circumstances relating to the Company or any of its Affiliates.

Section 4.4             No Prior Activities.  Except for obligations incurred in connection with its organization and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 4.5             Financing.  Prior to the date hereof, the Acquiror has delivered to the Company a true and complete copy of (a) a financing commitment letter in the form attached hereto as Exhibit F (the “Equity Commitment Letter”) evidencing the equity contribution from the Fund and (b) a financing commitment letter in the form attached hereto as Exhibit G (the “Debt Commitment Letter”) and related term sheets (the “Debt Financing”).  The amount set forth in the Debt Commitment Letter, together with the financing to be provided by Acquiror pursuant to the Equity Commitment Letter, will provide sufficient funds for Acquiror to consummate the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary contained herein, the Acquiror acknowledges and agrees that the Closing is not contingent upon the Acquiror obtaining financing for payment of the Gross Merger Consideration.

Section 4.6             Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Acquiror or Sub.  In addition, no investment banking firm or other financial institution or any employee or affiliate thereof who is not employed directly by or acts as a full-time consultant to the DLJ Merchant Banking Partners business is entitled to or will receive any financial consideration of any kind whatsoever in connection with or relating to the transactions contemplated by this Agreement based upon arrangements, understandings or agreements made by, with or on behalf of the Acquiror, Sub or any Affiliate thereof.

Section 4.7             No Knowledge of Breaches.  Neither the Acquiror nor Sub has any Knowledge that any of the representations or warranties made by the Company as of the date of the Original Agreement are untrue, incomplete or inaccurate.

ARTICLE V
COVENANTS

Section 5.1             Conduct of Business Prior to the Closing.  Between the date of the Original Agreement and the Closing Date, unless the Acquiror shall otherwise agree in writing, the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business in all material respects, and the Company shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to (A) preserve intact in all material respects their business operations and organization (including officers and employees) and the goodwill of the Company and its Subsidiaries and (B) preserve the present relationships with Persons having business dealings with the Company and Subsidiaries (including customers and suppliers); provided, however, the loss of such persons or entities shall not be deemed to be a breach of this Agreement.  Between the date of the Original Agreement and the Closing Date, without the prior consent of the Acquiror (which consent shall not be unreasonably withheld), neither the Company nor any of its Subsidiaries will:

(a)   amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents, except for such amendments or changes as are directly related to the consummation of the transactions contemplated under this Agreement;

(b)   issue or sell any shares of capital stock of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares;

(c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise (other than assets solely comprised of Jana Laboratories, Inc. and the golf membership at La Costa Country Club together with all associated liabilities, provided that such assets will be distributed prior to the Closing Date), or make any other payment on or with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary of the Company to the Company;

(d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

(e)   acquire (i) any corporation, partnership, limited liability company, other business organization or division thereof or (ii) any assets in excess of $500,000 other than in the ordinary course of business;

(f)    except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of the Company or any of its Subsidiaries;

(g)   incur any Indebtedness or issue any debt securities, other than borrowings under the Company’s or any of its Subsidiaries’ existing lines of credit in the ordinary course of business;

(h)   enter into any contract, agreement or arrangement that would be a Material Contract if entered into prior to the date of the Original Agreement, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

(i)    terminate, amend, restate, supplement or waive any rights under any Material Contract or Permit, other than in ordinary course of business;

(j)    except as provided in the Company’s budget for the fiscal year ending December 31, 2007, authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $500,000 or capital expenditures that are, in the aggregate, in excess of $2,500,000 for the Company and its Subsidiaries taken as a whole;

(k)   fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire, unless such Leased Real Property has been replaced as of such time by comparable Leased Real Property;

(l)    grant or announce any increase in the salaries, bonuses or other benefits payable by the Company or any of its Subsidiaries to any of their employees (for purposes of Section 3.7, those employees earning a base annual salary greater than or equal to $150,000 as of the date of the Original Agreement), other than (i) as required by Law, (ii) pursuant to any plans, programs or agreements existing on the date of the Original Agreement or (iii) other ordinary increases not inconsistent with the past practices of the Company or such Subsidiary;

(m)  make any change in any method of accounting or accounting practice, method or policy, except as required by GAAP;

(n)   settle or comprise any pending or threatened Action or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $250,000;

(o)   change or modify credit, collection or payment policies, procedures or practices, including acceleration of collection or receivables (whether or not past due) or fail to delay payment of payables or other liabilities; or

(p)   (i) make or revoke any election in respect of Taxes, (ii) change any accounting method in respect of Taxes, (iii) prepare any material Tax Return in a manner which is not consistent with the past practice of the Company or its Subsidiaries, unless otherwise required by applicable Law, (iv) file any amendment to a material Tax Return, (v) settle any claim or assessment in respect of Taxes, other than in connection with the audit of the Company’s 2003 federal income tax return (as provided in clause (vii)), (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes other than in connection with the audit of the Company’s 2003 federal income tax return, (vii) settle any claim or assessment in respect of Taxes in connection with the audit of the Company’s 2003 federal income tax return without the consent of the Acquiror, which consent shall not be withheld if such settlement is reasonable, or (viii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes in connection with the audit of the Company’s 2003 federal income tax return without informing the Acquiror of the nature of such consent.

Section 5.2             Covenants Regarding Information.

(a)   From the date of the Original Agreement until the Closing Date, upon reasonable notice, the Company and its Subsidiaries shall afford the Acquiror and its officers, employees, agents, accountants, advisors, bankers and other representatives (collectively, “Representatives”) reasonable access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and each of its Subsidiaries, and shall furnish the Acquiror with such financial, operating and other data and information as the Acquiror may reasonably request; provided, however, that any such access or furnishing of information shall be conducted during normal business hours, under the supervision of the Company’s personnel and in such a manner as not unreasonably to interfere with the normal operations of the Company and its Subsidiaries.  Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall be required to disclose any information to the Acquiror or its Representatives if such disclosure would, in the Company’s reasonable discretion, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date of the Original Agreement; provided, however, that the Company and its Subsidiaries shall use commercially reasonable efforts to provide such information in a manner that will not jeopardize such privilege or contravene any Law, duty or agreement.

(b)   In connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Stockholders (as they relate to the Company and its Subsidiaries), for a period of seven (7) years after the Closing or, if shorter, the applicable period specified in the Company’s document retention policy, the Company shall (i) retain the books and records relating to the Company and its Subsidiaries relating to periods prior to the Closing and (ii) provided that the Stockholders execute a customary confidentiality agreement, afford the Representatives of the Stockholders reasonable access (including the right to make, at the applicable Stockholder’s expense, photocopies), during normal business hours, to such books and records.

Section 5.3             Update of Disclosure Schedules; Knowledge of Breach.  The Company shall have the right from time to time prior to the Closing to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which if existing or known at the date of the Original Agreement would have been required to be set forth or described in such Disclosure Schedules and also with respect to events or conditions arising after the date of the Original Agreement and prior to the Closing; provided that any such supplement or amendment shall not limit or otherwise affect the remedies available to the Acquiror hereunder and, except as provided in the immediately following sentence, the representations and warranties of the Company or the conditions to the obligations of the Acquiror.  Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement not constituting a Material Adverse Effect for purposes of determining whether or not the conditions set forth in Article VII have been satisfied.  If, prior to the Closing, the Acquiror shall have Knowledge that any breach of a representation or warranty of the Company has occurred (other than through notice from the Company), the Acquiror shall promptly so notify the Company, in reasonable detail; provided, however, that a failure by the Acquiror to comply with such obligation shall not be deemed a breach of this Agreement.  Nothing in this Agreement, including this Section 5.3, shall imply that the Company is making any representation or warranty as of any date other than the date of the Original Agreement and the Closing Date.

Section 5.4             Notification of Certain Matters.  Until the Closing, each party hereto shall promptly notify the other parties in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.  For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, written notifications provided by the Company to the Acquiror pursuant to this Section 5.4 shall be deemed incorporated into the Disclosure Schedules for purposes of this Agreement; provided that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

Section 5.5             No Solicitation.  If this Agreement is terminated prior to Effective Time, the Acquiror will not, for a period of three years thereafter, without the prior written consent of the Company, solicit (other than a solicitation by general advertisement) any person who is an employee of the Company, at the date of the Original Agreement or at any time hereafter that precedes such termination, to terminate his or her employment with the Company.  The Acquiror agrees that any remedy at law for any breach by the Acquiror of this Section 5.5 would be inadequate, and that the Company would be entitled to injunctive relief in such a case.  If it is ever held that this restriction on the Acquiror is too onerous and is not necessary for the protection of the Company, the Acquiror agrees that any court of competent jurisdiction may impose such lesser restrictions which such court may consider to be necessary or appropriate to properly protect the Company.

Section 5.6             Takeover Statutes.  If any state takeover statute or similar Law shall become applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, each of the Company and the Acquiror and its respective board of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

Section 5.7             Employee Benefits.

(a)   The Acquiror shall provide, or cause to be provided, to the employees of the Company and its Subsidiaries (the “Affected Employees”), for a period of one year following the Effective Time, compensation and employee benefits that are comparable, in the aggregate,  to those currently provided by the Company and its Subsidiaries to their employees under the Employee Plans, and the Acquiror shall cause to be provided to any Affected Employee who is terminated during such one-year period following the Effective Time severance benefits that are at least comparable to those currently provided by the Company and its Subsidiaries to similarly situated employees and set forth on Schedule 5.7(a) of the Disclosure Schedules.  From and after the Effective Time, the Acquiror shall cause the Surviving Corporation and its Subsidiaries, as applicable, to honor in accordance with the terms of any employment, severance, change of control, salary continuation and management incentive agreements (excluding, for the avoidance of doubt, any Employee Plans) existing on the date of the Original Agreement between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, employees or consultants, in each case, to the extent the Company or any of its Subsidiaries would have been required to perform such agreement and as set forth on Schedule 5.7(a).

(b)   The Acquiror shall, or shall cause the Surviving Corporation to, honor all unused vacation, holiday, sickness and personal days accrued by the employees of the Company and its Subsidiaries under the policies and practices of the Company and its Subsidiaries.  In the event of any change in the welfare benefits provided to any employee of the Company or any of its Subsidiaries under any plan, the Acquiror shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees and their covered dependents under such plan (except to the extent that such conditions, exclusions or waiting periods would apply under the Company’s or such Subsidiary’s then-existing plans absent any change in such welfare coverage plan) and (ii) provide each Affected Employee and his or her covered dependents with credit for any deductibles or out-of-pocket expenses paid prior to any such change in coverage in satisfying any applicable deductible or out-of-pocket requirements under such new or changed plan.  The Acquiror shall, or shall cause the Surviving Corporation to, provide each Affected Employee with credit for all service with the Company and its Affiliates under each employee benefit plan, policy, program or arrangement in which such Affected Employee is eligible to participate following the Effective Time, except for purposes of benefit accrual under a defined benefit pension plan or to the extent that it would result in a duplication of benefits with respect to the same period of services.

(c)   Nothing contained in this Section 5.7 shall be construed to create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company or the Surviving Corporation or any of their Subsidiaries in respect of continued employment for any specified period, nor to require the Acquiror or the Surviving Corporation to continue any specific employee benefit plans (except to the extent set forth in Section 5.7(a)).

(d)   Prior to the Effective Time, the Company will use all reasonable efforts to seek a stockholder vote on the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive or retain any and all payments that would otherwise reasonably be expected to be deemed “parachute payments” under Section 280G of the Code on terms and conditions interpreted in a manner that complies with Section 280G of the Code and the regulations thereunder.

(e)   Notwithstanding anything to the contrary set forth in this Article V, the Company shall, prior to the Closing Date, pay (i) an amount equal to $2,073,557 owing to eligible employees of the Company under the Company’s Executive Multiyear Incentive Plan and (ii) the estimated amount of the Company’s Stub Taxes to the relevant Taxing Authority.  At or prior to Closing, the Company shall provide Acquiror with a schedule showing all amounts paid pursuant to this Section 5.7(e)(ii), including to which Taxing Authorities such amounts were paid.

Section 5.8                                      Confidentiality.  Each of the parties shall hold, and shall cause its Representatives to hold in confidence all documents and information furnished to it by or on behalf of any other party to this Agreement in connection with the transactions contemplated hereby pursuant to the terms of the confidentiality agreement dated March 14, 2007 between DLJ Merchant Bank, Inc., an affiliate of the Acquiror and the Company (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date.  If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 5.9                                      Consents and Filings.

(a)               Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law.  The Acquiror shall pay all filing fees and other charges for the filing under the HSR Act by all parties.

(b)              Each of the Acquiror and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under any Law, including the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”).   In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Law, the Company shall use commercially reasonable efforts, and the Acquiror shall cooperate with the Company, to contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal unless, by mutual agreement, Acquiror and the Company decide that litigation is not in their respective best interests.

(c)               Each of the parties hereto (each, a “Party”) shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement, and permit the other Parties to review in advance any proposed communication by such Party to any Governmental Authority.  No Party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting.  Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act.  Subject to the Confidentiality Agreement, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

Section 5.10                                Further Assurances.  Subject to, and not in limitation of, Section 5.9, each of the Company and the Acquiror shall use its commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

Section 5.11                                Public Announcements.  The Parties shall provide each other with the opportunity to review and comment upon any proposed press release or other public statement with respect to the transactions contemplated hereby, and neither Party shall issue any such press release or make any such public statement without the consent of the other Party, except as may be required by applicable Law.  Notwithstanding anything to the contrary set forth herein, the Parties shall make no public statement or announcement that specifically refers to J.H. Whitney & Co. or any present or former Affiliate thereof (other than the Company) without its prior written consent, except as may be required by applicable Law.

Section 5.12                                Directors’ and Officers’ Indemnification.

(a)               The Acquiror shall, and shall cause the Surviving Corporation and its Subsidiaries to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Original Agreement or who becomes prior to the Closing Date, an officer or director of the Company or any of its Subsidiaries (the “D&O Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) arising out of or relating to any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising out of or relating in whole or in part to the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date (the “D&O Indemnified Liabilities”), including all D&O Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or relating to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable Law to indemnify its own directors or officers (and the Acquiror shall, or shall cause the Surviving Corporation and its Subsidiaries to, pay expenses in advance of the final disposition of any such action or proceeding to each D&O Indemnified Party, provided that the person to whom expenses are advanced provides an undertaking to repay such advances (x) to the extent required by applicable Law or (y) if it is ultimately determined by a court of competent jurisdiction, after all appeals have been extinguished, that such person is not entitled to indemnification hereunder).  Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any D&O Indemnified Party (whether arising before or after the Closing Date), (i) the D&O Indemnified Party may retain counsel satisfactory to it and reasonably satisfactory to the Acquiror, and the Acquiror shall, or shall cause the Surviving Corporation and its Subsidiaries to, pay all fees and expenses of such counsel for the D&O Indemnified Party promptly as statements therefor are received and (ii) the Acquiror, the Surviving Corporation, its Subsidiaries and each D&O Indemnified Party will use all reasonable efforts to assist in the vigorous defense of any such matter; provided that none of the Surviving Corporation, any of its Subsidiaries or the Acquiror shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld.  Any D&O Indemnified Party wishing to claim indemnification under this Section 5.12 shall notify the Acquiror upon learning of any such claim, action, suit, proceeding or investigation (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.12 except to the extent such failure prejudices such party).  The Parties agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any such action or suit, existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that all rights to indemnification in respect of any D&O Indemnified Liabilities asserted or made within such period shall continue until the disposition of such D&O Indemnified Liabilities.

(b)              The Company shall, on or before the Closing Date, arrange for and pay the expense of a non-cancellable “tail” coverage insurance policy for a period of six (6) years from the Closing Date under the Company’s current directors’ and officers’ liability insurance policies (providing coverage not less favorable than that provided by such insurance in effect on the date of the Original Agreement) with respect to matters existing or occurring prior to the Effective Time; provided, however, that the cost of such coverage shall not be deemed a Company Transaction Expense for purposes of this Agreement.

(c)               The Acquiror covenants, for itself and its successors and assigns, that (except for fraud claims) it and they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors and officers of the Company and its Subsidiaries (including, but not limited to, those officers listed on Schedule 1.1 of the Disclosure Schedules), in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval or negotiation of this Agreement or the transactions contemplated hereby (including, but not limited to, the structure of such transactions).

(d)              The Surviving Corporation shall not take any action directly or indirectly to disaffirm or adversely affect the provisions of the Certificate of Incorporation and Bylaws and any other written agreements of the Company and its Subsidiaries that provide indemnification of and expense reimbursement to D&O Indemnified Parties.

Section 5.13                                Cooperation with Financing.  The Company shall provide, shall cause its Subsidiaries to provide and shall use its reasonable best efforts to cause its Representatives to provide such reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Acquiror, including (i) participation in meetings, drafting sessions, presentations, road shows and due diligence, (ii) using reasonable best efforts to furnish Acquiror and the financing sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Acquiror to consummate the Debt Financing, including delivering unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Company prepared in accordance with GAAP (which for purposes hereof shall be deemed not to apply to the calculation of Taxes nor to require the inclusion of footnotes) for (A) each subsequent fiscal quarter ended at least 45 days before the Closing Date and (B) each fiscal month after the most recent fiscal quarter for which financial statements were received by Acquiror’s financing sources as described above and ended at least 30 days before the Closing Date, (iii) assisting Acquiror and the financing sources in the preparation of (A) offering documents and other informational and marketing materials and documents for any portion of the Debt Financing and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of the Acquiror and the financing sources for any portion of the Debt Financing, (v) reasonably facilitating the pledging of collateral and execution and delivery of definitive financing documents and customary deliverables and (vi) using reasonable best efforts to obtain accountants’ comfort letters, accountants’ consent letters, legal opinions, surveys and title insurance as reasonably requested by Acquiror.

Section 5.14                                Related Party Transactions.  On or prior to the Closing Date, the Company shall terminate the Amended and Restated Management Services Agreement dated as of January 1, 2004 by and between the Company and JHW Management Services, L.L.C. and any amounts payable in connection with the termination thereof shall be paid prior to the Closing Date.

Section 5.15                                Notice to Stockholders; Rollover Participation.

(a)                  The Company will promptly notify all Stockholders of the approval and adoption of this Agreement and the Merger in accordance with Section 228(e) of the Delaware General Corporation Law.

(b)                 As soon as practicable following the date of the Original Agreement, the Company shall offer to those Stockholders that (i) own in excess of one percent (1%) of the Company Capital Stock and (ii) are “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act, the opportunity to exchange a portion of their Shares for an equal value of shares of common stock of the Acquiror; provided that the rollover offer is conditioned upon (A) the consummation of the Merger, (B) each offeree executing a Contribution Agreement, (C) each offeree executing a counterpart agreeing to be bound by the terms of a stockholders agreement and (D) Acquiror’s approval of both the Stockholder’s participation and the number of Shares to be exchanged.  Any such offer must be accepted by a Stockholder prior to June 13, 2007 by the execution of a binding Contribution Agreement together with the Certificates and an irrevocable stock power.

Section 5.16                                Spanish Rebates.  Until the fourth anniversary of the Closing Date, the Stockholders will be entitled to a portion of the Spanish Rebates, if and when received by the Company, its Affiliates or its Subsidiaries, as set forth on Schedule 5.16 of the Disclosure

Schedules; provided that the Stockholders agree to execute an undertaking reasonably satisfactory to the Acquiror to return to the Acquiror any Spanish Rebate, or portion thereof, plus penalties and interest, in the event that the Company, its Affiliates or Subsidiaries are required by a Governmental Authority to return any Spanish Rebate or portion thereof.  Acquiror shall promptly (or in any event within ten (10) Business Days) after receiving any Spanish Rebates to which the Stockholders are entitled pursuant to this Section 5.16 deliver such Spanish Rebates to the Stockholder Representative by wire transfer of immediately available funds to an account specified by the Stockholder Representative, in each case as reduced by any out-of-pocket expenses, net of any tax benefit for the payment of such expenses incurred to obtain such Spanish Rebates.  The amounts payable to the Stockholders shall be further reduced by (x) any Taxes payable by the Company, its Affiliates or its Subsidiaries with respect to the receipt of such rebates; and (y) any Taxes (including United States federal income taxes) payable by the Company, its Affiliates or its Subsidiaries as a direct result of the repatriation of the amounts of such rebates to the Company or an Affiliate or Subsidiary located in the United States.  The Acquiror shall consult seriously and in good faith with the Stockholder Representative regarding the correct treatment of the Spanish Rebates for Tax purposes and the reporting thereof on any applicable Tax Returns.  Spanish Rebates payable hereunder shall be made in the United States dollar equivalent, less currency exchange expenses.

Section 5.17                                Stockholder Approval.  The Company shall use its reasonable best efforts to prepare and mail to all Stockholders as promptly as practicable following the execution of this Agreement the notice required by Section 228(e) of the DGCL describing in reasonable detail the Merger and a written consent seeking approval of this Agreement, the Merger and the other transactions contemplated hereby.

ARTICLE VI
TAX MATTERS

Section 6.1                                      Tax Indemnification.

(a)                  The Stockholders, severally (but not jointly) in proportion to their respective ownership of Company Capital Stock, shall indemnify and hold harmless the Acquiror Indemnified Parties from and against any and all Damages in respect of (i) all Taxes of the Company and its Subsidiaries (A) for any taxable period ending on or before the Closing Date, and (B) for the portion of any Straddle Period (as defined below) ending on the Closing Date (determined as provided in Section 6.2(d)); (ii) all Taxes attributable to any inclusion under Section 951 of the Code by Acquiror or its Affiliates at the end of the taxable year of a Subsidiary of the Company that includes the Closing Date arising out of any income accrued by such Subsidiary on or prior to the Closing Date; (iii) all Taxes imposed on any member of a consolidated, combined, unitary or similar group of which any of the Company or its Subsidiaries is or was a member on or prior to the Closing Date, by reason of the liability of any of the Company or its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign Law); and (iv) all Taxes required to be paid by the Stockholders pursuant to Section 6.7 hereof.

(b)                 The Parties agree that any and all indemnification obligations hereunder of the Stockholders made pursuant to Section 6.1(a) shall be satisfied first from the available amount of the Indemnity Escrow Fund then on deposit with the Escrow Agent.  If and only if the Indemnity Escrow Fund is exhausted or is otherwise unavailable, then the Stockholders, severally (but not jointly) in proportion to their respective ownership of Company Capital Stock, shall be liable to the Acquiror Indemnified Parties for all indemnification obligations pursuant to Section 6.1(a).

(c)                  Any refunds of Taxes with respect to the Company or its Subsidiaries that are paid or credited to the Acquiror, the Company, or any of its Subsidiaries or Affiliates and that relate to taxable periods ending on or prior to the Closing Date or the portion of any Straddle Period ending on the Closing Date shall be for the account of the Stockholders other than (i) with respect to amounts that were shown as an asset on the Closing Balance Sheet and (ii) refunds attributable to the carryback of losses or other Tax attributes of the Company or any of its Subsidiaries from any period beginning after the Closing Date or the post-Closing portion of any Straddle Period.  The Acquiror shall pay over to the Stockholder Representative any such refund or the amount of any such credit, net of any Tax or expense incurred in respect of the receipt thereof or entitlement thereto within fifteen (15) days after receipt or entitlement thereto.

Section 6.2                                      Tax Returns.

(a)                  The Company shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries on or prior to the Closing Date and the Company shall timely remit (or cause to be timely remitted) any Taxes due in respect of such Tax Returns.  All such Tax Returns shall be prepared in a manner consistent with prior practice, unless otherwise required by applicable Law.  The Company shall provide Acquiror with copies of completed drafts of such Tax Returns at least twenty (20) days prior to the due date for filing thereof (including any extension thereof), along with appropriate supporting information and schedules, for Acquiror’s review and approval, which approval shall not be unreasonably withheld or delayed.  The Company and the Acquiror shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.  In the event that the Company and the Acquiror are unable to resolve any dispute with respect to such Tax Return at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 6.4, which resolution shall be binding on the parties.

(b)                 Following the Closing, the Acquiror shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries after the Closing Date and, subject to the rights to payment from the Stockholders under Section 6.2(c), pay or cause to be paid all Taxes shown due thereon.  With respect to any Tax Return required to be filed with respect to the Company or its Subsidiaries for a taxable period beginning on or prior to the Closing Date, the Acquiror shall provide the Stockholder Representative with a copy of such completed Tax Return together with appropriate supporting information and schedules at least twenty (20) days prior to the due date (including any extension thereof) for the filing of such Tax Return for the Stockholder Representative’s review and approval, not to be unreasonably withheld or delayed.  All Tax Returns required to be filed or caused to be filed in accordance with Section 6.2 shall be prepared and filed in a manner consistent with past practice and Acquiror and the Stockholder Representative shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.  In the event that Acquiror and the Stockholder Representative are unable to resolve any dispute with respect to such Tax Return at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 6.4, which resolution shall be binding on the parties.  Except as required by applicable law, without the prior written consent of the Stockholder Representative, neither the Acquiror nor the Company shall file any amended Tax Returns for periods beginning on or before the Closing Date.

(c)                  Not later than three (3) days prior to the due date for the payment of Taxes on any Tax Return which the Acquiror has the responsibility to cause to be filed pursuant to Section 6.2(b), (i) if the amount of Stub Taxes on such Tax Return exceeds the estimated amount of Stub Taxes paid by the Company pursuant to Section 5.7(e) hereof, the Stockholders shall pay to the Acquiror the amount of such excess, or (ii) if the amount of Stub Taxes on such Tax Return is less than the estimated amount of Stub Taxes paid by the Company pursuant to Section 5.7(e) hereof, the Acquiror shall pay the Stockholders the amount of such shortfall.  No payment obligation pursuant to this Section 6.2(c) shall excuse the Stockholders from their indemnification obligations pursuant to Section 6.1(a) if the amount of Taxes as ultimately determined, on audit or otherwise, for the periods covered by such Tax Returns exceeds the amount of the Stockholders’ payment under this Section 6.2(c).

(d)                 The Company and the Acquiror will, unless prohibited by applicable Law, close the taxable period of the Company and its Subsidiaries as of the close of business on the Closing Date.  If applicable Law does not permit the Company or its Subsidiaries to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not end on that day) (a “Straddle Period”), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the Stockholders for the period up to and including the close of business on the Closing Date and (ii) to the Company (and its Subsidiaries) for the period subsequent to the Closing Date.  Any allocation of income or deduction required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company or its Subsidiaries (as applicable) as of the close of business on the Closing Date, provided that, (x) Taxes attributable to events occurring on the Closing Date after the Closing that are not in the ordinary course of business of the Company or its Subsidiaries shall be allocated to the Company (or its Subsidiaries) and (y) in the case of Taxes that are imposed on a periodic basis or property Taxes or ad valorem Taxes and exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

(e)                  The indemnification provided for in this Article VI (i) shall be the sole remedy for any claim in respect of Taxes, including any claim arising out of or relating to a breach of Section 3.15, and (ii) shall expire thirty-six (36) months after the Closing Date.  In the event of a conflict between the provisions of this Article VI, on the one hand, and the provisions of Article IX, on the other, the provisions of this Article VI shall control.

Section 6.3                                      Contest Provisions.

(a)          If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any Taxing Authority with respect to the Company for taxable periods beginning on or before the Closing Date (“Tax Claim”), the Acquiror shall promptly notify the Stockholder Representative in writing of the Tax Claim; provided, however, that the failure to give such notice as provided herein shall not relieve the Stockholders of their obligations under Section 6.1(a) except to the extent that the Stockholders are actually prejudiced thereby.  Such notice shall state the nature and basis of the Tax Claim and the amount thereof, to the extent known.

(b)         (i) Except as provided in Section 6.3(b)(ii), the Acquiror and the Stockholder Representative shall, each at its own expense, jointly control the representation of the Company and its Subsidiaries in any Tax audit or administrative or court proceeding to the extent relating to Tax liabilities for which indemnity would be available.  Such joint control shall include, but not be limited to, joint control over (A) the selection of counsel or other advisors of the Company and its Subsidiaries in connection with such audit or dispute; (B) any positions to be taken in such audit or proceeding; (C) the preparation of any written submission to be sent to a Taxing Authority; and (D) settlement, resolution, or closing or other agreement with respect to such audit or proceeding.  In connection therewith, and without limiting the foregoing in any manner, (1) each party shall have the right to be present at, and participate in, any such audit or proceeding; (2) each party shall have the right to receive or obtain copies of all correspondence, notices, and the written materials received from any Taxing Authorities; (3) each party shall have the obligation to keep the other party advised of significant or material developments in the audit or dispute and of significant or material communications involving representatives of the Taxing Authorities; (4) each party shall have the obligation to consult seriously and in good faith with the other party regarding any positions to be taken in such audit or proceeding; (5) each party shall have the obligation to consult seriously and in good faith in the preparation of any written submission to be sent to a Taxing Authority; and (6) each party shall have the obligation to consult seriously and in good faith with the other party regarding any settlement, resolution, or closing or other agreement with respect to such audit or proceeding.  In the event that Acquiror and the Stockholder Representative are unable to resolve any dispute with respect to such audit or proceeding, such dispute shall be resolved pursuant to Section 6.4, which resolution shall be binding on the parties.

(ii)                                  If the amount at issue in a Tax Claim is reasonably expected to involve $200,000 or less (taking into account any amounts that would be at issue if the items were similarly disputed by other Taxing Authorities), the Acquiror shall have the sole right to represent the interest of the Company and its Subsidiaries in any Tax audit or administrative or court proceeding to the extent relating to Tax liabilities for which indemnity would be available; provided, however, that, at the Stockholders’ expense (in proportion to their respective ownership of Company Capital Stock), (A) the Stockholder Representative and its representatives shall be permitted to be present at, and participate in, any such audit or proceeding; (B) the Acquiror shall provide the Stockholder Representative and its representatives with copies of all correspondence, notices, and the written materials received from any Taxing Authorities and shall otherwise keep the Stockholder Representative and its representatives advised of significant or material developments in the audit or dispute and of significant or material communications involving representatives of the Taxing Authorities; (C) the Acquiror shall consult seriously and in good faith with the Stockholder Representative regarding any positions to be taken in such audit or proceeding; (D) the Acquiror shall provide the Stockholder Representative with a copy of any written submission to be sent to a Taxing Authority prior to the submission thereof and shall give serious and good faith consideration to any comments or suggested revisions that the Stockholder Representative or its representatives may have with respect thereto; and (E) there will be no settlement, resolution, or closing or other agreement with respect thereto without the consent of the Stockholder Representative not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, (x) control over the representation of the Company and its Subsidiaries with respect to a Tax Claim shall be governed by Section 6.3(b)(i) if the amount of any unresolved indemnity claims made by the Acquiror pursuant to this Article VI or Article IX plus the aggregate amount of all undisputed claims pursuant to this Article VI and Article IX for which indemnity is required from the Stockholders (calculated without regard to the limitation described in Section 9.3(a)) exceeds the Deductible and (y) if at any time there is reason to expect the amount at issue in the Tax Claim will exceed $200,000 (taking into account any amounts that would be at issue if the items were similarly disputed by other Taxing Authorities), control over the representation of the Company and its Subsidiaries from that point forward shall be governed by Section 6.3(b)(i).  In the event that Acquiror and the Stockholder Representative are unable to resolve any dispute with respect to such audit or proceeding, such dispute shall be resolved pursuant to Section 6.4, which resolution shall be binding on the parties.

For the avoidance of doubt and notwithstanding anything to the contrary, any out-of-pocket expenses incurred by the Acquiror pursuant to this Section 6.3(b)(ii) or Section 6.3(b)(i) shall be considered Damages subject to the limitations set forth in Sections 9.3(a) and (b).

(c)                  The Parties shall reasonably cooperate, and shall cause their respective Affiliates and such Parties’ respective directors, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes.

Section 6.4                                      Disputes.  Notwithstanding anything to the contrary contained in this Agreement, any dispute as to any matter covered by this Article VI shall be resolved in accordance with Section 2.15(b).  The fees and expenses of such accounting firm shall be borne equally by the Stockholders (in proportion to their respective ownership of Company Capital Stock), on the one hand, and the Acquiror, on the other.  If any dispute with respect to a Tax Return (“Disputed Return”) is not resolved prior to the due date of the Disputed Return, (a) the Disputed Return shall be filed in the manner which the party responsible for preparing Disputed Return deems correct; (b) the dispute resolution process described in Section 2.15(b) shall continue, (c) the parties shall take any steps necessary to prevent the lapsing of the statute of limitations for filing an amended Tax Return with respect to the Disputed Return while such dispute resolution process is continuing, and (d) at the completion of the dispute resolution process, the parties shall, if necessary, cause an amended Tax Return to be filed with respect to the Disputed Return reflecting the position determined as a result of such dispute resolution process.

Section 6.5                                      Adjustment to Merger Consideration.  Any payments made pursuant to Article VI, Article IX or Section 5.16 shall be treated as an adjustment to the Net Merger Consideration and all federal, state, local and foreign Tax Returns shall be filed consistent with such treatment unless applicable law requires such payments to be treated otherwise.

Section 6.6                                      Transfer Taxes.  All Transfer Taxes arising out of the transactions contemplated by this Agreement, if any, shall be paid one half by the Stockholders and one half by the Acquiror, and the party obligated by Law to file all necessary Tax Returns and other documentation with respect to such Transfer Taxes shall file such Tax Returns or other documentation and, if required by applicable Law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation and will cooperate with the other party to take such commercially reasonable actions as will minimize or reduce the amount of such Taxes.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1                                      General Conditions.  The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

(a)                  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)                 Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or shall have been terminated.  All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or filed.

(c)                  The Company and the Acquiror shall have executed an indemnity escrow agreement (the “Indemnity Escrow Agreement”), in substantially the form attached hereto as Exhibit H, with an escrow agent mutually satisfactory to the Company and the Acquiror (the “Escrow Agent”) pursuant to which the Indemnity Escrow Fund will be held and released.  The Indemnity Escrow Agreement will provide for the release of the Indemnity Escrow Fund upon the Expiration Date (subject to pending claims made in accordance with the provisions of this Agreement and the Indemnity Escrow Agreement).  The Indemnity Escrow Agreement will further provide that the Escrow Amount shall be treated as an installment obligation of the Acquiror to the Stockholders.  All parties hereto will file all Tax Returns consistent with such treatment.

Section 7.2                                      Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)                  The representations and warranties of the Acquiror and Sub contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct both on the date of the Original Agreement and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.  The Acquiror and Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing.  The Company shall have received from each of the Acquiror and Sub a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer of each of the Acquiror and Sub.

(b)                 The Company shall have received an executed counterpart of each of the Ancillary Agreements, signed by each Party other than the Company.

Section 7.3                                      Conditions to Obligations of the Acquiror and Sub.  The obligations of the Acquiror and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Acquiror in its sole discretion:

(a)                  The representations and warranties of the Company contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct both on the date of the Original Agreement and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.  The Acquiror shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b)                 The Acquiror shall have received an executed counterpart of each of the Ancillary Agreements, signed by each Party other than the Acquiror or Sub.

(c)                  Rollover Securities with an aggregate Rollover Securities Value of no less than $18,000,000 shall have been contributed to the Acquiror pursuant to the Contribution Agreements by full-time management employees of the Company, which condition will be satisfied upon the execution and delivery of binding Contribution Agreements at least equal to such amount together with the related Certificates duly endorsed for transfer and executed irrevocable stock powers authorizing a representative of the Acquiror to transfer the Rollover Securities on behalf of the signatories thereto.

ARTICLE VIII
TERMINATION

Section 8.1                                      Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                  by mutual written consent of the Acquiror and the Company;

(b)                 (i) by the Company, if the Acquiror or Sub breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Company or (ii) by the Acquiror, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3, (y) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (z) has not been waived by the Acquiror;

(c)                  (i) by the Company, if any of the conditions set forth in Section 7.1 or Section 7.2 shall have become incapable of fulfillment prior to June 30, 2007 or (ii) by the Acquiror, if any of the conditions set forth in Section 7.1 or Section 7.3 shall have become incapable of fulfillment prior to June 30, 2007; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date;

(d)                 by either the Company or the Acquiror if the Merger shall not have been consummated by June 30, 2007 (the “Termination Date “); provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Merger to be consummated on or prior to such date; or

(e)                  by either the Company or the Acquiror in the event that any Governmental Authority shall have issued an Order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party so requesting termination shall have complied with Sections 5.9 and 5.10.

The Party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) shall give prompt written notice of such termination to the other Parties.

Section 8.2                                      Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except (a) for the provisions of Sections 3.21 and 4.6 relating to broker’s fees and finder’s fees, Section 5.8 relating to confidentiality, Section 5.11 relating to public announcements, Section 10.1 relating to fees and expenses, Section 10.5 relating to notices, Section 10.8 relating to third-party beneficiaries, Section 10.9 relating to governing law, Section 10.10 relating to submission to jurisdiction and this Section 8.2, (b) the fee payable in accordance with Section 8.3, if applicable, and (c) that nothing herein shall relieve any Party from liability for any breach of this Agreement or any agreement made as of the date of the Original Agreement or subsequent thereto pursuant to this Agreement (subject to Section 8.3).

Section 8.3                                      Termination Fee.  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(b)(i) as a result of any failure of the Acquiror to perform or comply with its obligations hereunder and all of the conditions to Closing set forth in Sections 7.1 or 7.3 hereof have been satisfied (other than any condition which has not been satisfied due to the failure of the Acquiror to perform or comply with its obligations hereunder), the Acquiror shall promptly pay to the Company a fee in an amount equal to $16,000,000 (the “Termination Fee. “).  The payment of such Termination Fee shall be the exclusive remedy of the Company against the Acquiror, Sub and the Fund and shall constitute liquidated damages and full satisfaction of the Acquiror’s, Sub’s and the Fund’s liabilities and obligations under this Agreement.

ARTICLE IX
INDEMNIFICATION

Section 9.1                                      Survival of Representations, Warranties and Covenants.  All representations and warranties made by the parties in this Agreement, or in connection with the negotiation, execution and performance of this Agreement, shall survive the Closing until the earlier of (i) the completion of the Surviving Corporation’s audit for the fiscal year ended December 31, 2007 and (ii) twelve (12) months after the Closing Date (the “Expiration Date”), at which time they shall expire; provided, however, that notwithstanding anything to the contrary set forth herein, (i) all representations and warranties contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority), 3.3 (Subsidiaries and Investments), 3.16 (Environmental Matters) (collectively, along with Sections 3.5 (Capitalization) and 3.21 (Financial Advisors), the “Company Fundamental Representations”), 4.1 (Organization and Qualification), 4.2 (Authority) and Article VI shall survive the Closing until the date that is thirty-six (36) months after the Closing Date and shall expire on such date and (ii) all representations and warranties contained in Sections 3.5 (Capitalization) and 3.21 (Financial Advisors) shall survive the Closing until the date that is twenty-four (24) months after the Closing Date and shall expire on such date.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representation, warranty, covenant and agreement.  Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of the Parties to complete the Closing, each Party shall be entitled to rely upon the representations and warranties set forth herein, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation or audit.  All covenants and agreements contained herein which by their terms contemplate actions or impose obligations following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 9.2                                      Indemnification.

(a)                  The Stockholders, severally (but not jointly) in proportion to their respective ownership of Company Capital Stock, shall indemnify and hold harmless the Acquiror and Sub and their respective officers, directors, employees, stockholders, partners and agents (collectively, the “Acquiror Indemnified Parties “), from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountant’s fees, costs of suit and costs of appeal), fines and penalties (collectively, “Damages “) incurred by any Acquiror Indemnified Party, directly or indirectly, arising out of or relating to (i) any breach or failure to be true and correct of any representation or warranty contained herein, in any Ancillary Agreement or in any instrument or certificate delivered in connection with the transaction contemplated by this Agreement (other than those representations and warranties contained in Section 3.15) made by the Company as if such representation or warranty was made on the date of the Original Agreement and as of the Closing Date (other than representations and warranties made as of a specified date, which need be true and correct only as of the specified date) or (ii) except for those covenants in Article VI, the breach or non-performance by the Company of any of its covenants or agreements contained herein.  Indemnity for breaches of representations in Section 3.15 shall be governed by Article VI.  Notwithstanding any provision herein to the contrary, the Stockholders are not required under this Section 9.2 to indemnify any Acquiror Indemnified Party for any Damages resulting from (x) the breach or failure to be true and correct of any representation or warranty made by the Company in Article III if such Stockholders, carrying the burden of proof, establish that the Acquiror had Knowledge of that inaccuracy prior to the date of the Original Agreement and (y) a Material Adverse Effect if the Company provided the Acquiror with notice thereof prior to the Closing.

(b)                 The Acquiror shall indemnify and hold harmless the Stockholders and other Affiliates (including, prior to the Closing Date, the Company) and their respective managers, members, officers, directors, employees, stockholders, partners and agents (collectively, the “Seller Indemnified Parties “), from and against all Damages incurred by any Seller Indemnified Party, directly or indirectly, arising out of or relating to (i) any breach or failure to be true and correct of any representation or warranty contained herein, in any Ancillary Agreement or in any instrument or certificate delivered in connection with the transaction contemplated by this Agreement made by the Acquiror as if such representation or warranty was made on or as of the Closing Date (other than representations and warranties made as of a specified date, which need be true and correct only as of the specified date) or (ii) the breach or non-performance by the Acquiror of any of its covenants or agreements contained herein.

(c)                  The term “Damages” as used in this Article IX is not limited to matters asserted by third parties, but includes Damages incurred or sustained by an indemnified party in the absence of third-party claims.  The amount of Damages shall be calculated as further provided in Section 9.7.  No party hereto will be liable to another party hereunder for any punitive or special damages, including, without limitation, cost of capital or loss of business reputation, relating to any claim for which such party may be entitled to recover under this Agreement, other than indemnification of amounts paid or payable to third parties in respect of any third-party claim for which indemnification hereunder is required.

(d)                 The approval of this Agreement by the requisite vote or written consent of Stockholders shall also be deemed to constitute approval of all arrangements relating to indemnification contemplated in this Article IX and to the provisions hereof, which shall be binding upon the Stockholders.

Section 9.3                                      Limitations on Indemnification.

(a)                  Notwithstanding any other provision in this Agreement to the contrary, a party shall not be liable to indemnify the other party pursuant to this Article IX or Article VI until the aggregate of all claims for which indemnity is required to be made pursuant to this Agreement shall exceed $3,000,000 (the “Deductible “) and thereafter, only to the extent further Damages for which indemnification hereunder is sought exceed the Deductible; provided, however, that the Deductible shall not apply to Damages related to (i) the failure to be true and correct of (x) the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (Authority), 3.3 (Subsidiaries and Investments), 3.21 (Financial Advisors), 4.1 (Organization and Qualification) and 4.2 (Authority) and (y) only those covenants set forth in Sections 2.15(c) and (d), 5.1(b), (c) and (d), 5.7(e), 5.14 and 6.2(c), and (ii) the failure, as held by a court of competent jurisdiction, of the Company or any of its Subsidiaries to conduct its business in the ordinary course of business in all material respects in accordance with Section 5.1.

(b)              Notwithstanding any other provision in this Agreement to the contrary, no party shall be required to indemnify the other party pursuant to this Article IX for an aggregate amount of Damages exceeding $40,000,000 (the “Cap “); provided further, however, that the Cap shall not apply to Damages related to the failure to be true and correct of the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (Authority), 3.3 (Subsidiaries and Investments), 3.5 (Capitalization), 3.21 (Financial Advisors), 4.1 (Organization and Qualification) and 4.2 (Authority).

Section 9.4                                      Mitigation; Exclusivity of Remedy.

(a)                  Prior to the assertion of any claims for indemnification under this Article IX, an Indemnified Party (as defined below) shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Damages; provided that it is hereby acknowledged that such efforts shall not include any obligation by the Acquiror to exhaust remedies or commence a lawsuit.  Except as provided in Article VI, the remedies in this Article IX shall be the exclusive remedies of the Acquiror Indemnified Parties with respect to any and all matters covered by this Agreement, except for the remedies of specific performance, injunction and other equitable relief; provided, however, that no Party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable Law, or actual fraud, intentional misrepresentation or active concealment is proven on the part of a Party by another Party hereto.

(b)                 The Parties agree that any and all indemnification obligations hereunder of the Stockholders (including Article VI and this Article IX), other than indemnity obligations with respect to Damages related to the failure to be true and correct of any of the Company Fundamental Representations, shall be satisfied solely from the available amount of the Indemnity Escrow Fund then on deposit with the Escrow Agent.  If and only if the Indemnity Escrow Fund is exhausted or is otherwise unavailable, then the Stockholders, severally (but not jointly) in proportion to their respective ownership of Company Capital Stock, shall be liable to the Acquiror Indemnified Parties for Damages related to the failure to be true and correct of any of the Company Fundamental Representations.

Section 9.5                                      Notice of Claims.

(a)                  Except with respect to Tax Claims, which shall be governed exclusively by Article VI, any Acquiror Indemnified Party or Seller Indemnified Party seeking indemnification hereunder (the “Indemnified Party “) shall, within the relevant limitation period provided for in Section 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor “) a notice (a “Claim Notice “) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any Ancillary Agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced and shall be subject to Section 9.6 below; provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent it shall have been prejudiced by such failure.

(b)                 An Indemnitor shall have 30 days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with notice that it disagrees with the claim or the amount or method of determination set forth in the Claim Notice (the “Dispute Notice “).  Within 15 days after the giving of the Dispute Notice, a representative of the Indemnitor and the Indemnified Party shall negotiate in a bona fide attempt to resolve the matter.

Section 9.6                                      Third-Person Claims.  If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail; provided, however, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  The Indemnitor shall have 20 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; provided, further, that, if in the reasonable opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense.  So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor.  If the Indemnitor does not notify the Indemnified Party within ten days after receipt of the Indemnified Party’s notice of a claim of indemnity under this Section 9.6 that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor’s cost, risk and expense, the defense, compromise or settlement of the claim, but shall not thereby waive any right to indemnity therefore pursuant to this Agreement.  The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

Section 9.7                                      Calculation of Damages.

(a)                  The amount of any Damage for which indemnification is provided under this Article IX shall be (i) with respect to the Company, net of any reserves, liability accruals or other provisions for such Damages on the Closing Balance Sheet (to the extent that such reserves, liability accruals or other provisions for such Damages are reflected in good faith in accordance with GAAP (which for purposes hereof shall be deemed not to apply to the calculation of Taxes nor to require the inclusion of footnotes) in Closing Working Capital) and (ii) net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Damage.  In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third Person, the Indemnified Party expressly agrees to promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third-party indemnitor or contributor which may be liable for any portion of such losses or claims.  The Indemnified Party agrees to pursue, at the cost and expense of the Indemnitor, such claims diligently and to reasonably cooperate, at the cost and expense of the Indemnitor, with each applicable insurance carrier and third-party indemnitor or contributor.  The Indemnified Party shall use its commercially reasonable efforts to seek recoveries under insurance policies and shall reimburse the Indemnitor for any Damage indemnified by them, which is subsequently recovered by the Indemnified Party under any such insurance.

(b)                 The amount of any Damage (including Taxes) for which indemnification is provided shall be reduced to take account of any net Tax benefit actually recognized by the Indemnified Party arising from the incurrence or payment of any such Damage.  In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damage.

(c)                  For purposes of determining only the amount of any Damages, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

ARTICLE X
GENERAL PROVISIONS

Section 10.1                                Fees and Expenses.  Except as otherwise provided herein, each of the Company and the Acquiror shall bear its own fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

Section 10.2                                Amendment and Modification.  This Agreement may be amended, modified or supplemented by the Parties at any time prior to the Closing Date; provided, however, that no such amendment shall (a) alter or change the amount or kind of consideration to be delivered to the Stockholders or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the Stockholders.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the Parties in interest at the time of the amendment.

Section 10.3                                Extension.  At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the Parties.  Any agreement on the part of a Party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 10.4                                Waiver.  At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein.  Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 10.5                                Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(a)                  if to the Company, to:

Specialized Technology Resources, Inc.
10 Water Street
Enfield, CT  06082-4899
Attention:  Barry A. Morris
Facsimile:  (860) 749-9158

                                                with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA  90067
Attention:  Jonathan K. Layne
Facsimile:  (310) 552-7053

and a copy (which shall not constitute notice) to:

Murtha Cullina LLP
Cityplace I, 185 Asylum Street
Hartford, CT  06103
Attention:  Willard F. Pinney, Jr.
Facsimile:  (860) 240-6150

(b)                 if to the Acquiror, Sub or the Surviving Corporation, to:

c/o DLJ Merchant Banking Partners
11 Madison Avenue, 16th Floor
New York, NY  10010
Attention:  Susan C. Schnabel
Facsimile:  (310) 712-2734

                                                with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Attention:  Douglas P. Warner, Esq.
Facsimile:  (212) 310-8007

(c)     if to the Stockholder Representative, to:

Michael R. Stone

c/o Whitney & Co.

1250 Prospect Street, Suite 200

La Jolla, CA  92037

Facsimile:  (858) 551-1175

Section 10.6           Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

Section 10.7           Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter of this Agreement.  Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement of the Parties or their Representatives to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 10.8           No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 5.12.

Section 10.9           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 10.10         Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding related to Section 10.18 of this Agreement or the transactions contemplated thereunder shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware) or the United States District Court for the District of Delaware, and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating thereto.  Each of the parties further agrees to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to Section 10.18 of this Agreement or the transactions contemplated thereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) Section 10.18 of this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.11         Disclosure Generally.  Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule to the extent that disclosure would reasonably be expected to be inferred from the disclosure of the matter then appearing in the Disclosure Schedule.  The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.  Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 10.12         Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or the Acquiror or any officer, director, employee, Representative or investor of any Party.

Section 10.13         Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the Acquiror (in the case of an assignment by the Company) or the Company (in the case of an assignment by the Acquiror or Sub), and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.14         Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware) or the United States District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 10.15         Currency.  All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 10.16         Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 10.17         Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.18         Dispute Resolution.

(a)       Subject to the other subsections of this Section 10.18 and except as otherwise set forth in Sections 2.15(b) and 6.4, any and all controversies, claims or disputes arising out of, related to, or in connection with this Agreement or the interpretation, performance or breach hereof, including, but not limited to, alleged violations of state or federal statutory or common law rights or duties, shall be finally settled by binding arbitration conducted expeditiously by a panel of three arbitrators in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures then in effect (the “J.A.M.S. Rules”).  The arbitration shall occur under the auspices of the United States Arbitration Act, 9 U.S.C. §§ 1-6, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereunder.  The place of arbitration shall be Hartford, Connecticut.

(b)      The three arbitrators shall be appointed as provided in this Section 10.18(b).  Each of the Acquiror and the Company shall appoint one arbitrator, and the two arbitrators so appointed shall jointly appoint the third arbitrator.  Each arbitrator shall be neutral, independent, disinterested and impartial.  Each of the arbitrators shall be licensed attorneys who have at least fifteen (15) years’ experience in the negotiation of commercial agreements and contracts in regard to the purchase and sale of companies or their businesses.  An arbitrator shall be subject to disqualification if an appointing party, either before or after the appointment, asks for the views of the arbitrator or makes any ex parte disclosure of significant facts or themes of the dispute beyond what is appropriate for the arbitrators’ conflict check and revelation of his qualifications for the case.  There shall be no ex parte communications with an arbitrator either before or during the arbitration, relating to the dispute or the issues involved in the dispute or the arbitrator’s views on any such issues or a party-appointed arbitrator’s choice of a third arbitrator.

(c)       The arbitration proceedings shall be administered by the arbitrators in accordance with the J.A.M.S. Rules as the arbitrators deem appropriate.  The discovery period related to the arbitration proceedings shall terminate ninety (90) days after the arbitrators have been finally appointed, and the Acquiror, on the one hand, and the Company, on the other hand, shall each be permitted to depose up to six (6) witnesses.  The parties and the arbitrators shall use their best efforts to see that the arbitration proceedings taking place pursuant to this Section 10.18 shall conclude within one hundred and fifty (150) days after the arbitrators have been finally appointed.  The arbitrators shall render a reasoned opinion in writing in support of their decision.  Each party shall bear its own attorneys’ and other experts’ fees and disbursements and other costs of arbitration.  All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by the Acquiror, on one hand, and the Company, on the other hand, unless they agree otherwise.

(d)      Notwithstanding the other provisions of this Section 10.18, either party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or to maintain the status quo before, during or after the pendency of the arbitration proceeding.  The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either party to submit the dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional or injunctive relief.  Nothing herein, however, shall be construed to mean that any decision of the arbitrators is subject to judicial review or appeal, and the parties hereto hereby waive any and all rights of judicial appeal or review, on any ground whatsoever.

Section 10.19         Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 10.20         Facsimile Signature.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 10.21         Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 10.22         No Consequential Damages.  The parties hereto expressly acknowledge and agree that no party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

Section 10.23         Disclaimer of Implied Warranties.

(a)       It is the explicit intent and understanding of each Party that no Party or any of such Party’s Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, as to the accuracy or completeness of any information regarding the Company or its Subsidiaries, except as expressly set forth in this Agreement, and no Party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by any other Party hereto or such other Party’s Affiliates or Representatives, except for the representations and warranties expressly set forth in this Agreement.

(b)      In connection with the Acquiror’s investigation of the Company, the Acquiror has received certain estimates, projections and other forecasts regarding the Company and its Subsidiaries.  The Acquiror acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that the Acquiror is familiar with such uncertainties and that the Acquiror is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).  Accordingly, the Company makes no representation or warranty with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

Section 10.24         No Presumption Against Drafting Party.  Each of the Acquiror, Sub and the Company acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

STR HOLDINGS LLC

By:
Name: Ryan Sprott
Title: Vice President and Secretary

STR ACQUISITION, INC.

By:
Name: Ryan Sprott
Title: Vice President and Secretary

SPECIALIZED TECHNOLOGY RESOURCES, INC.

By:
Name: Barry A. Morris
Title: Vice President and Chief Financial Officer

STOCKHOLDER REPRESENTATIVE

Michael Stone

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Exhibit A

EMPLOYMENT TERM SHEETS

Execution Copy

SPECIALIZED TECHNOLOGY RESOURCES, INC.

SUMMARY OF TERMS FOR
EMPLOYMENT AGREEMENT (the “Agreement”)
Barry A. Morris (“Executive”)

The following sets forth the principal terms of the employment and equity participation arrangements for the Executive of STR Holdings, Inc. (“Holdings”) and Specialized Technology Resources, Inc. (the “Company”), which shall be set forth in an employment agreement to be entered into by and between Holdings and the Executive (the “Employment Agreement”) and the other documentation referred to herein, after the consummation of the transactions and agreements contemplated by the Agreement and Plan of Merger, by and among STR Acquisition, Inc. (the “Merger Sub”),  Holdings and the Company, dated as of April 21, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”).  The Employment Agreement and the documentation related to Executive’s equity participation shall be negotiated by the parties in good faith and shall become effective upon the closing of the Merger (the “Closing Date”).  The Executive agrees that he shall become employed by Holdings and make the investment in Holdings, all on the terms set forth herein.

Job Title/ Responsibilities:

Executive shall be the Vice President and Chief Financial Officer of the Company and shall have such responsibilities as are customary for that position. Executive shall report to the Chief Executive Officer of the Company.

Term:

Executive’s employment shall continue for a term of three years (the “Initial Period”). The Initial Period shall automatically renew for successive one-year periods on the same terms unless either party gives notice of its desire not to renew at least sixty (60) days prior to the end of the Initial Period or any successive one-year extension (such term, the “Employment Period”).

Base Salary:

Executive’s annual salary (“Base Salary”) shall be $215,000, payable in accordance with the Company’s customary payroll procedures. Your compensation will be reviewed annually by the Board of Directors of Holdings (the “Board”) and your Base Salary may be increased on your performance and that of the Company.

Incentive Bonus:	Executive shall be eligible for an annual performance bonus based on the Company’s Management Incentive Plan (target of 40% of Base Salary) for each calendar year.

Equity	Executive will invest $1,500,000 to purchase common stock of

Investment:

Holdings or rollover existing shares of capital stock (or options) of the Company with an equivalent value pursuant to the terms of a contribution agreement. The common stock purchased shall be the same class of stock purchased and the same purchase price per share (the “Closing Price”), as the DLJ Entities’ equity investment.

Equity Incentives:	Executive shall be granted 12% of the Stock Option Pool. The terms of those options are set forth on Exhibit A.

Repurchase Rights:

Following the termination of employment, Holdings may have the right to repurchase all or any portion of the securities owned by the Executive on terms provided on Exhibit B attached hereto. Under certain circumstances following the termination of employment, Executive shall have the option to sell and Holdings shall purchase all or any portion of the securities owned by the Executive on customary terms on terms provided on Exhibit B.

Benefits:	Health, life, disability, vacation, sick leave and other benefits generally made available by the Company to its executive employees.

Termination Without Cause or by Executive with Good Reason:

If Executive is terminated without “Cause” or Executive terminates his service with Holdings and the Company for “Good Reason,” Executive shall be entitled to receive (i) any accrued, but unpaid, Base Salary through the date of termination (“Termination Date”), (ii) any bonus earned with respect to the year in which termination occurs, payable in accordance with the Company’s usual bonus payment schedule and (iii) Base Salary and continued benefits from the Termination Date through the first anniversary of the Termination Date, payable in accordance with the usual payroll practices of the Company.

Termination with Cause or by Executive without Good Reason:	In the event that Executive is terminated with Cause or resigns without Good Reason, the Company shall pay to Executive any accrued, but unpaid, Base Salary and bonus through the Termination Date.

Non- compete/Non-Solicit:

The Agreement will contain customary non-compete/non-solicit provisions. These provisions shall remain in effect during the term of Executive’s employment and for a period of twelve (12) months after termination of employment. The Company shall have the option to extend the term of the non-compete and non-solicitation for an additional twelve (12) months by agreeing to pay severance for that additional period.

2

Non-disclosure:	Executive will enter into a customary nondisclosure, assignment of inventions and confidentiality agreement.

Stockholders Agreement:

All stockholders will be required to enter into a stockholders’ agreement by and among Holdings and related DLJ entities (each, a “DLJ Entity” and collectively, the “DLJ Entities”) and all other stockholders of Holdings other than the DLJ Entities (the “Other Stockholders”).

Transfer Restrictions:

Other than as provided below or to a Permitted Transferee (estate, heirs and estate or tax planning vehicles that the Other Stockholder controls), no Other Stockholder will be permitted to transfer, assign or pledge any interest in its stock in the Company. All transfers will be subject to compliance with applicable securities laws.

Drag Along Right:

The DLJ Entities shall have the right to require all Other Stockholders to join in any sale of shares in any transaction in which the DLJ Entities are selling more than 50% of their shares on the same terms and conditions (and to do all other things necessary to effectuate such sale).

Tag Along Right:	Other Stockholders will have customary pro rata tag along rights with respect to sales of shares by the DLJ Entities.

“Piggy Back” Registration Rights:

Subject to any underwriter cut-back, each Other Stockholder will have “piggy back” registration rights in connection with any offering by Holdings of its shares (other than customary exclusions). All stockholders will be subject to customary lock-ups.

Governing Law:	New York

3

This document may be executed in counterparts.

Accepted and agreed this day of April, 2007.

Barry A. Morris

STR HOLDINGS, INC.

By:
Name: Jason Metakis
Title: Vice President and Treasurer

SIGNATURE PAGE TO EMPLOYMENT TERM SHEET (MORRIS)

EXHIBIT A
Management Equity Incentive Arrangements

Equity Incentive Plan:

As soon as practicable following the Closing, Holdings will establish a Management Incentive Plan pursuant to which Holdings will authorize for issuance stock options or equivalent incentive rights to purchase 10% of the fully diluted equity value of Holdings (the “Stock Option Pool”).

Vesting:

Approximately 50% of the Stock Option Pool (the “Time Options”) will vest monthly over a five year period. The options will have an exercise price equal to the Closing Price (or the fair market value on the date of grant for options unallocated at the time of Closing).

25% of the Stock Option Pool (the “Performance Options”) will be eligible to vest 20% annually over a five year period upon the achievement of a Target for each fiscal year. The Target will be set at 85% of the Equity Valuation using management’s plan (based on the projections provided in the Company’s final Confidential Information Memorandum dated March 2007). “Equity Valuation” shall mean, with respect to a particular fiscal year, (A) the product of (i) 10x and (ii) pro forma consolidated EBITDA for such fiscal year, less (B) consolidated net debt as of the end of such fiscal year. If the Target is not fully satisfied in any one year, the unvested portion of the shares in respect of that year may vest in the next subsequent year if the Target is met for the subsequent year.

The remaining 25% of the Stock Option Pool (the “Super Options”) will vest monthly over a five year period. The options will have an exercise price equal to 2.5 times the Closing Price (or 2.5 times the fair market value on the date of grant for options unallocated at the time of Closing).

Accelerated Vesting Upon a Change of Control and Termination:

The total unvested portion of the options will subsequently vest upon a change of control. If Executive is terminated without Cause or Executive terminates his service with Holdings and the Company for Good Reason, the unvested portion of the Time Options and Super Options will vest in that number of shares that would have vested had Executive been employed for an additional year. Executive will have 180 days from the date of termination to exercise the vested options.

5

Vesting Upon an Initial Public Offering:

Upon the occurrence of an initial public offering, any unvested option will continue to be subject to vesting in accordance with the original vesting schedule, but will accelerate upon the DLJ Entities having sold 50% of their shares in the Company.

6

Exhibit B
Repurchase Rights

	Rollover Stock and Rollover Options	Common Stock Received Upon Exercise of Options	Vested Options Not Exercised	Unvested Options

Terminated With Cause	Call Right @ Cost No Put Right	Call Right @ Cost No Put Right	Forfeit	Forfeit

Terminated Without Cause	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates with Good Reason	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates without Good Reason	Call Right @ FMV No Put Right	Call Right @ FMV No Put Right	Forfeit	Forfeit

7

Execution Copy

SPECIALIZED TECHNOLOGY RESOURCES, INC.

SUMMARY OF TERMS FOR
EMPLOYMENT AGREEMENT (the “Agreement”)
Robert S. Yorgensen (“Executive”)

The following sets forth the principal terms of the employment and equity participation arrangements for the Executive of STR Holdings, Inc. (“Holdings”) and Specialized Technology Resources, Inc. (the “Company”), which shall be set forth in an employment agreement to be entered into by and between Holdings and the Executive (the “Employment Agreement”) and the other documentation referred to herein, after the consummation of the transactions and agreements contemplated by the Agreement and Plan of Merger, by and among STR Acquisition, Inc. (the “Merger Sub”),  Holdings and the Company, dated as of April 21, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”).  The Employment Agreement and the documentation related to Executive’s equity participation shall be negotiated by the parties in good faith and shall become effective upon the closing of the Merger (the “Closing Date”).  The Executive agrees that he shall become employed by Holdings and make the investment in Holdings, all on the terms set forth herein.

Job Title/ Responsibilities:	Executive shall be the President of STR Solar and shall have such responsibilities as are customary for that position. Executive shall report to the Chief Executive Officer of the Company.

Term:

Executive’s employment shall continue for a term of three years (the “Initial Period”). The Initial Period shall automatically renew for successive one-year periods on the same terms unless either party gives notice of its desire not to renew at least sixty (60) days prior to the end of the Initial Period or any successive one-year extension (such term, the “Employment Period”).

Base Salary:

Executive’s annual salary (“Base Salary”) shall be $235,000, payable in accordance with the Company’s customary payroll procedures. Your compensation will be reviewed annually by the Board of Directors of Holdings (the “Board”) and your Base Salary may be increased on your performance and that of the Company.

Incentive Bonus:	Executive shall be eligible for an annual performance bonus based on the Company’s Management Incentive Plan (target of 40% of Base Salary) for each calendar year.

Equity Investment:	Executive will invest $2,000,000 to purchase common stock of Holdings or rollover existing shares of capital stock (or options) of the Company with an equivalent value pursuant to the terms of a contribution agreement. The common stock purchased shall be the same class of stock purchased and the same purchase price per share (the “Closing Price”), as the DLJ Entities’ equity investment.

Equity Incentives:	Executive shall be granted 21% of the Stock Option Pool. The terms of those options are set forth on Exhibit A.

Repurchase Rights:

Following the termination of employment, Holdings may have the right to repurchase all or any portion of the securities owned by the Executive on terms provided on Exhibit B attached hereto. Under certain circumstances following the termination of employment, Executive shall have the option to sell and Holdings shall purchase all or any portion of the securities owned by the Executive on customary terms on terms provided on Exhibit B.

Benefits:	Health, life, disability, vacation, sick leave and other benefits generally made available by the Company to its executive employees.

Termination Without Cause or by Executive with Good Reason:

If Executive is terminated without “Cause” or Executive terminates his service with Holdings and the Company for “Good Reason,” Executive shall be entitled to receive (i) any accrued, but unpaid, Base Salary through the date of termination (“Termination Date”), (ii) any bonus earned with respect to the year in which termination occurs, payable in accordance with the Company’s usual bonus payment schedule and (iii) Base Salary and continued benefits from the Termination Date through the first anniversary of the Termination Date, payable in accordance with the usual payroll practices of the Company.

Termination with Cause or by Executive without Good Reason:	In the event that Executive is terminated with Cause or resigns without Good Reason, the Company shall pay to Executive any accrued, but unpaid, Base Salary and bonus through the Termination Date.

Non- compete/Non-Solicit:

The Agreement will contain customary non-compete/non-solicit provisions. These provisions shall remain in effect during the term of Executive’s employment and for a period of twelve (12) months after termination of employment. The Company shall have the option to extend the term of the non-compete and non-solicitation for an additional twelve (12) months by agreeing to pay severance for that additional period.

Non-disclosure:	Executive will enter into a customary nondisclosure, assignment of inventions and confidentiality agreement.

2

Stockholders Agreement:

All stockholders will be required to enter into a stockholders’ agreement by and among Holdings and related DLJ entities (each, a “DLJ Entity” and collectively, the “DLJ Entities”) and all other stockholders of Holdings other than the DLJ Entities (the “Other Stockholders”).

Transfer Restrictions:

Other than as provided below or to a Permitted Transferee (estate, heirs and estate or tax planning vehicles that the Other Stockholder controls), no Other Stockholder will be permitted to transfer, assign or pledge any interest in its stock in the Company. All transfers will be subject to compliance with applicable securities laws.

Drag Along Right:

The DLJ Entities shall have the right to require all Other Stockholders to join in any sale of shares in any transaction in which the DLJ Entities are selling more than 50% of their shares on the same terms and conditions (and to do all other things necessary to effectuate such sale).

Tag Along Right:	Other Stockholders will have customary pro rata tag along rights with respect to sales of shares by the DLJ Entities.

“Piggy Back” Registration Rights:

Subject to any underwriter cut-back, each Other Stockholder will have “piggy back” registration rights in connection with any offering by Holdings of its shares (other than customary exclusions). All stockholders will be subject to customary lock-ups.

Governing Law:	New York

3

This document may be executed in counterparts.

Accepted and agreed this day of April, 2007.

Robert S. Yorgensen

STR HOLDINGS, INC.

By:
Name: Jason Metakis
Title: Vice President and Treasurer

SIGNATURE PAGE TO EMPLOYMENT TERM SHEET (YORGENSEN)

EXHIBIT A
Management Equity Incentive Arrangements

Equity Incentive Plan:

As soon as practicable following the Closing, Holdings will establish a Management Incentive Plan pursuant to which Holdings will authorize for issuance stock options or equivalent incentive rights to purchase 10% of the fully diluted equity value of Holdings (the “Stock Option Pool”).

Vesting:

Approximately 50% of the Stock Option Pool (the “Time Options”) will vest monthly over a five year period. The options will have an exercise price equal to the Closing Price (or the fair market value on the date of grant for options unallocated at the time of Closing).

25% of the Stock Option Pool (the “Performance Options”) will be eligible to vest 20% annually over a five year period upon the achievement of a Target for each fiscal year. The Target will be set at 85% of the Equity Valuation using management’s plan (based on the projections provided in the Company’s final Confidential Information Memorandum dated March 2007). “Equity Valuation” shall mean, with respect to a particular fiscal year, (A) the product of (i) 10x and (ii) pro forma consolidated EBITDA for such fiscal year, less (B) consolidated net debt as of the end of such fiscal year. If the Target is not fully satisfied in any one year, the unvested portion of the shares in respect of that year may vest in the next subsequent year if the Target is met for the subsequent year.

The remaining 25% of the Stock Option Pool (the “Super Options”) will vest monthly over a five year period. The options will have an exercise price equal to 2.5 times the Closing Price (or 2.5 times the fair market value on the date of grant for options unallocated at the time of Closing).

Accelerated Vesting Upon a Change of Control and Termination:

The total unvested portion of the options will subsequently vest upon a change of control. If Executive is terminated without Cause or Executive terminates his service with Holdings and the Company for Good Reason, the unvested portion of the Time Options and Super Options will vest in that number of shares that would have vested had Executive been employed for an additional year. Executive will have 180 days from the date of termination to exercise the vested options.

5

Vesting Upon an Initial Public Offering:

Upon the occurrence of an initial public offering, any unvested option will continue to be subject to vesting in accordance with the original vesting schedule, but will accelerate upon the DLJ Entities having sold 50% of their shares in the Company.

6

Exhibit B
Repurchase Rights

	Rollover Stock and Rollover Options	Common Stock Received Upon Exercise of Options	Vested Options Not Exercised	Unvested Options

Terminated With Cause	Call Right @ Cost No Put Right	Call Right @ Cost No Put Right	Forfeit	Forfeit

Terminated Without Cause	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates with Good Reason	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates without Good Reason	Call Right @ FMV No Put Right	Call Right @ FMV No Put Right	Forfeit	Forfeit

7

Execution Copy

SPECIALIZED TECHNOLOGY RESOURCES, INC.

SUMMARY OF TERMS FOR
EMPLOYMENT AGREEMENT (the “Agreement”)
John F. Gual (“Executive”)

The following sets forth the principal terms of the employment and equity participation arrangements for the Executive of STR Holdings, Inc. (“Holdings”) and Specialized Technology Resources, Inc. (the “Company”), which shall be set forth in an employment agreement to be entered into by and between Holdings and the Executive (the “Employment Agreement”) and the other documentation referred to herein, after the consummation of the transactions and agreements contemplated by the Agreement and Plan of Merger, by and among STR Acquisition, Inc. (the “Merger Sub”),  Holdings and the Company, dated as of April 21, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”).  The Employment Agreement and the documentation related to Executive’s equity participation shall be negotiated by the parties in good faith and shall become effective upon the closing of the Merger (the “Closing Date”).  The Executive agrees that he shall become employed by Holdings and make the investment in Holdings, all on the terms set forth herein.

Job Title/ Responsibilities:

Executive shall be the Vice President and Chief Operating Officer of the Company and shall have such responsibilities as are customary for that position. Executive shall report to the Chief Executive Officer of the Company.

Term:

Executive’s employment shall continue for a term of three years (the “Initial Period”). The Initial Period shall automatically renew for successive one-year periods on the same terms unless either party gives notice of its desire not to renew at least sixty (60) days prior to the end of the Initial Period or any successive one-year extension (such term, the “Employment Period”).

Base Salary:

Executive’s annual salary (“Base Salary”) shall be $235,000, payable in accordance with the Company’s customary payroll procedures. Your compensation will be reviewed annually by the Board of Directors of Holdings (the “Board”) and your Base Salary may be increased on your performance and that of the Company.

Incentive Bonus:	Executive shall be eligible for an annual performance bonus based on the Company’s Management Incentive Plan (target of 40% of Base Salary) for each calendar year.

Equity	Executive will invest $2,650,000 to purchase common stock of

Investment:

Holdings or rollover existing shares of capital stock (or options) of the Company with an equivalent value pursuant to the terms of a contribution agreement. The common stock purchased shall be the same class of stock purchased and the same purchase price per share (the “Closing Price”), as the DLJ Entities’ equity investment.

Equity Incentives:	Executive shall be granted 15% of the Stock Option Pool. The terms of those options are set forth on Exhibit A.

Repurchase Rights:

Following the termination of employment, Holdings may have the right to repurchase all or any portion of the securities owned by the Executive on terms provided on Exhibit B attached hereto. Under certain circumstances following the termination of employment, Executive shall have the option to sell and Holdings shall purchase all or any portion of the securities owned by the Executive on customary terms on terms provided on Exhibit B.

Benefits:

Health, life, disability, vacation, sick leave and other benefits generally made available by the Company to its executive employees. Continuing golf club membership will also be made available to Executive.

Termination Without Cause or by Executive with Good Reason:

If Executive is terminated without “Cause” or Executive terminates his service with Holdings and the Company for “Good Reason,” Executive shall be entitled to receive (i) any accrued, but unpaid, Base Salary through the date of termination (“Termination Date”), (ii) any bonus earned with respect to the year in which termination occurs, payable in accordance with the Company’s usual bonus payment schedule and (iii) Base Salary and continued benefits from the Termination Date through the first anniversary of the Termination Date, payable in accordance with the usual payroll practices of the Company.

Termination with Cause or by Executive without Good Reason:	In the event that Executive is terminated with Cause or resigns without Good Reason, the Company shall pay to Executive any accrued, but unpaid, Base Salary and bonus through the Termination Date.

Non- compete/Non-Solicit:

The Agreement will contain customary non-compete/non-solicit provisions. These provisions shall remain in effect during the term of Executive’s employment and for a period of twelve (12) months after termination of employment. The Company shall have the option to extend the term of the non-compete and non-solicitation for an additional twelve (12) months by agreeing to pay severance for that additional period.

2

Non-disclosure:	Executive will enter into a customary nondisclosure, assignment of inventions and confidentiality agreement.

Stockholders Agreement:

All stockholders will be required to enter into a stockholders’ agreement by and among Holdings and related DLJ entities (each, a “DLJ Entity” and collectively, the “DLJ Entities”) and all other stockholders of Holdings other than the DLJ Entities (the “Other Stockholders”).

Transfer Restrictions:

Other than as provided below or to a Permitted Transferee (estate, heirs and estate or tax planning vehicles that the Other Stockholder controls), no Other Stockholder will be permitted to transfer, assign or pledge any interest in its stock in the Company. All transfers will be subject to compliance with applicable securities laws.

Drag Along Right:

The DLJ Entities shall have the right to require all Other Stockholders to join in any sale of shares in any transaction in which the DLJ Entities are selling more than 50% of their shares on the same terms and conditions (and to do all other things necessary to effectuate such sale).

Tag Along Right:	Other Stockholders will have customary pro rata tag along rights with respect to sales of shares by the DLJ Entities.

“Piggy Back” Registration Rights:

Subject to any underwriter cut-back, each Other Stockholder will have “piggy back” registration rights in connection with any offering by Holdings of its shares (other than customary exclusions). All stockholders will be subject to customary lock-ups.

Governing Law:	New York

3

This document may be executed in counterparts.

Accepted and agreed this day of April, 2007.

John F. Gual

STR HOLDINGS, INC.

By:
Name: Jason Metakis
Title: Vice President and Treasurer

SIGNATURE PAGE TO EMPLOYMENT TERM SHEET (GUAL)

EXHIBIT A
Management Equity Incentive Arrangements

Equity Incentive Plan:

As soon as practicable following the Closing, Holdings will establish a Management Incentive Plan pursuant to which Holdings will authorize for issuance stock options or equivalent incentive rights to purchase 10% of the fully diluted equity value of Holdings (the “Stock Option Pool”).

Vesting:

Approximately 50% of the Stock Option Pool (the “Time Options”) will vest monthly over a five year period. The options will have an exercise price equal to the Closing Price (or the fair market value on the date of grant for options unallocated at the time of Closing).

25% of the Stock Option Pool (the “Performance Options”) will be eligible to vest 20% annually over a five year period upon the achievement of a Target for each fiscal year. The Target will be set at 85% of the Equity Valuation using management’s plan (based on the projections provided in the Company’s final Confidential Information Memorandum dated March 2007). “Equity Valuation” shall mean, with respect to a particular fiscal year, (A) the product of (i) 10x and (ii) pro forma consolidated EBITDA for such fiscal year, less (B) consolidated net debt as of the end of such fiscal year. If the Target is not fully satisfied in any one year, the unvested portion of the shares in respect of that year may vest in the next subsequent year if the Target is met for the subsequent year.

The remaining 25% of the Stock Option Pool (the “Super Options”) will vest monthly over a five year period. The options will have an exercise price equal to 2.5 times the Closing Price (or 2.5 times the fair market value on the date of grant for options unallocated at the time of Closing).

Accelerated Vesting Upon a Change of Control and Termination:

The total unvested portion of the options will subsequently vest upon a change of control. If Executive is terminated without Cause or Executive terminates his service with Holdings and the Company for Good Reason, the unvested portion of the Time Options and Super Options will vest in that number of shares that would have vested had Executive been employed for an additional year. Executive will have 180 days from the date of termination to exercise the vested options.

5

Vesting Upon an Initial Public Offering:

Upon the occurrence of an initial public offering, any unvested option will continue to be subject to vesting in accordance with the original vesting schedule, but will accelerate upon the DLJ Entities having sold 50% of their shares in the Company.

6

Exhibit B
Repurchase Rights

	Rollover Stock and Rollover Options	Common Stock Received Upon Exercise of Options	Vested Options Not Exercised	Unvested Options

Terminated With Cause	Call Right @ Cost No Put Right	Call Right @ Cost No Put Right	Forfeit	Forfeit

Terminated Without Cause	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates with Good Reason	Executive and Company must mutually agree to repurchase at FMV.	Call Right/Put Right @ FMV	Call Right/Put Right @ FMV	Forfeit

Employee Terminates without Good Reason	Call Right @ FMV No Put Right	Call Right @ FMV No Put Right	Forfeit	Forfeit

7

Exhibit B

FORM OF CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of April      , 2007, by and among STR Holdings, Inc. (the “Issuer”) and the stockholders listed on the signature page hereto (each an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, immediately prior to the Effective Time, (i) each Investor desires to contribute and assign the Rollover Securities owned by Investor set forth opposite his or her name on Schedule A to the Issuer in exchange for the number of shares of common stock, par value $0.01 per share, of the Issuer as set forth opposite his or her name on Schedule A (the “Securities”), and (ii) the Issuer desires to accept the Rollover Securities from the Investors and issue the Securities to the Investors; capitalized terms used herein but not defined shall have the meaning ascribed to them in that certain Agreement and Plan of Merger by and among the Issuer, STR Acquisition, Inc. and Specialized Technology Resources, Inc. (the “Company”) dated as of April    , 2007 (the “Merger Agreement”);

WHEREAS, simultaneous to the transactions contemplated by this Agreement, the Fund has executed and delivered to the Issuer the Equity Commitment Letter pursuant to which the Fund has agreed to contribute an aggregate of $      in cash to the Issuer (the “Cash Contribution”); and

WHEREAS, as a condition to the Issuer’s acceptance of the contribution and the issuance of the Securities to the Investors, each Investor will immediately prior to the Effective Time enter into a Stockholders Agreement with the Issuer and the other stockholders of the Issuer party thereto (the “Stockholders Agreement”), which will, among other things, impose certain restrictions on the transfer of the Securities as more particularly described therein.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
CONTRIBUTION OF ROLLOVER SECURITIES

1.1 Rollover Stockholder. As of immediately prior to the Effective Time, on the terms and subject to the conditions herein, each Investor shall contribute, transfer, and assign to the Issuer all of its right, title, and interest in and to the Rollover Securities in exchange for the Securities (the “Contribution”).

1.2 Stockholders Agreement. On or prior to the Effective Time, each Investor agrees to execute and deliver to the Issuer the Stockholders Agreement.

1.3 Delivery of Certificates. On the date hereof, in order to effectuate the Contribution, each Investor shall deliver the certificates representing the Rollover Securities, accompanied by irrevocable stock transfer powers giving Susan Schnabel and Ryan Sprott power of attorney sufficient to transfer and assign all right, title and interest of the Investors in the Rollover Securities to the Issuer immediately prior to the Effective Time subject to all of the conditions to Closing in the Merger Agreement having been satisfied or waived.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF INVESTOR

2.1 Each Investor hereby severally represents and warrants as to itself to the Issuer as of the date hereof and as of the Closing Date as follows:

(a)                        Investor is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Investor’s investment in the Securities;

(b)                       Investor believes Investor, either alone or with the assistance of Investor’s own professional advisor, has such knowledge and experience in financial and business matters that Investor is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Securities and has the net worth to undertake such risks;

(c)                        Investor has obtained, to the extent Investor deems necessary, Investor’s own personal professional advice with respect to the tax consequences of receiving, and the risks inherent in, the investment in the Securities, and the suitability of an investment in the Securities in light of the Investor’s financial condition and investment needs;

(d)                       Investor believes that the investment in the Securities is suitable for the Investor based upon Investor’s investment objectives and financial needs, and Investor has adequate means for providing for the Investor’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities;

(e)                        Investor has been given access to full and complete information regarding the Issuer and the Company and has utilized such access to Investor’s satisfaction for the purpose of obtaining information Investor believes to be relevant in making its investment decision and, particularly, Investor has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to obtain any additional information, to the extent reasonably available, Investor believes to be relevant in making its investment decision;

(f)                          Investor recognizes that an investment in the Securities involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company;

(g)                       Investor realizes that (i) the acquisition of the Securities is a long-term

2

investment; (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state and, therefore, none of such securities can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available, and there can be no assurance that any such registration will be effected at any time in the future; (iii) Investor may not be able to liquidate Investor’s investment in the event of an emergency or pledge any of such securities as collateral for loans; and (iv) the transferability of the Securities is restricted and (A) requires the written consent the Company and (B) legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability;

(h)                       Investor is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the I Securities in the state set forth on the signature page below under “Address,” and the Securities are being purchased by Investor in Investor’s name solely for Investor’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization;

(i)                           Each Investor has the power and authority to enter into and perform this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor;

(j)                           Investor has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the Securities Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by Investor and the fees and expenses of defending against such liability or alleged liability; and

(k)                        Investor has completed Schedule B to this Agreement as to his/her status as an “Accredited Investor” (as defined therein) and such information is true and complete.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investors as of the Closing Date as follows:

(a) The Issuer is a corporation duly organized, existing and in good standing, under the laws of its state of incorporation.

(b) The Issuer has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Issuer has been duly and validly approved by the Issuer. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against Issuer in accordance with its terms.

3

(c) When issued and delivered in accordance with this Agreement, the Securities will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges and other encumbrances other than restrictions on transfer under the Stockholders Agreement and applicable federal and state securities laws.

ARTICLE IV
COVENANTS AND AGREEMENTS

4.1 Further Assurances. From and after the date of this Agreement, the Investor shall execute any and all further documents, financing statements, agreement and instruments, and take all further action that may be required under applicable law or that the Issuer may reasonably request in order to effectuate the transactions contemplated by this Agreement including, without limitation, perfecting the Issuer’s ownership of the Rollover Securities.

4.2 Transfer Restrictions. The parties agree that the transfer of any Securities shall be governed by the terms and provisions of the Stockholders Agreement.

ARTICLE V
MISCELLANEOUS

Each provision of Article X (General Provisions) of the Merger Agreement is hereby incorporated by reference and shall be deemed a provision of this Agreement for all purposes.

4

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly and validly executed as of the date first set forth above.

STR HOLDINGS, INC.

By:
Name:
Title:

INVESTOR:

[NAME]

Address:

SIGNATURE PAGE TO THE CONTRIBUTION AGREEMENT

SCHEDULE A

INVESTORS

Name	Number of Shares of Company Class A Common Stock or Class B Common Stock	Number of Shares of Issuer Common Stock

SCHEDULE B

ACCREDITED INVESTOR STATUS

The Investor represents and warrants that he is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act, because he meets at least one of the following criteria (please initial each applicable item):

•                                          The Investor is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the subscriber’s purchase; or

•                                          The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years (2003 and 2004) or joint income with the Investor’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2005); or

•                                          The Investor is a corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Issuer Common Stock, with total assets in excess of $5,000,000; or

•                                          The Investor is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within in the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

•                                          The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or

•                                          The Investor is a director or executive officer of the Company; or

•                                          The Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, the purchase of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

•                                          The Investor is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).

8

Exhibit C

GUARANTY

Execution Copy

GUARANTY

THIS GUARANTY, dated April 21, 2007, is executed by DLJ Merchant Banking Partners IV, L.P., DLJ Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P., MBP IV Plan Investors, L.P., and DLJ Merchant Banking Partners IV (Co-Investments), L.P. (each a “Guarantor” and collectively the “Guarantors”), in favor of Specialized Technology Resources, Inc., a Delaware corporation (“STR”).

RECITALS

A.            On or about the date hereof, STR Holdings, Inc., a Delaware corporation that is wholly owned by the Guarantors (“Parent”), and STR Acquisition, Inc., Delaware corporation that is wholly owned by the Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger with STR (the “Merger Agreement”; terms defined in the Merger Agreement and not otherwise defined herein are used herein as therein defined).  STR has stated that it is a condition to its willingness to enter into the Merger Agreement that the Guarantors execute and deliver this Guaranty.

B.            Guarantors will benefit directly from the execution of the Merger Agreement and this Guaranty.

C.            Guarantors have agreed to execute, deliver, and perform this Guaranty.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce STR to execute the Merger Agreement, Guarantors, intending to be legally bound, hereby covenant and agree with STR as follows:

1.             Guaranty.  Each Guarantor hereby, on a joint and several basis with each other Guarantor, unconditionally and irrevocably guarantees the prompt payment of the Termination Fee, if and when due pursuant to Section 8.3 of the Merger Agreement (the “Guaranteed Obligation”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by STR in enforcing its rights under this Guaranty.

2.             Nature of Guaranty.  This Guaranty is a guaranty of payment of the Guaranteed Obligation when due and not of collection or collectibility thereof.  The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligation, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Parent, Merger Sub, any other Guarantor or other guarantor or any other Person or whether Parent, Merger Sub, any other Guarantor or other guarantor or any other Person is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall (a) be joint and several with each other Guarantor, (b) be irrevocable, absolute, and unconditional, (c) remain in full force and effect until consummation of the transactions contemplated by the Merger Agreement, and (d) in no

1

way be affected or impaired by reason of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, the happening from time to time of any other event, including, without limitation, any one or more of the following:

(a)           any failure, omission, or delay on the part of STR to enforce, assert or exercise any right, power, or remedy conferred in the Merger Agreement or this Guaranty, or the inability of STR to enforce any provision of this Guaranty or the Merger Agreement, or any other act or omission on the part of STR;

(b)           the extension of time for the payment or performance of the Guaranteed Obligation or of the time for performance of any obligation, covenant, or agreement arising under this Guaranty;

(c)           the modification or amendment of the Guaranteed Obligation or the modification or amendment of any obligation, covenant, or agreement set forth in this Guaranty;

(d)           the disability, voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Parent or Merger Sub or any of their respective assets or any allegation or contest of the validity of this Guaranty or the Merger Agreement;

(e)           the release of Parent or Merger Sub from the performance or observance of any of the agreements, covenants, terms, or conditions contained in the Merger Agreement, or the release of any other Guarantor from the performance or observance of any of the agreements, covenants, terms, or conditions contained in this Guaranty;

(f)            any failure of Parent or Merger Sub to perform and observe any agreement or covenant, or to discharge any duty or obligation, arising out of or connected with the Merger Agreement or the occurrence, of any breach or default thereunder or any proceedings or actions as a result of, or attendant upon, such breach or default;

(g)           the taking or the omission by Parent or Merger Sub of any action referred to in the Merger Agreement or of any action under this Guaranty;

(h)           the failure to give notice to Guarantors, or any of them, of the occurrence of a breach or default under this Guaranty or of the occurrence of a breach or default under the Merger Agreement;

(i)            any taking, release or non-perfection of any lien or collateral security interest to secure payment of the Guaranteed Obligation or the obligation of any guarantor thereof, including any Guarantor, or any taking, release or amendment or waiver of any other guaranty for all or any part of the Guaranteed Obligation;

2

(j)            any action or omission by any Guarantor, Parent or Merger Sub that impairs or destroys any right to reimbursement from Parent or Merger Sub, or right to contribution by any other Guarantor, or right to subrogation to the rights of STR, that any Guarantor has or might have in respect of any payment made or that might be made by it hereunder in respect of the Guaranteed Obligation, or

(k)           the existence of any other fact or the existence or occurrence of any other circumstance (including, without limitation, the expiration of any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, or exonerate, a guarantor or surety in respect of the Guaranteed Obligation (it being understood and agreed that any claim which Parent or Merger Sub might have to the effect that the Termination Fee is not in fact payable under the Merger Agreement may be asserted by the Guarantors in any action to enforce their obligations under this Guaranty).

3.             No Defenses.  No set-off, counterclaim, reduction, or diminution of any obligation or any defense of any kind or nature, which Parent or Merger Sub may have or assert against Guarantors or which Guarantors may have or assert against Parent or Merger Sub or which Parent or Merger Sub may have or assert against STR (except as set forth in Section 2(k) above) shall be available hereunder to Guarantors against STR.

4.             Waivers.  Each Guarantor waives notice of STR’s acceptance of and reliance on this Guaranty and each Guarantor waives all other notices and demands whatsoever in connection with this Guaranty.  Each Guarantor further waives any right it may have to (a) require STR to proceed against or exhaust any right against Parent or Merger Sub or any other Person, or (b) require STR to pursue any other remedy within its power and each Guarantor agrees that all of its obligations under this Guaranty are independent of the obligations of Parent or Merger Sub under the Merger Agreement and that a separate action may be brought against a Guarantor whether or not an action is commenced against Parent or Merger Sub under the Merger Agreement.  Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Parent or Merger Sub, and shall remain liable hereon regardless of whether Parent or Merger Sub is found not liable thereon for any reason.

5.             Enforcement Provisions.

(a)           STR shall have the right, power, and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of this Guaranty, which it may deem necessary or advisable to enforce this Guaranty.

(b)           In the event of any default by Parent or Merger Sub in the performance of the Guaranteed Obligation, by whatever action or event, STR may proceed directly against Guarantors to enforce its rights hereunder and STR shall have the right to proceed first and directly against Guarantors under this Guaranty without proceeding against any other Person or exhausting any other remedies which it may have.

3

(c)           If STR shall bring any action or proceeding against Guarantors for the enforcement of any provision of this Guaranty, it shall not be necessary to make Parent, Merger Sub or any other Person a party thereto.

(d)           Guarantors agree to pay all costs, expenses, and fees, including, without limitation, all reasonable attorneys’ fees which may be incurred by STR in enforcing or attempting to enforce this Guaranty or protecting the rights of STR hereunder.

(e)           Guarantors agree that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that STR shall be entitled to an injunction or other equitable relief to prevent breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty in any court identified in Section 13.

(f)            In accordance with Section 8.3 of the Merger Agreement, STR’s enforcement of its right to receive payment of the Guaranteed Obligation, by action under the Merger Agreement or under this Guaranty, shall be the sole and exclusive remedy of any nature whatsoever of STR against Parent, Merger Sub or Guarantors and any of their respective Covered Persons (as hereinafter defined) for breach of the Merger Agreement or in connection with termination of the Merger Agreement.

6.             No Waiver of Rights.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

7.             Representations.  Each Guarantor represents and warrants to STR that:

(a)           Guarantor is a limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to enter into this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated by this Guaranty.

(b)           The execution, delivery and performance of this Guaranty by Guarantor and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Guarantor, and no other proceedings on the part of Guarantor are necessary to authorize this Guaranty or to consummate the transactions contemplated hereby.

(c)           This Guaranty has been duly executed and delivered by Guarantor and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) general equitable principles.

4

(d)           The execution, delivery and performance by Guarantor of this Guaranty, the consummation of the transactions contemplated hereby, and compliance with the provisions of this Guaranty will not (i) conflict with or violate the organizational documents of Guarantor, (ii) result in any breach, violation, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or right of a third person or loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Guarantor under, any Contract to which Guarantor is a party or by which any of its properties or assets are bound or (iii) conflict with or violate any judgment, order, decree or Law applicable to Guarantor.

(e)           No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, any Person is required to be obtained or made that has not been obtained or made by or with respect to Guarantor in connection with the execution and delivery of this Guaranty by Guarantor or the consummation by Guarantor of the transactions contemplated by this Guaranty.

8.             Guaranty Independent of Other Agreements.  The obligations of Guarantors under this Guaranty shall arise absolutely and unconditionally upon the execution and delivery of the Merger Agreement.  This Guaranty is separate and independent of the Merger Agreement, and any modification, limitation, or discharge of Parent’s or Merger Sub’s liability under the Merger Agreement, arising out of or by virtue of any bankruptcy, arrangement, reorganization, or similar proceedings or by any action, suit, order, judgment, regulation, or otherwise shall not modify, limit, discharge, or otherwise affect the liability of Guarantors under this Guaranty in any manner whatsoever.

9.             No Recourse.  STR, by acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Guarantors shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate (other than Parent or Merger Sub) or employee of the Guarantors, against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (other than Parent or Merger Sub) (collectively, the “Covered Persons”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or applicable law.  STR and each Guarantor acknowledges and agrees that Parent and Merger Sub have no assets and that no funds are expected to be contributed to Parent and Merger Sub unless the Closing occurs.

10.           Assignment.  No party hereto may assign any of its rights or obligations hereunder.  This Guaranty is binding on Guarantors and Guarantors’ successors and assigns.

11.           Notices.  Any notice, request, instruction, waiver or other communication to be given hereunder to a Guarantor shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid (return receipt requested),

5

sent by messenger or overnight delivery service, or sent by facsimile to the address set forth on the signature page to this Guaranty.

12.         Entire Agreement, Amendments and Waiver.  This Guaranty contains the entire understanding of STR and Guarantors with respect to the matters contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.  This Guaranty may be amended, superseded or canceled only by a written instrument duly executed by Guarantors and STR specifically stating that it amends, supersedes or cancels this Guaranty.  Any term of this Guaranty may be waived only in writing by STR specifically stating that it waives a term or condition hereof.  No waiver by STR of any one or more conditions or defaults by the other in performance of any of the provisions of this Guaranty shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

13.         Governing Law and Dispute Resolution.

(a)             GOVERNING LAW.  THIS GUARANTY AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS GUARANTY OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS GUARANTY (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS GUARANTY OR AS AN INDUCEMENT TO ENTER INTO THIS GUARANTY) SHALL BE GOVERNED BY, ENFORCED IN ACCORDANCE WITH, AND INTERPRETED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION.

(b)             CONSENT TO JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.  EACH

6

GUARANTOR AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS GUARANTY AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH GUARANTOR MAY BECOME INVOLVED.  EACH GUARANTOR CONSENTS TO PROCESS BEING SERVED BY STR IN ANY PROCEEDING OF THE NATURE SPECIFIED IN THIS SECTION 13 BY THE MAILING OF A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF SECTION 11.

14.           Termination.  This Guaranty shall terminate and Guarantors shall have no further  obligations hereunder as of the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in circumstances where no Termination Fee is payable.

15.           Interpretation.  The headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty. Whenever the words “include,” “includes” or “including” are used in this Guaranty, each shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The word “or” when used in this Guaranty is not exclusive.  Terms not otherwise defined herein are used as defined in the Merger Agreement.  All terms defined in this Guaranty shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Guaranty are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.  Unless clearly noted otherwise, references to a Section are references to a Section of this Agreement.

16.           Faxed Signatures.  The faxed signature page to this Guaranty shall be fully enforceable against Guarantors without requiring delivery of the manually executed signature page.

17.           Severability.  Any term or provision of this Guaranty which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent STR from realizing the major portion of the economic benefits of this Guaranty and the transactions contemplated hereby that STR currently anticipates obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Guaranty or affect the validity or enforceability of any of the terms or provisions of this Guaranty in any other

7

jurisdiction.  If any provision of this Guaranty is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date first above written.

DLJ MERCHANT BANKING PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, L.P., its General Partner

By:	DLJ Merchant Banking, Inc., its General Partner

By:
Name:
Title:

DLJ OFFSHORE PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, L.P.,
its General Partner,

By:	DLJ Merchant Banking, Inc., its General Partner

By:
Name:
Title:

DLJ MERCHANT BANKING PARTNERS IV (PACIFIC), L.P.

By:	MBP IV Pacific, LLC,
its General Partner

By:	DLJ Merchant Banking Partners IV, L.P.,
its Managing Member

By:	DLJ Merchant Banking, Inc.
its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO LIMITED GUARANTY

MBP IV PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation,
its General Partner

By:
Name:
Title:

By:	DLJ LBO Plans Management Corporation III,
its General Partner

By:
Name:
Title:

DLJ Merchant Banking Partners IV (Co-Investments), L.P.

By:	MBP IV Co-Investments GP, L.P.,
its General Partner

By:	Credit Suisse First Boston (Cayman) Management Limited,
its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO LIMITED GUARANTY

Accepted and Acknowledged:

SPECIALIZED TECHNOLOGY RESOURCES, INC.

By:
Name: Barry A. Morris
Title: Vice President and Chief Financial Officer

Signature Page to Limited Guaranty

Exhibit D

CERTIFICATE OF INCORPORATION

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “STR ACQUISITION, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF APRIL, A.D. 2007, AT 12:28 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
4327435 8100	AUTHENTICATION: 5603489

070448138	DATE: 04-18-07

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:38 PM 04/18/2007
FILED 12:28 PM 04/18/2007
SRV 070448138 - 4327435 FILE

CERTIFICATE OF INCORPORATION

OF

STR ACQUISITION, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is: STR Acquisition, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Country of New Castle, State of Delaware, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock having a par value of $0.01.

FIFTH: The name and mailing address of the incorporator are Michael B. Cubell, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

Upon filing this Certificate of Incorporation, the name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is: Ryan Sprott, DLJ Merchant Banking Partners, Eleven Madison Avenue, New York, New York, 10010.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation. By-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

*        *        *

2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 18th day of April, 2007.

/s/ Michael B. Cubell
Name: Michael B. Cubell
Sole Incorporator

SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION FOR STR ACQUISITION, INC.

Exhibit E

BYLAWS

BY-LAWS
OF
STR ACQUISITION, INC.
(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1.             Annual Meetings.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2.             Special Meetings.  Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION 3.             Notice of Meetings.  Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4.             Stockholder Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.             Quorum.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained.  When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6.             Organization.  Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7.             Voting; Proxies; Required Vote.  (a)  At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.  At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b)           Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c)           Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or

2

represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 8.             Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not  so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1.             General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.             Qualification; Number; Term; Remuneration.  (a)  Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be 1, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.  The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)           Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)           Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall

3

preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.             Quorum and Manner of Voting.  Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.             Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.             Annual Meeting.  Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.  Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6.             Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7.             Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.

SECTION 8.             Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 9.             Organization.  At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10.           Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof

4

by the President or Secretary, unless otherwise specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11.           Vacancies.  Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12.           Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1.             Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2.             Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.             Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.             Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

5

ARTICLE IV

Officers

SECTION 1.             Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President.  Any two or more offices may be held by the same person.

SECTION 2.             Term of Office and Remuneration.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.             Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4.             Chairman of the Board.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5.             President and Chief Executive Officer.  The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office.  The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 6.             Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

6

SECTION 7.             Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8.             Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 9.             Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

Books and Records

SECTION 1.             Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.             Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3.             Fixing Date for Determination of Stockholders of Record.  (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall

7

not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1.             Certificates; Signatures.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of

8

record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.             Transfers of Stock.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3.             Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.             Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the

9

Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.  Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

10

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.             Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.             Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.             Proxies; Powers of Attorney; Other Instruments.  The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.             Financial Reports.  The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Amendments

The Board of Directors shall have power to adopt, amend or repeal By-laws.  By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

11

Exhibit F

FORM OF EQUITY COMMITMENT FINANCING LETTER

Execution Copy

DLJ Merchant Banking Partners IV, L.P.
DLJ Offshore Partners IV, L.P.
DLJ Merchant Banking Partners IV (Pacific), L.P.
MBP IV Plan Investors, L.P.
DLJ Merchant Banking Partners IV (Co-Investments), L.P
11 Madison Avenue, 16th Floor
New York, New York 10010

April 21, 2007

STR Holdings, Inc.

11 Madison Avenue, 16th Floor
New York, New York 10010

Ladies and Gentlemen:

This letter sets forth the commitment of DLJ Merchant Banking Partners IV, L.P., DLJ Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P., MBP IV Plan Investors, L.P., and DLJ Merchant Banking Partners IV (Co-Investments), L.P (collectively, the “Sponsors”), subject to the terms and conditions contained herein, to provide or cause to be provided to STR Holdings, Inc. (the “Buyer”) an amount equal to U.S. $162,800,000 of equity financing in the pro rata amounts set forth on Schedule A to complete the acquisition of all of the outstanding capital stock of Specialized Technology Resources, Inc., a Delaware corporation (the “Company”), by the Buyer pursuant to an Agreement and Plan of Merger (the “Agreement”) dated as of April 21, 2007, among the Buyer, STR Acquisition, Inc. and the Company (the “Transaction”).

1.           Commitment. The Sponsors hereby commit, subject to the terms and conditions set forth herein, that, at or prior to the closing of the Transaction, they shall purchase or cause to be purchased (the “Equity Investment”) shares of capital stock of the Buyer in the pro rata amounts set forth on Schedule A for an aggregate purchase price of up to U.S. $162,800,000 (the “Commitment”).

2.           Conditions. The Commitment shall be subject only to the satisfaction of each of the conditions to the Buyer’s obligations to consummate the Transaction under the Agreement as in effect on the date hereof, without waiver of any such conditions except waivers in which the Sponsors concur. The Sponsors will not be under any obligation under any circumstances to contribute or cause to be contributed more than the Commitment to the Buyer.

3.           Termination. This letter and the obligation of the Sponsors to fund the Commitment will terminate automatically and immediately (without any further action on the part of the undersigned or any other person) upon the earlier to occur of (a) termination of the Agreement or (b) the closing under the Agreement.

4.           Exclusive Remedy. The Company’s remedies against the Sponsors shall be under the limited guaranty entered into by the Sponsors on the date hereof, which remedies shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company against the Sponsors and any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or affiliate of the Sponsors or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or affiliate of any of the foregoing in respect of any liabilities or obligations arising under, or in connection with, the Agreement and the transactions contemplated thereby, whether or not such breach is caused by the Sponsors’ breach of its obligations under this letter.

3.             Beneficiaries. Nothing in this letter is intended, nor shall anything herein be construed, to confer any rights (including, without limitation, any rights to enforce or cause the Buyer to enforce, the Commitment) or any provisions of this letter, legal or equitable, in any person other than you and, with respect to the matters set forth in Section 5, the Company.

4.             Miscellaneous. The provisions of this letter contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior written instruments executed by the parties relating to the subject matter hereof. This letter may be executed in any number of counterparts (including by facsimile signature), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. The obligations of the Sponsors under this agreement may be assigned by the Sponsors to one or more of their Affiliates that agree to assume the assigning Sponsor’s obligations hereunder, provided that the Sponsors shall remain obligated to perform its obligations hereunder to the extent not performed by such Affiliate(s). The rights of the each Sponsor under this Agreement may be assigned by the Sponsor to any one or more of its Affiliates.

5.             Modification. This letter, or any term or condition hereof, may be modified or waived only by a separate writing signed by the Buyer, the Company and the Sponsor.

6.             Governing Law. This letter shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.             Effectiveness. This commitment will be effective upon your acceptance of the terms and conditions of this letter.

Sincerely,

DLJ MERCHANT BANKING PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, L.P., its General Partner

By:	DLJ Merchant Banking, Inc., its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

DLJ OFFSHORE PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, LP., its General Partner

By:	DLJ Merchant Banking, Inc., its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

DLJ MERCHANT BANKING PARTNERS IV (PACIFIC), L.P.

By:	MBP IV Pacific, LLC, its General Partner

By:	DLJ Merchant Banking IV, L.P., its Managing Member

By:	DLJ Merchant Banking, Inc. its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

SIGNATURE PAGE TO EQUITY COMMITMENT LETTER

MBP IV PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation, its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

By:	DLJ LBO Plans Management Corporation III, its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

DLJ	MERCHANT BANKING PARTNERS IV (CO- INVESTMENTS) GP, L.P

By:	MBP IV Co-Investments GP, L.P., its General Partner

By:	Credit Suisse First Boston (Cayman) Management Limited, its General Partner

By:	/s/ Kenneth Lohsen
	Name:	Kenneth Lohsen
	Title:	Vice President

SIGNATURE PAGE TO EQUITY COMMITMENT LETTER

Agreed and accepted as of the date first written above:

STR HOLDINGS, INC.

By:	/s/ Ryan Sprok
	Name:	Ryan Sprok
	Title:	Vice President and Secretary

SIGNATURE PAGE TO EQUITY COMMITMENT LETTER

Execution Copy

SCHEDULE A

Sponsors Pro Rata Share

Name	Pro Rata Share
DLJ Merchant Banking Partners IV, L.P.	33.44%
DUMB Offshore Partners IV, L.P.	16.89%
DLJ Merchant Banking Partners IV (Pacific), L.P.	2.48%
MBP IV Plan Investors, L.P.	9.63%
DLJ Merchant Banking Partners IV (Co-Investments), L.P.	37.56%

Exhibit G

FORM OF DEBT COMMITMENT LETTER

EXECUTION COPY

CREDIT SUISSE SECURITIES (USA) LLC	CREDIT SUISSE
Eleven Madison Avenue	Eleven Madison Avenue
New York, NY 10010	New York, NY 10010

CONFIDENTIAL

April 21, 2007

STR Intermediate, Inc.

STR Acquisition, Inc.

c/o DLJ Merchant Banking, Inc.

Eleven Madison Avenue

New York, NY 10010

Attention: Susan Schnabel

PROJECT SUN

$155,000,000 Senior Secured First Lien Credit Facilities

$125,000,000 Senior Secured Second Lien Term Loan Facility

Commitment Letter

Ladies and Gentlemen:

You have advised Credit Suisse (“CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”, “we” or “us”) that DLJ Merchant Banking, Inc. (together with its affiliated funds, “DLJMB” or the “Sponsor”) intends to acquire (the “Acquisition”) directly or indirectly all the equity interests of Specialized Technology Resources, Inc. (the “Company”), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “First Lien Senior Facilities Term Sheet”) or in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Second Lien Term Facility Term Sheet” and, together with the First Lien Senior Facilities Term Sheet, the “Term Sheets”)).

You have further advised us that, in connection therewith, (a) the Borrower will obtain the senior secured first lien credit facilities (the “First Lien Senior Facilities”) described in the First Lien Senior Facilities Term Sheet, in an aggregate principal amount of up to $155,000,000, and (b) the Borrower will obtain the senior secured second lien term loan facility (the “Second Lien Term Facility” and, together with the First Lien Senior Facilities, the “Facilities”) described in the Second Lien Term Facility Term Sheet in an aggregate principal amount of up to $125,000,000.

1.               Commitments.

In connection with the foregoing, CS is pleased to advise you of its commitment to provide the entire principal amount of the Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheets and other attachments hereto, this “Commitment Letter”).

2.               Titles and Roles.

You hereby appoint (a) CS Securities to act, and CS Securities hereby agrees to act, as sole bookrunner and sole lead arranger for the Facilities, and (b) CS to act, and CS hereby agrees to act, as sole administrative agent and sole collateral agent for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. Each of CS Securities and CS, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

3.               Syndication.

Notwithstanding that our commitments hereunder are not subject to prior completion of syndication of the Facilities, CS Securities reserves the right, prior to and/or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of CS’s commitment with respect to the Facilities to a group of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”) identified by us with your consent (such consent not to be unreasonably withheld or delayed), and you agree to provide CS Securities with a period of at least 30 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your and the Sponsor’s existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you, the Sponsor (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you, the Sponsor (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndication, (d) your providing or causing to be provided a detailed business plan or projections of Holdings and its subsidiaries for the years 2007 through 2014 and for the eight quarters beginning with the second quarter of 2007, in each case in customary form, (e) prior to the launch of the syndication, the

2

obtaining of a corporate rating from Standard & Poor’s Ratings Service (“S&P”) and a corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”), in each case in respect of the Borrower, and ratings for each of the Facilities from each of S&P and Moody’s and (f) the hosting, with CS Securities, of one meeting of prospective Lenders. You agree, at the request of CS Securities, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is either (i) of a type that would be publicly available if the Borrower and the Company were public reporting companies or (ii) not material with respect to Holdings, the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of United States federal securities laws (all such information and documentation being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. You further agree that each document to be disseminated by CS Securities to any Lender in connection with the Facilities will, at the request of CS Securities, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly that any such document contains Private Lender Information): (a) drafts and final definitive documentation with respect to the Facilities; (b) administrative materials prepared by Credit Suisse for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Facilities.

CS Securities will manage all aspects of any syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders. To assist CS Securities in its syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company promptly to provide) to CS Securities all information with respect to Holdings, the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as CS Securities may reasonably request.

4.               Information.

You hereby represent and covenant that (a) to your knowledge, all written information other than the Projections (the “Information”) taken as a whole with all such other Information, that has been or will be made available to Credit Suisse by or on behalf of you, the Borrower or the Sponsor or any of your or their representatives is or will be, when furnished, true and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material

3

fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Credit Suisse by or on behalf of you, the Borrower or the Sponsor or any of your or their representatives have been or will be prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Company and upon assumptions that are reasonable at the time made and at the time the related Projections are made available to Credit Suisse, it being understood that projections are, by their nature, inherently uncertain and actual results may vary materially from the Projections. You agree that if at any time prior to the closing of the Facilities any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

5.               Fees.

As consideration for CS’s commitment hereunder, and our agreements to perform the services described herein, you agree to pay (or to cause the Borrower to pay) to CS Securities and CS the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”).

6.               Conditions Precedent.

CS’s commitment hereunder, and our agreements to perform the services described herein, are subject to (a) except as disclosed in Schedule 3.7 of the Merger Agreement (as defined below) since February 28, 2007, there not having occurred a Material Adverse Effect (as defined below), (b) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of Holdings, the Borrower, the Company or their respective subsidiaries being announced, offered, placed or arranged, (c) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reflecting the terms and conditions set forth in this Commitment Letter and such additional terms and conditions (but not conditions to initial funding of the Facilities) as you and we may agree, (d) your compliance with the terms of the Fee Letter and (e) the other conditions set forth or referred to in the Term Sheets and the other exhibits hereto.

“Material Adverse Effect” means any event, change, circumstance, effect or state of facts that, individually or in the aggregate with any such other event, change, circumstance, effect or state of facts, is or would reasonably be expected to be materially adverse to (a) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to perform its

4

obligations under the Merger Agreement dated as of April 21, 2007 between STR Holdings, Inc., STR Acquisition, Inc. and the Company (the “Merger Agreement”) or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following either alone or in combination: (1) the markets in which the Company and its Subsidiaries operate generally that do not disproportionately affect the Company and its Subsidiaries as determined by a reasonable person, (2) general economic or political conditions (including those affecting the securities markets) that do not disproportionately affect the Company and its Subsidiaries as determined by a reasonable person, (3) the public announcement of the Merger Agreement or of the consummation of the transactions contemplated thereby, (4) acts of God, acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof occurring after the date of the Merger Agreement or (5) any changes in applicable laws, regulations or accounting rules. The terms “Subsidiaries” and “Ancillary Agreements” shall have the meanings given to such terms in the Merger Agreement as in effect on the date of this Commitment Letter.

7.               Indemnification; Expenses.

You agree (a) to indemnify and hold harmless Credit Suisse and its officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is, initiated by a third party or by Holdings, the Company or any of their respective affiliates or shareholders), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse Credit Suisse from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of Credit Suisse’s due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any indirect, special,

5

punitive or consequential damages in connection with its activities related to the Facilities.

8.               Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that Credit Suisse may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. In particular, CS Securities is acting as financial advisor to certain controlling shareholders of the Company in connection with the proposed Acquisition. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies, and that we shall not be imputed to have knowledge of confidential information provided to or obtained by CS Securities in its capacity as financial advisor to the Seller.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Credit Suisse is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Credit Suisse has advised or is advising you on other matters, (b) Credit Suisse, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Credit Suisse, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that Credit Suisse is engaged in a broad range of transactions that may involve interests that differ from your interests and that Credit Suisse has no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Credit Suisse for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Credit Suisse shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and other companies with which you, the Borrower, the Sponsor or the Company may have commercial or other relationships. With respect to any

6

securities and/or financial instruments so held by Credit Suisse or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.               Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of CS and CS Securities (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). CS may assign its commitment hereunder to one or more prospective Lenders; provided, however, that no such assignment of any portion of CS’s commitment hereunder prior to the closing of the Transactions and funding under the Facilities shall relieve CS of its obligations hereunder with respect to the portion of such commitment so assigned unless you and we shall otherwise agree and you shall look solely to CS with respect to any amendments, modifications or other commercial matters in respect of the Facilities prior to the Closing Date unless you and we shall otherwise agree in writing. Any and all obligations of, and services to be provided by, CS Securities or CS hereunder (including, without limitation, CS’s commitment) may be performed and any and all rights of CS Securities or CS hereunder may be exercised by or through any of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CS Securities, CS and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that Credit Suisse shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. Credit Suisse may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Borrower and its affiliates (or any of them), and the amount, type and closing date of such Transactions, all at Credit Suisse’s expense. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7

10.         Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

11.         Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12.         Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, nor the activities of Credit Suisse pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your and the Sponsor’s officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof except for a redacted version of the market flex provisions thereof reasonably acceptable to the Arranger) to the Company and the Seller and their respective officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis.

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to

8

any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

13.         Surviving Provisions.

The compensation, reimbursement, indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or CS’s commitment hereunder and our agreements to perform the services described herein. Your obligations hereunder and under the Fee Letter shall be joint and several.

14.         PATRIOT Act Notification.

Credit Suisse hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Credit Suisse and each Lender is required to obtain, verify and record information that identifies Holdings, the Borrower and the Subsidiary Guarantors, which information includes the name, address, tax identification number and other information regarding Holdings, the Borrower and the Subsidiary Guarantors that will allow Credit Suisse or such Lender to identify Holdings, the Borrower and the Subsidiary Guarantors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to Credit Suisse and each Lender.

15.         Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on April 16, 2007. CS’s offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that Credit Suisse has not received such executed counterparts in accordance with the immediately preceding

9

sentence. In the event that the Closing Date does not occur on or before 5:00 p.m., New York City time, on June 30, 2007 (or such earlier date on which the Merger Agreement terminates), then this Commitment Letter and CS’s commitment hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless Credit Suisse shall, in its discretion, agree to an extension.

[Remainder of this page intentionally left blank]

10

Credit Suisse is pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Richard B. Carey
Name: Richard B. Carey
Title: Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By	/s/ John D. Toronto
Name: JOHN D. TORONTO
Title: DIRECTOR

By	/s/ Rianka Mohan
Name: RIANKA MOHAN
Title: VICE PRESIDENT

11

Accepted and agreed to as of the date first above written:

STR INTERMEDIATE, INC.

By	/s/ Jason Metakis
Name: Jason Metakis
Title: VP and Treasurer

STR ACQUISITION, INC.

By	/s/ Jason Metakis
Name: Jason Metakis
Title: VP and Treasurer

12

CONFIDENTIAL

April 21, 2007	EXHIBIT A

PROJECT SUN
$155,000,000 Senior Secured First Lien Credit Facilities
Summary of Principal Terms and Conditions

Borrower:

STR Acquisition, Inc., a Delaware corporation (the “Borrower”), all of the outstanding equity interests of which are owned by a STR Intermediate, Inc., a Delaware corporation (“Holdings”), in each case, to be formed and controlled by DLJ Merchant Banking, Inc. (together with its affiliated funds, the “Sponsor”), certain existing investors of the Company (as defined below) and certain other investors reasonably acceptable to the Arranger (as defined below) (together with the Sponsor, the “Investors”) for the purpose of acquiring Specialized Technology Resources, Inc. (the “Company”), the capital stock of which is held by certain holders (such holders collectively, the “Seller”). As a result of the Merger described below, the Borrower will be merged with and into the Company, and, thereafter, the Borrower will be the Company.

Transactions:

The Borrower intends to acquire (the “Acquisition”) all the equity interests of the Company pursuant to a merger agreement (the “Merger Agreement”) to be entered into among STR Holdings, Inc., (the “Parent”) the Borrower and the Company. In connection with the Acquisition, (a) the Borrower will be merged with and into the Company, with the Company surviving as a wholly-owned direct subsidiary of Holdings and with consideration to be paid in an aggregate amount of approximately $415,000,000, subject to adjustment as provided in the Merger Agreement (the “Acquisition Consideration”), (b) the Investors will contribute an aggregate amount of not less than 30% of the pro forma total consolidated capitalization of Holdings on the Closing Date (as defined below) in cash (and “roll-over” equity in an amount not to exceed the amount previously disclosed to the

Arranger) to Holdings as cash common equity and/or preferred equity that does not provide for any cash dividends, redemption or other cash payment at any time prior to 91 days after repayment in full in cash of the Facilities, (c) Holdings will contribute the amount so received to the Borrower as cash common equity in exchange for the issuance to Holdings of all the common stock of the Borrower (the equity contributions described in clauses (b) and (c) being referred to herein collectively as the “Equity Contribution”), (d) the Borrower will obtain (i) the senior secured first lien credit facilities described below under the caption “First Lien Senior Facilities” and (ii) a senior secured second lien term loan facility in an aggregate principal amount of up to $125,000,000 (the “Second Lien Term Facility”), (e) the Borrower will refinance certain existing short and long-term debt of the Borrower in an aggregate principal amount of approximately $66,000,000 (the “Existing Debt”) and release and discharge all security interests and guarantees related thereto, and (f) fees and expenses incurred in connection with the foregoing (the “Transaction Costs”) will be paid. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Agent:

Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”), and will perform the duties customarily associated with such roles.

Sole Bookrunner and Sole Lead Arranger:

Credit Suisse Securities (USA) LLC will act as sole bookrunner and sole lead arranger for the First Lien Senior Facilities described below (collectively, in such capacities, the “Arranger”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Syndication Agent”).

Documentation Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

First Lien Senior Facilities:	(A) A senior secured first lien term loan facility in an aggregate principal amount of up to $135,000,000 (the “First Lien Term Facility”).

(B)   A senior secured first lien revolving credit facility in an aggregate principal amount of up to $20,000,000 (the “Revolving Facility” and, together with the First Lien Term Facility, the “First Lien Senior Facilities”), of which up to an aggregate amount to be agreed upon will be available through a subfacility in the form of letters of credit.

In connection with the Revolving Facility, CS (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an aggregate amount to be agreed upon. Except for purposes of calculating the Commitment Fee described in Annex I hereto, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Incremental Facilities:

The Borrower shall be entitled on one or more occasions and subject to satisfaction of customary conditions to incur additional term loans (the “Additional Term Loans”) under the First Lien Term Facility or under a new term loan facility to be included in the Senior Facilities and/or increase the revolving commitments under the Revolving Facility (the “Additional Revolving Facility Commitments” and, together with the Additional Term Loans, the “Incremental Facilities”) in an aggregate principal amount of up to $25,000,000 and to have the same guarantees as, and be secured on a pari passu basis by the same collateral securing, the First Lien Senior Facilities; provided that (i) no event of default or default exists or would exist after giving effect thereto, (ii) all financial covenants would be satisfied on a pro forma basis on the date of incurrence and for the most recent determination period, after giving effect to any such Incremental Facilities and other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions after the beginning of the relevant determination period but prior to or simultaneous with the borrowing of such Incremental Facilities, (iii) the maturity date of the Additional Term Loans shall be no earlier than the maturity date of the First Lien Term Facility, (iv) the average life to maturity of the Additional Term Loans shall be no shorter than the remaining average life to maturity of the First Lien Term Facility, (v) all fees and expenses owing in respect of such increase to the Agent and the Lenders shall have been paid, (vi) the Additional Term Loans shall be subject to a “most favored nation” pricing provision that ensures that the initial yield on the Additional Term Loans does not exceed the then-applicable margin on the First Lien Term Facility by more than 50 basis points, (vii) the Additional Revolving Facility Commitments shall be documented as an increase to the Revolving Facility and (viii) the other terms and documentation in the respect thereof, to the extent not consistent with the First Lien Senior Facilities, shall otherwise be reasonably satisfactory to the Agent. The Borrower may seek commitments in respect of Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith.

Purpose:

(A)  The proceeds of the First Lien Term Facility will be used by the Borrower, on the date of the initial borrowing under the First Lien Senior Facilities (the “Closing Date”), together with the proceeds of the Second Lien Term Facility and the Equity Contribution, solely (a) to pay the Acquisition Consideration, (b) to refinance the Existing Debt and (c) to pay the Transaction Costs.

(B) The proceeds of loans under the Revolving Facility will be used by the Borrower solely from time to time for general corporate purposes (except as provided below).

(C) Letters of credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrower and its subsidiaries.

Availability:

(A)  The full amount of the First Lien Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the First Lien Term Facility that are repaid or prepaid may not be reborrowed.

(B)   Loans in an amount not to exceed $1,000,000 under the Revolving Facility may be made on the Closing Date; provided, however, that in the event any of the Facilities have original issue discount (“OID”), loans under the Revolving Facility also may be made on the Closing Date in an amount not to exceed such OID. Thereafter, loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts and upon notice to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	The applicable interest rate plus 2.0% per annum on overdue amounts.

Letters of Credit:

Letters of credit under the Revolving Facility will be issued by CS or another Lender acceptable to the Borrower and the Agent (the “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Final Maturity and Amortization:	(A) First Lien Term Facility

The First Lien Term Facility will mature on the date that is seven years after the Closing Date, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the First Lien Term Facility with the balance payable on the maturity date of the First Lien Term Facility.

(B) Revolving Facility
The Revolving Facility will mature and the commitments thereunder will terminate on the date that is five years after the Closing Date.

Guarantees:	All obligations of the Borrower under the First Lien Senior Facilities and under any interest rate protection or other hedging arrangements entered into with the Agent, the Arranger, an entity that is a Lender at the time of such transaction, or any affiliate of any of the foregoing (“Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by Holdings and by each existing and subsequently acquired or organized domestic and, to the extent no adverse tax consequences to the Borrower would result therefrom, foreign subsidiary of the Borrower (the “Subsidiary Guarantors”) except for those Guarantees by non-U.S. subsidiaries as to which the Agent shall determine the costs of obtaining such a Guarantee are excessive in relation to the value of the Guarantee to be afforded thereby; provided, that any Guarantees to be provided by non-U.S. subsidiaries will be subject to exceptions in light of legal limitations.

Security:

The First Lien Senior Facilities, the Guarantees and any Hedging Arrangements will be secured by substantially all the assets of Holdings, the Borrower and each Subsidiary Guarantor, whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests of the Borrower, (b) a perfected first-priority pledge of all the equity interests held by Holdings, the Borrower or any Subsidiary Guarantor (which pledge, in the case of any first-tier foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 66% of the voting equity interests of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower) and (c) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each Subsidiary Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, material, owned real property, cash, deposit and securities accounts, commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing) except for those assets as to which the Agent shall reasonably determine the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Lenders (including, in the case of material, owned real property, by customary items such as satisfactory title insurance and surveys), and none of the Collateral shall be subject to any other liens, other than those securing the Second Lien Term Facility and subject to exceptions to be agreed upon.

The lien priority, relative rights and other creditors’ rights issues in respect of the First Lien Senior Facilities and the Second Lien Term Facility will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:

Loans under the First Lien Term Facility shall be prepaid with (a) 50% of Excess Cash Flow (to be defined), with reductions to be agreed upon based upon achievement and maintenance of a leverage ratio to be agreed upon, (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by Holdings and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Holdings and its subsidiaries (subject to exceptions to be agreed upon) and (d) 50% of the net cash proceeds of public issuances of equity securities of Holdings and its subsidiaries (subject to exceptions to be agreed upon).

Notwithstanding the foregoing, each Lender under the First Lien Term Facility shall have the right to reject its pro rata share of any mandatory prepayments described above, in which case the amounts so rejected shall be offered first ratably to each non-rejecting Lender thereunder and (subject to the next paragraph) then applied to the mandatory prepayment of the Second Lien Term Facility, with the lenders thereunder having the right to reject the same, in which case the amounts so rejected shall be offered ratably to each non-rejecting lender thereunder.

The above-described mandatory prepayments shall be applied first to the remaining amortization payments under the First Lien Term Facility in the direct order of maturity for the next six unpaid quarterly amounts after such prepayment and thereafter pro rata to the remaining amortization payments under the First Lien Term Facility. Notwithstanding the foregoing, when there are no longer outstanding loans under the First Lien Term Facility, mandatory prepayments will be applied first, to prepay outstanding loans under the Revolving Facility and second, to cash collateralize outstanding letters of credit, in each case, with no corresponding permanent reduction of commitments under the Revolving Facility and then applied to the mandatory prepayment of the Second Lien Term Facility, with the lenders thereunder having the right to reject the same, in which case the amounts so rejected shall be offered ratably to each non-rejecting lender thereunder. Any mandatory prepayments remaining after being reoffered to such non-rejecting lenders may be retained by the Borrower (or may be used by the Borrower to voluntarily prepay loans under the Second Lien Term Facility).

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the commitments under the First Lien Senior Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the First Lien Term Facility will be applied to the remaining amortization payments under the First Lien Term Facility as directed by the Borrower.

Representations and Warranties:

Corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change; absence of undisclosed liabilities, litigation and investigations; no violation of, or conflicts with, agreements or instruments; compliance with laws (including PATRIOT Act, ERISA, margin regulations, environmental laws and laws applicable to sanctioned persons); payment of taxes; ownership of properties; intellectual property; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; and validity, priority and perfection of security interests in the Collateral.

Conditions Precedent to Initial Borrowing:

Delivery of customary legal opinions, corporate documents and officers’ and public officials’ certifications; first-priority perfected security interests in the Collateral (free and clear of all liens, other than those securing the Second Lien Term Facility and subject to customary and limited exceptions to be agreed upon, and as to the initial borrowing, to the terms of the last paragraph of Exhibit C of the Commitment Letter to which this Term Sheet is attached); receipt of reasonably satisfactory lien and judgment searches; execution of the Guarantees, which shall be in full force and effect; evidence of authority; payment of fees and expenses; and obtaining of reasonably satisfactory insurance (together with a customary insurance broker’s letter).

The initial borrowing under the First Lien Senior Facilities will also be subject to the conditions precedent set forth in Exhibit C to the Commitment Letter to which this Term Sheet is attached.

Conditions Precedent to all Borrowings:

Delivery of notice, accuracy of representations and warranties in all material respects (subject, as to the initial borrowing, to the terms of the last paragraph of Exhibit C of the Commitment Letter to which this Term Sheet is attached), and absence of defaults.

Affirmative Covenants:

The following (to be applicable to Holdings, the Borrower and its subsidiaries): maintenance of corporate existence and rights; performance of obligations; delivery of consolidated financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of satisfactory insurance; use of commercially reasonable efforts to maintain a corporate rating from Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), in each in respect of the Borrower, and a rating of the Senior Facilities by each of S&P and Moody’s; compliance with laws; inspection of books and properties; hedging arrangements satisfactory to the Agent; further assurances; all purchase price adjustments related to the Transactions shall be paid to the Borrower; payment of taxes; and on the Closing Date, to certify that not less than $10,000,000 in aggregate cash liquidity is in bank accounts in jurisdictions appropriate for carrying out the Company’s operational objectives, including planned capital expenditures, during the period from the Closing Date to the first anniversary of the Closing Date, and during such one-year period to provide the Agent on a quarterly basis with reasonably detailed information about the uses of such $10,000,000.

Negative Covenants:

The following negative covenants (to be applicable to Holdings, the Borrower and its subsidiaries): limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt (other than loans under the First Lien Senior Facilities); limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries (and prohibition of Holdings engaging in business activities or incurring liabilities other than its ownership of the equity interests of the Borrower and activities and liabilities incidental thereto, including its guarantee of the First Lien Senior Facilities and the Second Lien Term Facility and other exceptions to be agreed upon); limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; limitations on amendments of agreements governing the Second Lien Term Facility and material subordinated debt; and limitations on capital expenditures.

The representations and warranties, affirmative covenants, negative covenants, baskets, exceptions and qualifications shall be customary for comparable transactions of controlled affiliates of the Sponsor so long as reasonably acceptable to the Agent.

Selected Financial Covenants:

The following financial covenants (with financial definitions, levels and measurement periods to be agreed upon): (a) maximum ratios of First Lien Debt (net of cash) to EBITDA; (b) maximum ratios of Total Debt (net of cash) to EBITDA; and (c) minimum cash interest coverage ratios. The financial covenants will have at least a 20%

cushion off the financial model to be delivered by the Borrower and agreed upon by the Agent prior to the date hereof. The financial covenants will be tested at the end of the first full fiscal quarter ending after the Closing Date; provided, that for the first two fiscal quarters ending after the Closing Date, the financial covenants will be tested based on the actual results for the applicable trailing four quarter period with adjustments to be agreed upon based upon a financial model to be agreed upon. It is understood and agreed that financial covenants will not be tested on the Closing Date or as a condition precedent to the initial borrowing under the Facilities.

For purposes of determining compliance with the financial covenants at the end of any fiscal quarter, a common equity contribution made to the Borrower by Holdings after the Closing Date and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for a fiscal quarter will, at the request of the Borrower, be included in the calculation of EBITDA for the fourth quarter in the applicable four-quarter period for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter (any such common equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each four quarter period there shall be a period of at least two fiscal quarters in which no Specified Equity Contribution is made, (b) in each eight quarter period there shall be a period of at least four fiscal quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the financial covenant and (d) all Specified Equity Contributions shall be disregarded for purposes of determining pricing and any baskets with respect to the covenants contained in the definitive credit documentation and for all other purposes (other than determining compliance with the financial covenants).

Events of Default:

Relating to Holdings and its subsidiaries (subject, where appropriate, to thresholds and grace periods to be agreed upon): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents; and Change of Control (to be defined).

Voting:

Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the First Lien Senior Facilities (with certain amendments and waivers also requiring class votes), except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender, (c) extensions of final maturity or scheduled amortization of the loans or commitments of such Lender and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:

The Lenders will be permitted to assign (a) loans under the First Lien Term Facility without the consent of (but with notice to) the Borrower and (b) loans and commitments under the Revolving Facility with the consent of the Borrower, the Swingline Lender and the Issuing Bank, in each case not to be unreasonably withheld or delayed; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender or an affiliate or approved fund of a Lender, (ii) after the Closing Date during the primary syndication of the loans and commitments under the Revolving Facility until such time as a Successful Syndication of the Revolving Facility (as defined in the Fee Letter) has been achieved or (iii) after the occurrence and during the continuance of a payment or bankruptcy event of default. All assignments will also require the consent of the Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation and will not be required to be pro rata between the First Lien Senior Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity or scheduled amortization of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Expenses and Indemnification:

The Borrower will indemnify the Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, the Issuing Bank, the Swingline Lender, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, the Swingline Lender and the Lenders for enforcement costs and documentary taxes associated with the First Lien Senior Facilities will be paid by the Borrower.

Governing Law and Forum:	New York.

Counsel to the Agent and the Arranger:	Cravath, Swaine & Moore LLP.

ANNEX I

Interest Rates:

The interest rates under the First Lien Senior Facilities will be as follows:

Revolving Facility

At the option of the Borrower, Adjusted LIBOR plus 2.50% or ABR plus 1.50%.

First Lien Term Facility

At the option of the Borrower, Adjusted LIBOR plus 2.50% or ABR plus 1.50%.

All Facilities

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

Letter of Credit Fees:

A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:

0.50% per annum on the undrawn portion of the commitments in respect of the Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Changes in Interest Rate Margins:

The definitive credit documentation for the First Lien Senior Facilities will contain provisions under which, from and after the date of delivery of the Borrower’s financial statements covering a period of at least six full months after the Closing Date, and so long as no default shall have occurred and be continuing, interest rate margins under the Revolving Facility will be subject to change in increments to be agreed upon based upon performance goals to be agreed upon.

2

CONFIDENTIAL
April 21, 2007	EXHIBIT B

PROJECT SUN
$125,000,000 Senior Secured Second Lien Term Loan Facility
Summary of Principal Terms and Conditions(1)

Borrower:	The Borrower under the First Lien Senior Facilities.

Agent:

Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”), and will perform the duties customarily associated with such roles.

Sole Bookrunner and Sole Lead Arranger:

Credit Suisse Securities (USA) LLC will act as sole bookrunner and sole lead arranger for the Second Lien Term Facility described below (collectively, in such capacities, the “Arranger”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Syndication Agent”).

Documentation Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

Second Lien Term Facility:

A senior secured second lien term loan facility in an aggregate principal amount of up to $125,000,000 (the “Second Lien Term Facility” and, together with the First Lien Senior Facilities, the “Facilities”).

Purpose:	The proceeds of the Second Lien Term Facility will be used by the Borrower on the Closing Date,

(1)                                  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this term sheet is attached, including Exhibit A thereto.

together with the proceeds of the First Lien Term Facility and the Equity Contribution, solely (a) to pay the Acquisition Consideration, (b) to refinance the Existing Debt and (c) to pay the Transaction Costs.

Availability:

The full amount of the Second Lien Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Second Lien Term Facility that are repaid or prepaid may not be reborrowed.

Interest Rate:	As set forth on Annex I hereto.

Default Rate:	The applicable interest rate plus 2.0% per annum on overdue amounts.

Final Maturity:	The Second Lien Term Facility will mature on the date that is seven years and six months after the Closing Date, and will not be subject to interim scheduled amortization.

Guarantees:

All obligations of the Borrower under the Second Lien Term Facility will be unconditionally guaranteed (the “Second Lien Guarantees”) by Holdings and by each existing and subsequently acquired or organized subsidiary of the Borrower that is a guarantor of the First Lien Senior Facilities (the “Subsidiary Guarantors”).

Security:	The Second Lien Term Facility and the Second Lien Guarantees will be secured on a second-priority basis by all the assets that constitute the Collateral under the First Lien Senior Facilities.

The lien priority, relative rights and other creditors’ rights issues in respect of the First Lien Senior Facilities and the Second Lien Term Facility will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:

Loans under the Second Lien Term Facility shall be prepaid with (a) 50% of Excess Cash Flow (to be defined), with reductions to be agreed upon based upon achievement and maintenance of a leverage ratio to be agreed upon, (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by Holdings and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Holdings and its subsidiaries (subject to exceptions to be agreed upon), and (d) 50% of the net cash proceeds of public issuances of equity securities of Holdings and its subsidiaries (subject to exceptions to be agreed upon), provided, however, that, until all loans under the First Lien Term Facility shall have been paid in full, such prepayments shall be offered first to the First Lien Term Lenders (and after the payment in full of the First Lien Term Facility shall be used first to repay loans outstanding under the Revolving Facility and second, to cash collateralize outstanding letters of credit under the Revolving Facility, in each case with no permanent reduction in the commitments thereunder), and shall not be required to be used to prepay the Second Lien Term Facility, except to the extent rejected by the First Lien Term Lenders.

Notwithstanding the foregoing, each Lender under the Second Lien Term Facility (each a “Second Lien Term Lender”) shall have the right to reject its pro rata share of any mandatory prepayment described above, in which case the amounts so rejected shall be offered ratably to each non-rejecting Second Lien Term Lender. Any such amounts which are further rejected by such non-rejecting Second Lien Term Lenders may be retained by the Borrower.

Voluntary Prepayments:

Voluntary prepayments of borrowings under the Second Lien Term Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period and except as set forth under the caption “Call Premium” in Annex I hereto.

Representations and Warranties:

Corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change; absence of undisclosed liabilities, litigation and investigations; no violation of, or conflicts with, agreements or instruments; compliance with laws (including PATRIOT ACT, ERISA, margin regulations, environmental laws and laws applicable to sanctioned persons); payment of taxes; ownership of properties; intellectual property; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; and validity, priority and perfection of security interests in the Collateral.

Conditions Precedent to Borrowing:

Delivery of customary legal opinions, corporate documents and officers’ and public officials’ certifications; second-priority perfected security interests in the Collateral (free and clear of all liens, other than those securing the First Lien Senior Facilities, and subject to customary and limited exceptions to be agreed upon, and as to the initial borrowing, to the terms of the last paragraph of Exhibit C of the Commitment Letter to which this Term Sheet is attached); receipt of reasonably satisfactory lien and judgment searches; execution of the Second Lien Guarantees, which shall be in full force and effect; evidence of authority; payment of fees and expenses; and obtaining of reasonably satisfactory insurance (together with a customary insurance broker’s letter).

Delivery of notice, accuracy of representations and warranties (subject, as to the initial borrowing, to the terms of the last paragraph of Exhibit C of the Commitment Letter to which this Term Sheet is attached), and absence of defaults.

The borrowing under the Second Lien Term

Facility will also be subject to the conditions precedent set forth in Exhibit C to the Commitment Letter to which this term sheet is attached.

Affirmative Covenants:

The following (to be applicable to Holdings, the Borrower and its subsidiaries): maintenance of corporate existence and rights; performance of obligations; delivery of consolidated and consolidating financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of satisfactory insurance; use of commercially reasonable efforts to maintain a rating of the Second Lien Term Facility by each of S&P and Moody’s; compliance with laws; inspection of books and properties; hedging arrangements satisfactory to the Agent; further assurances; all purchase price adjustments related to the Transactions shall be paid to the Borrower; payment of taxes; and on the Closing Date, to certify that not less than $10,000,000 in aggregate cash liquidity is in bank accounts in jurisdictions appropriate for carrying out the Company’s operational objectives, including planned capital expenditures, during the period from the Closing Date to the first anniversary of the Closing Date, and during such one-year period to provide the Agent on a quarterly basis with reasonably detailed information about the uses of such $10,000,000.

Negative Covenants:

The following negative covenants (with certain covenants providing greater flexibility than the corresponding covenants in the First Lien Senior Facilities): limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt (other than loans under the First Lien Senior Facilities and the Second Lien Term Facility); limitations on liens and sale leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales;

limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries (and prohibition of Holdings engaging in business activities or incurring liabilities other than its ownership of the equity interests of the Borrower and activities and liabilities incidental thereto, including its guarantee of the First Lien Senior Facilities and the Second Lien Term Facility); limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; and limitations on amendments of debt; and limitations on capital expenditures.

The representations and warranties, affirmative covenants, negative covenants, baskets, exceptions and qualifications shall be customary for comparable transactions of controlled affiliates of the Sponsor so long as reasonably acceptable to the Agent.

Financial Covenant:

Maximum ratio of Total Debt to EBITDA (with financial definitions and levels to be agreed upon, which levels shall provide greater cushion than the corresponding levels in respect of the First Lien Senior Facilities).

For purposes of determining compliance with the financial covenant at the end of any fiscal quarter, a Specified Equity Contribution may be made on the terms set forth under the second paragraph under the caption “Selected Financial Covenants” in Exhibit A to the Commitment Letter to which this Exhibit B is attached.

Events of Default:

Relating to Holdings and its subsidiaries (subject, where appropriate, to thresholds and grace periods to be agreed upon): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents and Change of Control (to be defined). The Second Lien Term

Facility will cross default to the First Lien Senior Facilities if, and only if, a default thereunder is not cured or waived within a 60-day period.

Voting:

Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Second Lien Term Facility, except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender, (c) extensions of final maturity of the loans or commitments of such Lender and (d) releases of all or substantially all of the value of the Second Lien Guarantees, or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:

The Lenders will be permitted to assign loans under the Second Lien Term Facility without the consent of (but with notice to) the Borrower. All assignments will require the consent of the Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000 and will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Second Lien Guarantees, or all or substantially all of the Collateral.

Expenses and Indemnification:	The Borrower will indemnify the Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their respective affiliates or shareholders) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Second Lien Term Facility will be paid by the Borrower.

Governing Law and Forum:	New York.

Counsel to the Agent and the Arranger:	Cravath, Swaine & Moore LLP.

ANNEX I

Interest Rates:	The interest rate under the Second Lien Term Facility will be, at the option of the Borrower, Adjusted LIBOR plus 6.00% or ABR plus 5.00%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

Interest on the Second Lien Term Facility will be paid, at the Borrower’s option, in cash (a “Cash Election”) or by adding such interest to the principal amount of the outstanding Second Lien Term Facility (a “PIK Election” and, together with a Cash Election, an “Election”), in each case, quarterly in arrears. The ability to select a PIK Election will only be available during the first five years after the Closing Date. With respect to each interest period, the Borrower may elect to (i) pay interest on the entire principal amount of the Second Lien Term Facility in cash or (ii) pay interest on the entire principal amount of the Second Lien Term Facility by adding such interest to such principal amount. Notwithstanding anything to the contrary herein, with respect to each interest period for which the Borrower has made a PIK Election, interest shall be payable at the applicable rate for such interest period plus 150 basis points (such 150 basis point increase, the “PIK Margin Increase”).

The Borrower shall make an Election with respect to each interest period by providing notice to the Administrative Agent prior to the beginning of such interest period. If an Election is not made by the Borrower with respect to the method of payment of interest for an interest period, the Borrower shall be deemed to have made a Cash Election with respect to the entire amount of the applicable interest payment for such interest period. The Administrative Agent shall provide written notice of the Borrower’s Election to all Lenders under the Second Lien Term Facility.

Call Premium:

In the event all or any portion of the Second Lien Term Facility is voluntarily repaid (including in connection with any exercise of the “yank a bank” provision in the credit agreement) prior to the first anniversary of the Closing Date, such repayments shall be made at 101% of the amount repaid if such repayment occurs prior to the first anniversary of the Closing Date (any such premium, the “Applicable Call Premium”).

2

CONFIDENTIAL	EXHIBIT C
April 21, 2007

PROJECT SUN

$155,000,000 Senior Secured First Lien Credit Facilities

$125,000,000 Senior Secured Second Lien Term Loan Facility

Summary of Additional Conditions Precedent(1)

The initial borrowing under the First Lien Term Facility and the Second Lien Term Facility and the effectiveness of the Revolving Facility shall be subject to the following additional conditions precedent:

1.           The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance with applicable law and on the terms described in the Term Sheets and in the Merger Agreement (without any amendment, modification or waiver thereof that is materially adverse to the Lenders (as reasonably determined by the Agent) without the prior written consent of the Agent); the Merger Agreement and all other related documentation shall be reasonably satisfactory to the Agent (it being acknowledged that the forms of the Merger Agreement and any such other related documentation provided to the Arranger on or prior to the date hereof are reasonably satisfactory to the Agent); the Equity Contribution shall have been made; and the Agent shall be satisfied with the capitalization and structure of Holdings and the Borrower (it being understood that the capitalization and structure set forth in the Commitment Letter are acceptable to the Agent).

2.           All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the closing under the Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Facilities and (b) other indebtedness to be agreed upon.

3.           The Agent shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the 2004, 2005 and 2006 fiscal years (and, to the extent available, the related unaudited consolidating financial statements) and (b) U.S. GAAP (other than with

(1)                                 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit C is attached, including Exhibits A and B thereto. Unless the context requires otherwise, references herein to the Agent shall be deemed to be references to each of the Agent as defined in such Exhibit A and the Agent as defined in such Exhibit B.

respect to the calculation of taxes and tax accruals and except for the absence of footnotes) unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for (i) each subsequent fiscal quarter ended at least 45 days before the Closing Date and (ii) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Agent as described above and ended at least 30 days before the Closing Date.

4.             The Agent shall have received a pro forma consolidated balance sheet and related customary pro forma statements of income information of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 3 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial information).

5.             The Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

6.             The Agent shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Notwithstanding anything in the Commitment Letter, the Term Sheets, the Fee Letter, the definitive documents for the Facilities or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations relating to the Company, the making of which shall be a condition to availability of the Facilities on the Closing Date shall be (i) such representations made in the Merger Agreement by the Company as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement and (ii) the Specified Representations (as defined below), and (b) the terms of the definitive documents for the Facilities shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth in the Commitment Letter are satisfied (it being understood that with respect to any Collateral the security interest in which may not be perfected by the filing of a UCC financing statement, or the delivery of stock certificates, if the perfection of the applicable Agent’s security in such Collateral may not be accomplished prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the making of the loans under the Facilities if the Borrower agrees to deliver or cause to be delivered such

C-2

documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within a period after the Closing Date reasonably acceptable to the Agent). For purposes of the Commitment Letter, “Specified Representations” means the representations and warranties of the Borrower and the Subsidiary Guarantors relating to corporate existence, corporate power and authority, due execution, delivery and enforceability of the definitive documents for the Facilities, Federal Reserve Margin Regulations, the Investment Company Act of 1940, and the status of the First Lien Senior Facilities as senior, first-lien secured debt and the status of the Second Lien Term Facility as senior, second-lien secured debt, in each case subject to clause (b) of the preceding sentence and liens permitted under the Commitment Letter.

C-3

Exhibit H

INDEMNITY ESCROW AGREEMENT

Execution Copy

INDEMNITY ESCROW AGREEMENT

This INDEMNITY ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [                ], 2007 by and among STR Holdings, Inc., a Delaware corporation (the “Acquiror”), Michael Stone (the “Stockholder Representative”), and [                                        ], a national banking association, as Escrow Agent (the “Escrow Agent”).

BACKGROUND

A.            The Acquiror, STR Acquisition, Inc. (“Merger Sub”), Specialized Technology Resources, Inc., a Delaware corporation (the “Company”), and, solely for purposes of certain sections thereof, the Stockholder Representative, are parties to that certain Agreement and Plan of Merger, dated as of April 21, 2007 (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger.

B.            Section 7.1(c) of the Merger Agreement provides that the Acquiror shall deposit the Escrow Amount into an escrow account to be held by the Escrow Agent and distributed by the Escrow Agent in accordance with the terms of the Merger Agreement and this Agreement.  Accordingly, the parties desire to establish an escrow account on the terms and conditions set forth herein.

C.            The parties hereto desire to appoint the Escrow Agent to receive, hold and invest the Escrow Amount, and to disburse the Escrow Amount, in accordance with the terms set forth in the Merger Agreement and herein.  The Escrow Agent has agreed to act as such upon the terms, covenants and conditions hereinafter set forth.

D.            A condition precedent to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

AGREEMENT

In consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

1.             Defined Terms; Controlling Terms.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.  The Acquiror and the Stockholder Representative agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Merger Agreement, the Merger Agreement shall govern and control.  Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and the Merger Agreement, it shall be entitled to conclusively assume that no such inconsistency or conflict exists.  In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent which are directly related to its duties under this Agreement, the parties hereto agree that the Escrow Agent will take no action until (i) such action is agreed to in writing by the parties hereto or (ii) the provision to the Escrow Agent of a Certificated Final Order (as defined below) and direction by such party for such action based thereon.  For purposes of this Agreement, a “Certificated Final Order” means a certification provided by an authorized person on behalf of either the Acquiror or the Stockholder Representative (as applicable) that final and binding arbitration was rendered pursuant to the procedures and conditions set forth in Section 10.18 of the Merger Agreement, and that such final resolution is entitled to be relied on based on such status.

2.             Deposit of Escrow Amount.  At the time of Closing, the Acquiror shall transfer to the Escrow Agent, in accordance with Section 7.1 of the Merger Agreement, an amount in cash equal to $20.0 million.

3.             Escrow Fund.  Upon receipt of the Escrow Amount, the Escrow Agent shall send a notice to the Stockholder Representative and the Acquiror acknowledging receipt of such amount and shall hold, administer and dispose of the Escrow Amount pursuant to the terms of this Agreement (the “Escrow”).  All rights associated with the Escrow Amount shall be exercised by the Escrow Agent, and shall in no event be exercisable by or rest with the Stockholder Representative or the Acquiror, unless otherwise provided for herein.  Until such time as the Escrow Amount shall be finally distributed by the Escrow Agent as provided herein, the Escrow Amount shall be, net of any Escrow Agent Fees and Expenses as provided in Section 8, invested and reinvested by the Escrow Agent at the written direction of the Stockholder Representative, in the name of the Escrow Agent or its nominee, in readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States.  The parties acknowledge that the Escrow Agent may render administrative services and receive additional fees from the administrator or distributor of said account as described in Schedule I hereto.

The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

4.             Distributions of the Escrow Amount; Termination of the Escrow.  The Escrow Amount shall be distributed by the Escrow Agent in accordance with the following:

(a)           Working Capital Adjustment Claims.  After Closing Working Capital is finally determined in accordance with the terms of the Merger Agreement and if, upon such final determination, the Surviving Corporation shall be entitled to payment pursuant to Section 2.15(d)(ii) of the Merger Agreement (a “Working Capital Adjustment Claim”), then the Acquiror and Stockholder Representative shall deliver a Joint Written Instruction (as defined below) to the Escrow Agent setting forth the amount of any payment required to be made to the Surviving Corporation pursuant to such Working Capital Adjustment Claim (the “PPA Notice”).  The Acquiror and Stockholder Representative hereby agree to execute and deliver such PPA Notice to the Escrow Agent no later than two (2) Business Days following the date of such final determination of Closing Working Capital and provide under the PPA Notice for the payment of

2

the amount required to be paid to the Surviving Corporation pursuant to a Working Capital Adjustment Claim to an account or accounts designated by the Acquiror.  Not later than the next Business Day following receipt by the Escrow Agent of the executed and delivered PPA Notice, the Escrow Agent shall release out of the Escrow Amount from the Escrow Account an amount equal to the amount specified in the Notice by wire transfer to the account or accounts designated in the PPA Notice.  For purposes of this Agreement, (i) “Business Day” shall mean any day of the year on which national banking institutions in the States of New York and Delaware are open to the public for conducting business and are not required or authorized to close; and (ii) a “Joint Written Instruction” shall mean a notice in the form attached hereto as Exhibit A that is executed and delivered by the Acquiror and the Stockholder Representative directing the release or disbursement of an amount from the Escrow Amount pursuant to this Agreement.

(b)           Indemnification Claims.

(i)            From time to time before 5:00 p.m., Eastern Standard Time, on the day immediately preceding the Release Date (as defined below), the Acquiror may give notice (the “Indemnification Notice”) to the Stockholder Representative and the Escrow Agent, specifying the nature and dollar amount (to the extent known), of a claim relating to any claim for indemnification (an “Acquiror Indemnification Claim”) an Acquiror Indemnified Party may have under Section 9.2(a) or Article VI of the Merger Agreement.  If the Acquiror delivers any Acquiror Indemnification Claim to the Escrow Agent, then the Acquiror shall simultaneously deliver such Acquiror Indemnification Claim to the Stockholder Representative.  If the Stockholder Representative does not deliver a notice, in the form attached hereto as Exhibit B, to the Escrow Agent disputing such Acquiror Indemnification Claim (a “Counter Indemnification Notice”) prior to 5:00 p.m., Eastern Standard Time, on the thirtieth (30th) calendar day after the date on which the Escrow Agent shall have received the applicable Indemnification Notice, then the dollar amount of the Acquiror Indemnification Claim set forth in the applicable Acquiror’s Indemnification Notice shall be deemed conclusive for purposes of this Agreement, and on the Business Day immediately following such thirtieth (30th) calendar day, the Escrow Agent shall release from the Escrow Amount by wire transfer to an account or accounts designated by the Acquiror the dollar amount of the Acquiror Indemnification Claim in the applicable Indemnification Notice.  The Stockholder Representative shall simultaneously provide to the Acquiror a copy of any Counter Indemnification Notice the Stockholder Representative delivers to the Escrow Agent.  The Escrow Agent shall not inquire into or consider whether (x) an Acquiror Indemnification Claim, or (y) a Counter Indemnification Notice, complies with the requirements of the Merger Agreement.

(ii)           If a Counter Indemnification Notice is given with respect to a Acquiror Indemnification Claim, then, except as otherwise provided in Section 4(b)(iii) below, the Escrow Agent shall make payment with respect to an applicable Indemnification Notice only (A) in accordance with a Joint Written Instruction of the Acquiror and the Stockholder Representative or (B) in accordance with a Certificated Final Order of Acquiror and instruction from the Acquiror directing payment with respect to such Acquiror Indemnification Claim.  If the Escrow Agent obeys or complies with any such instruction accompanied by a Certificated Final Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that any order, judgment or decree being certificated therein is subsequently reversed, modified, annulled, set aside, vacated or found to

3

have been entered without jurisdiction.  In the event the Stockholder Representative is the prevailing party in connection with any dispute regarding a Acquiror Indemnification Claim, the portion of the Escrow Amount subject of such Counter Indemnification Notice with respect to which the Stockholder Representative is the prevailing party shall remain in the Escrow Account until released as provided in Section 4(c) below.

(iii)          If any Counter Indemnification Notice includes an objection to only a portion of a Acquiror Indemnification Claim or if the Stockholder Representative is not the prevailing party in connection with any dispute regarding a Acquiror Indemnification Claim, the Escrow Agent shall promptly release out of the Escrow Amount from the Escrow Account to an account designated by the Acquiror an amount equal to the portion of the Acquiror Indemnification Claim for which there is no objection and/or with respect to which the Stockholder Representative is not the prevailing party.

(c)           Escrow Distributions.  On the next Business Day that immediately follows the date that is the earlier of (i) twelve (12) months following the Closing Date and (ii) the completion of the Surviving Corporation’s audit for the fiscal year ended December 31, 2007 (the Escrow Agent is to be notified of the date referenced in this clause (ii) if it occurs prior to the date in clause (i) by means of a notice signed by the Acquiror and the Stockholder Representative; provided that failure to deliver such notice shall not affect (x) the distribution of funds as provided for in this Section 4(c), or (y) affect any other rights hereunder) (either such date the “Release Date”), the Escrow Agent shall automatically pay and distribute to the Stockholder Representative the then remaining portion, if any, of the Escrow Amount less the sum of (i) any Acquiror Indemnification Claims finally determined but unpaid as of the Release Date, (ii) any Working Capital Adjustment Claim unpaid as of the Release Date, and (iii) an amount equal to the aggregate amount of Unresolved Claims (as defined below).  For purposes of this Agreement, (x) an “Unresolved Claim” means any of (1) a potential adjustment that remains subject to good faith dispute under the terms of Section 2.15 of the Merger Agreement and (2) an Acquiror Indemnification Claim that has been timely asserted and timely notified (as required under the Merger Agreement) to the Stockholder Representative but (A) is the subject of a Counter Indemnification Notice and not properly payable as of the Release Date under the terms of Section 4(b)(ii) above, (B) the time period described in Section 4(b)(i) for the Stockholder Representative to deliver a Counter Indemnification Claim with respect to such Acquiror Indemnification Claim shall not have expired or (C) the amount of such Acquiror Indemnification Claim remains unknown as of the Release Date, and (y) the amount of an Unresolved Claim means the amount of such claim remaining subject to dispute pursuant to the terms of the Merger Agreement and hereof or, if the Acquiror Indemnification Claim does not specify an amount because it remains unknown, a good faith estimate of the likely potential obligation.  For purposes of any Unresolved Claims, on the immediately following Business Day after the Escrow Agent’s receipt of a Joint Written Instruction or a Certificated Final Order, as the case may be, following the Release Date, the Escrow Agent shall release the portion of the Escrow Amount that is the subject thereof by wire transfer to an account or accounts as described in or determined in accordance with such Joint Written Instruction or the instruction to make payment in respect of the accompanying Certificated Final Order.  For purposes of any Working Capital Adjustment Claim or Acquiror Indemnification Claim, as the case may be, for which the applicable notice has been delivered as of the Release Date, in accordance with subsections (a) or (b) of this Section 4, but for which payment is not yet required or the applicable period for

4

delivery of a Counter Indemnification Notice has not expired, at the time for which payment is required pursuant thereto in accordance with subsections (a) or (b) of this Section 4, the Escrow Agent shall release by wire transfer to an account or accounts designated in the applicable PPA Notice or Indemnification Notice the applicable portion of the Escrow Amount to be paid in accordance with the terms thereof.  After the resolution of any Unresolved Claim following the Release Date, the Escrow Agent shall release out of the Escrow Amount from the Escrow Account (x) to the Acquiror by wire transfer, to an account or accounts designated in a Joint Written Instruction, on the immediately following Business Day after receipt of such Joint Written Instruction, an amount that is determined through such resolution to be payable to the Acquiror or any other Acquiror Indemnified Party and (y) to the Stockholder Representative by wire transfer, to an account or accounts designated in a Joint Written Instruction, on the immediately following Business Day after receipt of such Joint Written Instruction, a net amount equal to the remaining Escrow Amount as of the date of resolution of such Unresolved Claim (after giving effect to the release of any amounts that were subject of such Unresolved Claim distributed, or to be distributed, pursuant to the terms of subsections (a) or (b) of this Section 4), minus the aggregate amount of (i) any Acquiror Indemnification Claims finally determined but unpaid as of such date, (ii) any Working Capital Adjustment Claim unpaid as of such date and (iii) all remaining Unresolved Claims.  The Acquiror and Stockholder Representative hereby agree to execute and deliver not later than two (2) Business Days after the date of resolution of any Unresolved Claim, a Joint Written Instruction for the distribution of the Escrow Amount (or portion thereof) pursuant to the immediately preceding sentence and provide under such Joint Written Instruction for the distribution and release of the Escrow Amount (or portion thereof) to an account or accounts designated by the Acquiror or the Stockholder Representative, as the case may be.  After the resolution of all Unresolved Claims, the payment of Acquiror Indemnification Claims finally determined but previously unpaid and the payment of any Working Capital Adjustment Claim previously unpaid, any portion of the Escrow Amount that was the subject of such Unresolved Claims that is not distributed pursuant to the foregoing provisions of this Section 4(c) shall be automatically released and disbursed by the Escrow Agent to the Stockholder Representative by wire transfer, to an account or accounts designated by the Stockholder Representative.  Upon the final distribution of all of the Escrow Amount in accordance with the terms of this Agreement, including Section 11, this Agreement shall terminate.  The provisions of this Section 4(c) are subject to the distributions required to be made to the Acquiror as specified in Section 11.  Accordingly, distributions required to be made to the Stockholder Representative under this Section 4(c) shall be made only after (x) the distributions described in Section 11 are made to the Acquiror or (y) the Escrow Agent or the Stockholder Representative make adequate provision for effecting the distributions described in Section 11 in a manner that is reasonably satisfactory to the Acquiror.

5.             Actions of the Stockholder Representative.  Section 2.13 of the Merger Agreement shall apply to this Agreement, and is incorporated herein, such that the Stockholder Representative shall act as representative, agent, proxy and attorney-in-fact for all Stockholders for all purposes under this Agreement including, without limitation, the full power and authority on each Stockholder’s behalf to:  (i) receive notices or service of process, (ii) negotiate, determine, compromise, settle and take any other action permitted or called for by the Stockholders under this Agreement, and (iii) to execute and deliver any amendment or waiver to this Agreement.  Acknowledging that the Stockholders have an economic interest in the funds to be administered by the Escrow Agent hereunder and also acknowledging that the Stockholder

5

Representative owes certain duties to those Stockholders, the parties hereto agree, nevertheless, that this Agreement constitutes a contract solely among the parties by which it has been executed and enforceable solely by the parties by which it has been executed and no other Persons.  It is specifically agreed that the Stockholders, whether acting individually or together, shall have no right to enforce this Agreement on a third party beneficiary basis or otherwise.  It is further understood and agreed that rights of the Stockholder Representative hereunder, including, without limitation, the right to direct the Escrow Agent in accordance with this Agreement, are exercisable solely by the Stockholder Representative (and any successor stockholder representatives) and not by any other Person or Persons, including the Stockholders or any Stockholder.

6.             Duties of the Escrow Agent.  The Escrow Agent, by executing this Agreement, accepts the appointment as Escrow Agent and agrees to hold, invest, reinvest and distribute the Escrow Amount in accordance with the terms of this Agreement.  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.  The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein.  The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any other party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except as set forth in this Agreement, the Escrow Agent shall not have any duties or responsibilities under any provision of any other agreement, including without limitation, the Merger Agreement with respect to the Escrow Amount.

7.             Liability of the Escrow Agent; Withdrawal.  The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its reasonable judgment (other than acts of gross negligence, bad faith or willful misconduct) and, in connection therewith, may rely conclusively and shall be protected in acting upon any court order (including without limitation any court order regarding disbursement of amounts from the Escrow), reasonable advice of counsel (whether such counsel shall be regularly retained or specifically employed) chosen by the Escrow Agent, or document executed by the Acquiror and Stockholder Representative authorizing action (or inaction) in accordance with these instructions by the Escrow Agent (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s).  The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it shall be proved that the Escrow Agent was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith.  The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.  The Escrow Agent may execute ministerial and record keeping responsibilities hereunder through its authorized agents.

The Acquiror and the Stockholder Representative agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless from and against, any loss,

6

liability, claims, actions, damages or expenses (including reasonable expenses and disbursements of its counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself against any such claim or liability.  As between the Acquiror and the Stockholder Representative, one-half of any payment made pursuant to this paragraph will be paid by the Acquiror and one-half will be paid by the Stockholder Representative.  The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrow, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving 30 days’ prior written notice (specifying the effective date of such resignation) to the Acquiror and the Stockholder Representative and delivering the Escrow Amount to any successor Escrow Agent jointly designated by the Acquiror and the Stockholder Representative in writing, or by any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement except for liability arising in connection with its gross negligence, bad faith or willful misconduct.  Prior to the effectiveness of such resignation, the Acquiror and the Stockholder Representative shall appoint a new Escrow Agent, which shall be a bank or national banking association.  In the event the Acquiror and the Stockholder Representative do not agree upon a successor Escrow Agent within 30 days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment will be binding upon all parties hereto.  Subject to the first and last sentences of this paragraph, the resignation of the Escrow Agent will take effect on the appointment of a successor (including by a court of competent jurisdiction).  The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Amount to a successor Escrow Agent.  By mutual agreement, the Acquiror and the Stockholder Representative will have the right at any time upon not less than 10 days’ written notice to the Escrow Agent to terminate their appointment of the Escrow Agent, or successor Escrow Agent, as Escrow Agent.  The Escrow Agent or successor Escrow Agent will continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

8.             The Escrow Agent’s Fee.  The Escrow Agent shall be paid a fee for its services under this Agreement as set forth on Schedule I hereto, and be entitled to reimbursement for reasonable expenses or disbursements actually incurred by the Escrow Agent in connection with the performance of the Escrow Agent’s obligations hereunder (provided that such fees, expenses and disbursements do not arise out of, relate to or result from the Escrow Agent’s gross negligence, bad faith or willful misconduct) (such fees, expenses and disbursements being hereinafter referred to collectively as the “Escrow Agent Fees and Expenses”).  All Escrow Agent Fees and Expenses shall be paid 50% by Acquiror and 50% by the Stockholder Representative; provided that only the Stockholder Representative’s portion of Escrow Agent

7

Fees and Expenses shall be paid out of earnings on the Escrow Amount.  The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its gross negligence, bad faith or willful misconduct.  Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.  The Escrow Agent will not be entitled to withdraw any amounts from the earnings on the Escrow Amount for payment of Escrow Agent Fees and Expenses hereunder until the expiration of five (5) Business Days following delivery of notice of the amount of and basis for such Escrow Agent Fees and Expenses to the Acquiror and the Stockholder Representative.

9.             Inspection.  All funds or other property held as part of the Escrow shall at all times be clearly identified as being held by the Escrow Agent hereunder.  Any party hereto may at any time during the Escrow Agent’s business hours (with reasonable notice) inspect any records or reports relating to the Escrow.

10.           Accounting by Escrow Agent.  The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing among the Acquiror, the Stockholder Representative and the Escrow Agent.  Within 15 days following the close of each month and within 5 days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to the Acquiror and the Stockholder Representative a written account of its administration of the Escrow during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Escrow at the end of such month or as of the date of such removal or resignation, as the case may be.

11.           Tax Reporting of Interest or Other Income Accrued with respect to the Escrow Fund.  The Acquiror and the Stockholder Representative agree: (i) that all items of taxable income or gain realized on the Escrow Amount prior to the date when the contingencies described herein and in the Merger Agreement are resolved shall be reported as taxable income or gain of the Stockholders; (ii) that the Escrow Agent shall issue an IRS Form 1099 (or any successor form), as required by applicable regulations, relating to such taxable income or gain to and in the name of the Stockholders; and (iii) that the parties shall promptly deliver such certificates and other documents as required by applicable regulation and as the Escrow Agent may reasonably request in connection with the foregoing, including, without limitation, completed, executed Forms W-8BEN or W-9, as applicable.  The parties hereto understand that the failure to provide properly completed applicable withholding tax forms may cause the Escrow Agent to become obligated to withhold a portion of any distributions of the Escrow Amount pursuant to applicable provisions of the Code.  Notwithstanding the foregoing, the Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution.  Within two (2) Business Days after each Earnings Determination Date, the Escrow Agent shall distribute for the benefit of the Stockholders and release to an account or accounts specified by the Stockholder Representative

8

all undistributed earnings of the Escrow Amount as of such Earnings Determination Date.  As used herein, “Earnings Determination Date” means (i) each September 30th that occurs during the term of this Agreement and (ii) the date on which this Agreement is terminated.  The provisions of this Section 11 shall survive the termination of this Agreement.

12.           Notices.  All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses:

(a)           if to the Stockholder Representative, to:

Michael Stone

c/o Whitney & Co., LLC

177 Broad Street

Stamford, CT 06901

Facsimile: (203) 973-1422

with copies, which shall not constitute notice to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East

Los Angeles, California  90067

Attention:  Jonathan K. Layne

Facsimile:  (310) 552-7053

(b)           if to the Acquiror, Merger Sub or the Surviving Corporation to:

c/o DLJ Merchant Banking Partners
11 Madison Avenue, 16th Floor
New York, New York 10010

Attention:
Facsimile:

with copies, which shall not constitute notice to:

Weil, Gotshal & Manages LLP
767 Fifth Avenue
New York, New York 10153

Attention: Douglas P. Warner, Esq.
Facsimile: (212) 310-8007

9

(c)           if to Escrow Agent to:

[                                                    ]

or to such other person or address as a party may designate in writing.

13.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

14.           Binding Effect; Benefit; No Assignment; Limitations on Rights.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the permitted successors and permitted assigns of the parties hereto.  Except as expressly provided herein, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; provided, however, that the Acquiror from time to time may assign and grant a security interest in its rights, title and interest under this Agreement for collateral security purposes to any (i) lender(s) providing financing to the Acquiror, (ii) any of the Acquiror’s subsidiaries or (iii) other Affiliates of the Acquiror without any additional notice or consent of the other parties hereto, and any such lender(s) may exercise from time to time all of the rights and remedies of the Acquiror hereunder; provided, however, that in such case the Acquiror shall remain primarily liable under this Agreement.  Except as set forth above, none of the parties hereto shall have any right, title or interest in or to, or possession of, the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Amount unless and until such funds have been released pursuant to Section 4 above.  Accordingly, the Escrow Agent shall be in sole possession of the Escrow Amount and shall not act as custodian of the parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Amount as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Amount unless and until such funds have been released pursuant to Section 4 or Section 11 above.

15.           Modification; Waiver; Offset Rights.  Subject to Section 14, this Agreement may be amended or modified at any time only by a writing executed by the Stockholder Representative, the Acquiror and the Escrow Agent.  Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto will be in writing.  Other than the amounts available to the Escrow Agent as described in Section 8 above, the Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Amount, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Escrow Agent may be entitled to collect from any party to this Agreement.

16.           Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile versions), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

17.           Headings.  The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this

10

Agreement.  Unless otherwise stated, references to sections, schedules and exhibits are references to sections, schedules and exhibits of this Agreement.

18.           Entire Agreement; Severability and Further Assurances.  This Agreement and all exhibits and schedules attached hereto, along with the Merger Agreement, constitute the entire agreement among the parties in respect of the subject matter hereof.  No failure or delay by a party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy.  In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.  Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable to effect the intent and purposes of this Agreement.

19.           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person.  The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein.  Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

20.           Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE ESCROW AGENT AND THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

STR HOLDINGS, INC.

By:
	Name:	Ryan Sprott
	Title:	Vice President and Secretary

STOCKHOLDER REPRESENTATIVE

Michael Stone

[ ]
solely as Escrow Agent hereunder and not in its individual capacity

By:

Name:

Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

SCHEDULE I

ESCROW AGENT

SCHEDULE OF FEES

Acceptance Fee:	$

Annual Administration Fee:	$

1099 Preparation and Reporting:                      $                  each; $                       Annual Minimum

The Acceptance and first year’s Annual Administration Fees are due upon execution of the Escrow Agreement.

Wire transfer disbursements in excess of 10 per month will be subject to a charge of $                   per disbursement.

Check disbursements in excess of 10 per month will be subject to a charge of $                   per disbursement.

Any investment transaction not in a money market fund or                                                                        will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments.  These revenues take one of two forms:

Shareholder Servicing Payments: The Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company.  Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: The Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to the Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and the Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund.  The amount of any revenue share, if any, payable to the Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost.  Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, postage (including express mail and overnight delivery charges), and copying charges.

EXHIBIT A

Joint Written Instruction Form

[                                                                  ]

Attention:  [                          ], Corporate Trust Services Division]

Re:          Distribution from Escrow Account #[                              ] (the “Escrow Account”)

The undersigned hereby give written notice and direction, pursuant to that certain Escrow Agreement, dated as of [                                                    ] (the “Escrow Agreement”), by and among STR Holdings, Inc., Michael Stone as representative for Stockholders, and [                                                          ], as escrow agent (the “Escrow Agent”), to the Escrow Agent that the Escrow Agent make a disbursement as soon as reasonably practicable (but no later than the time for payment specified in the Escrow Agreement) in the amount and to the account set forth below (capitalized terms used but not defined in this notice shall have the meanings ascribed thereto in the Escrow Agreement):

Amount of Distribution:                                     [                            ]

Wiring Instructions:                                            [                            ]

IN WITNESS WHEREOF, the undersigned have caused this notice to be executed and delivered on this [      ] day of [                                      ], 200[    ].

STR HOLDINGS, INC.

By:

Name:

Title:

[Stockholder Rep]

By:

Name:

Title:

EXHIBIT B

Counter Indemnification Notice

[                                                ]

Attention:  [                          ], Corporate Trust Services Division]

Re:          Counter Indemnification Notice to Distribution from Escrow Account #[                              ] (the “Escrow Account”)

The undersigned hereby gives written notice (this “Objection Notice”) pursuant to Section 4(c)(i) of that certain Escrow Agreement, dated as of [                                    ] (the “Escrow Agreement”), by and among STR Holdings, Inc., Michael Stone as representative for Stockholders, and [                                                          ], as escrow agent (the “Escrow Agent”), of its objection to the release or disbursement of any amount of the Escrow Amount pursuant to the notice of the Acquiror dated as of [                                ], 200[    ] (the “Indemnification Notice”).

[If objection only in part to the Acquiror Indemnification Claim—The undersigned agrees that only $                                    ] of the amounts notified by the Acquiror in the Indemnification Notice are subject to dispute, and therefore the undisputed amount of $[                                  ] of the Escrow Amount may be distributed by the Escrow Agent from the Escrow Account to the account or accounts designated by the Acquiror in the Indemnification Notice.]

IN WITNESS WHEREOF, the undersigned has caused this notice to be executed and delivered on this [      ] day of [                                      ], 200[    ].

[Stockholder Rep]

By:

Name:

Title: